UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Designer Brands Inc.
(Name of Registrant as Specified In Its Charter)
N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Designer Brands Inc.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100

Notice of 2025 Annual Meeting of Shareholders
and Proxy Statement

May 5, 2025

Dear Designer Brands Shareholder:

You are cordially invited to attend the 2025 Annual Meeting of Shareholders (the “2025 Annual Meeting”) of Designer Brands Inc., an Ohio corporation (the “Company”) at 1:00 p.m. Eastern Time on June 18, 2025. The 2025 Annual Meeting will be held in a virtual-only format via live audio cast at www.virtualshareholdermeeting.com/DBI2025. All holders of shares of our outstanding common stock as of the close of business on April 24, 2025 are entitled to vote at the meeting. Details of the business to be conducted at the meeting are given in the Notice of 2025 Annual Meeting of Shareholders and the Proxy Statement, which are included on the following pages. Instructions for accessing the virtual meeting audio cast online are also included in the Proxy Statement.

Fiscal 2024 was a year focused on improvement, driven by our commitment to execute on key initiatives. We took decisive action to refresh and strengthen our leadership team, revitalize and modernize our product assortment, refine our marketing strategies, right size our brand portfolio, and elevate our customers' omnichannel experience. We originally anticipated an inflection to positive comparable sales in the third quarter of fiscal 2024, a sentiment bolstered by the positive performance we saw in August following our successful back-to-school efforts, but unseasonably warm weather, coupled with sustained consumer pressure, significantly dampened third-quarter performance. Nonetheless, we stayed the course with our strategies and were pleased that these efforts culminated in positive comparable sales in the fourth quarter, reflecting a return to growth for the first time in nine quarters.

With fresh leadership in several key areas – including new Presidents of DSW and Brands, a new Chief Marketing Officer, and a new Head of Merchandising – we have been reinvigorating our teams, implementing new ways of working, and adding new expertise. This enabled us to make notable strategic progress in fiscal 2024.

We ended the year with a more relevant and balanced assortment than ever before, strengthening and expanding our relationships with our top 8 brands and increasing the depth and variety of styles available to create a more dynamic and engaging shopping experience both in-store and online. On the marketing front, we amplified our efforts, particularly during the holiday season, prioritizing giftable items to capture consumer demand. Black Friday, Cyber Monday, and a well-timed post-holiday sale helped generate buzz, capture consumer interest, and maintain strong momentum beyond the holiday season. Our store experience was augmented by impactful visuals with impressive and attention-grabbing gift giving collateral, enhancing the customer experience. Within our Brands organization, we remained focused on cost reduction, brand optimization, higher product margins, and improved SKU productivity through streamlined operations. All of these initiatives contributed to top-line growth and margin expansion.

As we enter fiscal 2025, we are in a period of macro uncertainty driven by the implementation of tariffs and are monitoring the potential impact on our business. We will continue to focus on things that are within our control and believe our ongoing business transformation will drive continued stabilization and improvement of sales and profitability. In our retail operations, we will focus on driving a customer first and product obsessed organization, continuing to meet our customers where they are with the best assortment. In our Brands organization, we expect to re-establish our private label brands as margin drivers and build a more profitable wholesale business over the long term, which includes investing in core names like Keds and Topo to drive top-line revenue. We remain focused on evaluating expenses across the Company, executing on roadmaps to drive efficiency and remove cost from the business.

Your vote is important. Whether or not you plan to attend the 2025 Annual Meeting virtually, please vote as soon as possible. As an alternative to voting during the 2025 Annual Meeting, you may vote in advance via the internet, by telephone, or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. Voting by any of these methods will ensure you have a say on the important issues to be voted on at the 2025 Annual Meeting.

I would like to thank you personally for your continued support of Designer Brands Inc.

Douglas M. Howe
Chief Executive Officer
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Designer Brands Inc.
810 DSW Drive
Columbus, Ohio 43219
(614) 237-7100

Notice of 2025 Annual Meeting of Shareholders

When	Where	Record Date
Wednesday, June 18, 2025 at 1:00 p.m. Eastern Time	Via live audio cast: www.virtualshareholdermeeting.com/DBI2025	Shareholders as of the close of business on April 24, 2025, are entitled to vote at the 2025 Annual Meeting

Items of Business – 2025 Annual Meeting

Proposal	Board Voting Recommendation	Page Reference (for more detail)
1.Election of four Class III directors, each to serve until the 2028 Annual Meeting of Shareholders	✓ FOR each director nominee	13
2.Ratification of the appointment of Deloitte & Touche LLP (“Deloitte”) as our independent registered public accounting firm for fiscal 2025	✓ FOR	45
3.Approval of a non-binding, advisory resolution on the compensation paid to our named executive officers in fiscal 2024	✓ FOR	79

Shareholders will also transact such other business as may properly come before the 2025 Annual Meeting or any adjournment, continuation, or postponement thereof.

Who Can Vote	How to Virtually Attend the 2025 Annual Meeting

Only the holders of record of our Class A and Class B Common Shares as of the close of business on April 24, 2025, our record date for the 2025 Annual Meeting, are entitled to notice of and to vote at the 2025 Annual Meeting.

Each shareholder is entitled to one vote for each Class A Common Share held as of the record date, and eight votes for each Class B Common Share held as of the record date.

To virtually attend the 2025 Annual Meeting at www.virtualshareholdermeeting.com/DBI2025, you must enter the control number on your proxy card, voting instruction form (“VIF”), or Notice of Internet Availability of Proxy Materials (the “Notice”) you previously received.

Whether or not you plan to virtually attend the 2025 Annual Meeting, we encourage you to vote and submit your proxy in advance of the 2025 Annual Meeting by one of the methods described below. You may also vote online and examine our shareholder list during the 2025 Annual Meeting by following the instructions provided on the meeting website during the 2025 Annual Meeting.

To vote online during the meeting, visit www.virtualshareholdermeeting.com/DBI2025.

Important Voting Information: We will provide the Notice, electronic delivery of the 2025 Proxy Statement, the 2024 Annual Report on Form 10-K (the “Annual Report”), and a proxy card to shareholders beginning on or about May 5, 2025.

Your Vote is Important: Even if you plan to virtually attend the 2025 Annual Meeting, please cast your vote as soon as possible by following the instructions on your proxy card or VIF:

By internet Go to www.proxyvote.com	By toll-free telephone Dial 1-800-690-6903	By mail If you received a proxy card or VIF by mail, please mark, date, sign, and return it in the postage-paid envelope furnished for that purpose	By QR code Scan the QR code (located on your voting document) using your smart phone

Please consider the issues presented in this Proxy Statement and vote your shares, by internet or telephone, or sign, date, and return your proxy card, as promptly as possible.

Submitting your proxy now will not prevent you from voting your shares online during the 2025 Annual Meeting, as your proxy is revocable at your option. Whether or not you virtually attend the 2025 Annual Meeting, it is important that your shares be part of the voting process. You may vote your shares in advance of the meeting by following the instructions above. You can also vote or ask questions during the 2025 Annual Meeting by attending the virtual 2025 Annual Meeting and following the instructions at www.virtualshareholdermeeting.com/DBI2025.

Lisa M. Yerrace
Senior Vice President, General Counsel and Corporate Secretary
Designer Brands Inc.

May 5, 2025

Important Notice Regarding the Availability of Proxy Materials for the
2025 Annual Meeting of Shareholders to be held on June 18, 2025:

Our Proxy Statement follows this Notice of 2025 Annual Meeting of Shareholders. Financial and other information concerning the Company is contained in the Annual Report for fiscal 2024. The Proxy Statement and Annual Report are available on our Investor Relations website at investors.designerbrands.com. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

This Notice of 2025 Annual Meeting of shareholders, the accompanying Proxy Statement, and our Annual Report are all available, free of charge, at www.proxyvote.com.

Forward-Looking Statements

Certain statements in this Proxy Statement may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and assumptions that involve risks and uncertainties, many of which are outside the Company’s control, and on information available to the Company as of the date hereof. The Company’s actual results could differ materially from those stated or implied, due to risks and uncertainties associated with its business, which include the risk factors disclosed in the Annual Report and other filings with the Securities and Exchange Commission (“SEC”), including, without limitation, the section entitled “Risk Factors” contained therein. Forward-looking statements include statements regarding the Company’s expectations, beliefs, intentions, or strategies regarding the future, and can be identified by forward-looking words such as “outlook,” “plans,” “anticipate,” “believe,” “could,” “continue,” “estimate,” “approximate,” “predict,” “expect,” “potential,” “seek,” “intend,” “may,” “should,” “will,” and “would” or the negative version of these words or other comparable words. Except as may be required by applicable law, the Company expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

Websites

Website addresses referenced in this Proxy Statement are intended to be inactive textual references only, and the content on the referenced websites does not constitute a part of, and is specifically not incorporated by reference into, this Proxy Statement.

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PROXY STATEMENT SUMMARY

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Designer Brands Inc., an Ohio corporation, for use at the 2025 Annual Meeting to be held on June 18, 2025, at 1:00 p.m. Eastern Time via live audio cast at www.virtualshareholdermeeting.com/DBI2025. This Proxy Statement is first being mailed to the shareholders on or about May 5, 2025. This summary does not contain all of the information you should consider, and you should read the entire Proxy Statement carefully before voting. “We,” “our,” “us,” “Designer Brands,” “DBI,” and the “Company” refer to Designer Brands Inc.

2025 Annual Meeting of Shareholders

Date and Time Wednesday, June 18, 2025 1:00 p.m., Eastern Time	Place Virtual-only meeting via live audio cast, www.virtualshareholdermeeting.com/DBI2025	Record Date April 24, 2025

How to Attend

To participate in the virtual 2025 Annual Meeting, please visit www.virtualshareholdermeeting.com/DBI2025 and enter the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials.

How to Vote

BY TELEPHONE	BY INTERNET	BY QR CODE	BY MAIL	VIRTUALLY DURING THE MEETING
Call toll-free 24/7 1-800-690-6903	Visit 24/7 www.proxyvote.com	Scan the QR code (located on your voting document) using your smart phone	Complete, date, and sign your proxy card and send by mail in the enclosed postage-paid envelope	Cast your ballot online during the virtual meeting

Proposals Requiring Your Vote

Your vote is very important! Please cast your vote immediately on all the proposals to ensure that your shares are represented.

PROPOSAL 1: Election of Four Class III Director Nominees
The four Class III director nominees possess the necessary qualifications and range of experience and expertise to provide effective oversight and advice to management.

✓ The Board recommends a vote FOR all Class III director nominees.

PROPOSAL 2: Ratification of Appointment of Deloitte & Touche LLP
The Audit Committee approved the appointment of Deloitte as the Company’s independent auditor for fiscal 2025. As a matter of good corporate governance, shareholders are being asked to ratify the Audit Committee’s appointment of the independent auditor.

✓ The Board recommends a vote FOR the ratification of the appointment of Deloitte.

PROPOSAL 3: Advisory Approval of Named Executive Officer 2024 Compensation
The Company’s executive compensation program is designed to create a direct linkage between shareholders’ interests and management, with incentives specifically tailored to the achievement of short-term and long-term goals.

✓ The Board recommends a vote FOR the Company’s 2024 Named Executive Officer compensation.

Business Overview – 2024 Highlights

We ended fiscal 2024 with a strong performance in the fourth quarter. Specifically, we were pleased with our return to positive comparable sales, for the first time in nine quarters, as results improved throughout the year with our business transformation taking greater hold. In the fourth quarter, given the inclusion of the 53rd week in fiscal 2023, we saw a 5% year-over-year decline in total sales. For the year, total Company sales were down roughly 2% to last year and comparable sales were down 1.7%, in line with our revised guidance.

Some fiscal 2024 highlights included:

•Net sales decreased 2.1% to $3.0 billion.
•Total comparable sales decreased by 1.7%.
•Gross profit decreased to $1.29 billion versus $1.32 billion last year, and gross margin was 42.7% compared to 43.1% last year.
•Reported net loss attributable to Designer Brands Inc. was $10.5 million, or loss per diluted share of $0.20.

As we enter fiscal 2025, we are in a period of macro uncertainty largely driven by the volatile implementation of tariff policy, directly impacting the costs of imported goods while also having a dampening effect on consumer sentiment and discretionary spending. We are monitoring these impacts on our business and will continue to make adjustments to our business in response to these macro conditions to navigate a course to more consistent top and bottom-line growth over the long-term.

Your Board of Directors

The following table provides summary information about each director currently serving on our Board. Our Board is divided into three classes, with each class to consist, as nearly as possible, of one-third of the total authorized number of directors. The Board is currently composed of four Class I directors, three Class II directors, and four Class III directors. Directors serve for three-year terms, with one class of directors elected by our shareholders at each annual meeting. All four of the Class III directors are standing for election at the 2025 Annual Meeting. Your Board recommends that you vote “FOR” the election of each of the four Class III director nominees. See “Proposal 1 – Election of Directors.”

Name & Principal Occupation	Age	Director Since	Independent	Committee Memberships
Class I – Term Expires 2026
Harvey L. Sonnenberg Former Partner of Weiser, LLP	83	2005		•AC† •TC
Allan J. Tanenbaum Of Counsel to Taylor English Duma, LLC	78	2005		•AC •NCGC
Peter S. Cobb Founder and Former Executive Vice President of eBags	67	2017		•NCGC† •HCCC •TC
Douglas M. Howe CEO of Designer Brands Inc.	64	2023
Class II – Term Expires 2027
Jay L. Schottenstein Executive Chairman of Designer Brands Inc. and CEO of American Eagle Outfitters, Inc.	70	2005
Joanne Zaiac Former Chief Client Officer of Dentsu International	63	2016		•HCCC •TC
Richard A. Paul CEO and Founder of KLUTCH Sports Group	44	2022
Class III – Term Expires 2025
Elaine J. Eisenman Managing Director of Saeje Advisors LLC	76	2008		•HCCC† •AC
Joanna T. Lau Former CEO of Lau Technologies Inc.	66	2008		•TC† •HCCC •NCGC
Joseph A. Schottenstein Chief Operating Officer and Executive Vice President of Acquisitions and Leasing at Schottenstein Property Group (“SPG”) and Schottenstein Realty LLC	45	2012
John W. Atkinson Former Audit Partner at KPMG	60	2024		•AC •NCGC

AC	Audit Committee
HCCC	Human Capital and Compensation Committee
NCGC	Nominating and Corporate Governance Committee
TC	Technology Committee
†	Committee Chair

Current Board Snapshot

Summary of Director Skills

Our directors bring to our Board a wide variety of skills, qualifications, experiences, and viewpoints that strengthen the Board’s ability to carry out its oversight role on behalf of our shareholders. The table below is a summary of some of the skills and experience that each director brings to the Board, and which we currently find to be relevant to our business. Because it is a summary, it does not include all of the skills, experience, and qualifications that each director offers, and the fact that a particular experience, skill, or qualification is not listed does not mean that a director does not possess it. All of our directors exhibit high integrity, an appreciation for a wide range of backgrounds, experiences, and viewpoints, innovative thinking, a proven record of success, and deep knowledge of corporate governance requirements and best practices.

Attributes, Experience, and Skills	John W. Atkinson	Peter S. Cobb	Elaine J. Eisenman	Douglas M. Howe	Joanna T. Lau	Richard A. Paul	Jay L. Schottenstein	Joseph A. Schottenstein	Harvey L. Sonnenberg	Allan J. Tanenbaum	Joanne Zaiac
Leadership Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Retail Industry Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Financial Expertise	✓	✓	✓	✓	✓		✓	✓	✓	✓	✓
Audit Committee Financial Expert	✓				✓				✓
International Experience	✓	✓	✓	✓	✓		✓	✓			✓
Marketing and Consumer Insight		✓	✓	✓		✓	✓	✓		✓	✓
Technology and Digital Expertise		✓		✓	✓		✓				✓
Strategic Growth and Business Development Expertise		✓	✓	✓	✓	✓	✓	✓		✓	✓
Human Capital/Talent Management Experience		✓	✓	✓	✓	✓	✓	✓		✓	✓
Risk Management Expertise	✓	✓	✓		✓		✓	✓	✓	✓	✓
Corporate Governance Expertise	✓	✓	✓		✓		✓		✓	✓
Real Estate Experience	✓	✓		✓	✓		✓	✓	✓	✓
Mergers & Acquisitions Experience	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓	✓
Crisis Management Experience		✓	✓	✓	✓		✓	✓		✓
ESG/Corporate Social Responsibility Experience		✓	✓	✓			✓	✓		✓
Other Public Company Board Experience		✓	✓	✓	✓	✓	✓		✓	✓
Cybersecurity Experience		✓			✓
Artificial Intelligence Experience					✓

Corporate Governance Highlights

The Board remains committed to strong corporate governance and the protection of long-term shareholder value. Please see “Other Director Information, Board Committees, and Corporate Governance Information” for a description of our corporate governance practices. Some of our corporate governance best practices include, but are not limited to:

•Separate chief executive officer (“CEO”) and executive chairman roles
•More than two-thirds of the Board is currently composed of independent directors
•100% of committee members are independent
•Robust annual Board and committee evaluation process
•Annual say-on-pay vote
•Stock ownership guidelines for directors and the CEO
•Board risk oversight (including, without limitation, with respect to cybersecurity, artificial intelligence, and environmental, social, and governance risks)
•Independent directors meet regularly without management present
•Anti-hedging and anti-pledging policy
•Code of Conduct for directors and employees (including executive officers)
•Annual review of committee charters and governance policies

2024 Shareholder Engagement

Engaging with our shareholders is critically important to our Board and management team. During fiscal 2024, we proactively communicated with the investment community and shareholders about our financial performance, operations, and strategic developments through quarterly earnings releases, investor presentations, and conference calls; in-person and telephonic meetings with investors and stakeholders; and our annual shareholders meeting that includes a Q&A session.

Sustainability, Social Impact, and Human Capital

At Designer Brands, we are putting our best foot forward toward a more sustainable and inclusive future for footwear — a future where we use fewer resources and do more to reduce waste and our impact on the planet.

With a long history of giving back to the communities in which we live, serve and work, we continuously strive to serve our neighbors, strengthen our communities, and provide support for those in the footwear industry.

Our investment in our people fosters a culture of belonging and empowering individual development and potential. We are passionate about our associates and continue our ongoing commitment to unity, inclusion and belonging, turning our values into action, and standing for the laces that tie us together.

Sustainability	Social Impact	Human Capital
We strive to make sustainable and responsible decisions every day — from energy use and waste to materials and suppliers.	We aim to advance empowerment of individuals, removing barriers, and helping them put their best foot forward in the communities in which we live, serve and work.	We invest in and support our associates who are key to differentiating our products and experiences in the competitive footwear market.

Sustainability

We believe in the importance of helping to create a future where we use fewer resources and reduce our impact on the planet, making sustainable footwear more attainable. We are proud of our steps forward in this space, including the following achievements:
•Since 2018, we have diverted over eleven million shoes from landfills by collecting post-consumer shoes in connection with our partnership with Soles4Souls.
•In 2024, we continued the expansion of our sourced factory participation in the Higg Facility Environmental Module Assessment and the Footwear Distributors and Retailers of America’s (“FDRA”) Zero Waste to Landfill Program.
•In fiscal 2024, we continued a key partnership that has resulted in 80% of our shoeboxes having certified recycled and Forest Stewardship Council (FSC) certified content.
•In fiscal 2024, we completed 78 lighting retrofits to LED lighting, the most we have ever completed in a year. As of February 1, 2025, 62.5% of our stores operated with LED lighting.

Social Impact

In step with our long-time partner Soles4Souls, we are helping to create sustainable jobs and provide relief through the distribution of shoes and clothing around the world, while giving shoes a second life and keeping them out of landfills longer. Our efforts and accomplishments in this space include:
•We have donated over eleven million pairs of shoes, including 1.8 million pairs during fiscal 2024, diverting them from landfills.
•Through point-of-sale donations, we have collected and donated over $4 million to Soles4Souls, including over $1.6 million in fiscal 2024.
•In fiscal 2024, 45 Designer Brands associates participated in Soles4Souls Global Experience trips, during which they had the opportunity to meet some of the incredible recipients of our shoe donations, experiencing firsthand the full cycle of the shoe donation process and the resulting impact of these donations.

Human Capital

Our associates are the heart and soul of everything we do. We aspire to be an exceptional place to work for our associates and continue to commit to unity, inclusion and belonging.

In fiscal 2024, Designer Brands achieved the following:
•Received the Equality 100 Award earning the top score of 100 in the Human Rights Campaign (“HRC”) Foundation’s 2024-2025 Corporate Equality Index for the fifth year.
•Launched our We Belong associate training program aligning with our value of We Belong to create a more inclusive workplace.

Compensation Highlights and Say-on-Pay

Our executive compensation policies and practices reinforce our pay-for-performance philosophy and align with sound governance principles and shareholder interests. At the 2024 Annual Meeting of Shareholders, approximately 95% of the votes cast on the advisory say-on-pay vote on executive compensation were voted in favor of the proposal. We viewed the vote as a strong expression of our shareholders’ general satisfaction with the Company’s current executive compensation programs. We will continue to evaluate our executive compensation programs, taking into consideration shareholder feedback, including the results of this year’s say-on-pay vote.

Our Board recommends that shareholders vote to approve an advisory resolution on the compensation paid to the Company’s named executive officers (“NEOs”), as described in this Proxy Statement. For additional information regarding the compensation paid to the Company’s NEOs and our annual say-on-pay vote, see the Compensation Discussion and Analysis (“CD&A”) section of this Proxy Statement and “Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers.”

Compensation Objectives

We aim to (i) attract and retain highly qualified, experienced executive officers who can make significant contributions to our long-term business success; (ii) reward executive officers for achieving business goals and delivering strong performance; and (iii) align executive officer incentives with shareholder value creation.

Strong Governance Standards and Best Practices

The Human Capital and Compensation Committee of our Board is fully engaged to respond to the dynamic business environment in which we operate. As discussed in the CD&A section of this Proxy Statement, the Human Capital and Compensation Committee:

•Adapts our compensation programs as needed to match the needs of our business and the industry in which we operate;
•Fosters long-term shareholder value creation and pay-for-performance alignment;
•Focuses on attracting and retaining the top talent that is crucial to our business;
•Mitigates undue compensation-related risks;
•Conducts an annual say-on-pay advisory vote; and
•Regularly engages with shareholders on executive compensation.

Effective Program Design
✓We emphasize “at-risk” pay by heavily weighting variable over fixed pay, with a significant portion of NEOs’ collective fiscal 2024 target compensation considered to be “at-risk.”	We do not guarantee annual salary increases or guarantee bonuses.
✓We require the CEO to retain meaningful stock ownership, which serves to align the CEO’s interests with those of shareholders.	We do not set performance metrics that the Human Capital and Compensation Committee believes would create undue risk.
✓We mitigate undue risk by using caps on potential bonus payments, having a clawback policy applicable to compensation granted under our long-term incentive plan, and maintaining active oversight and risk management systems.
We do not grant stock options with an exercise price below 100% fair market value or reprice underwater stock options.
✓The Human Capital and Compensation Committee retains an independent compensation consultant on all matters related to executive and non-employee director pay and governance.
We do not provide supplemental executive retirement plans or other retirement benefits to NEOs, other than a tax-qualified 401(k) plan available to all employees and a deferred compensation plan available to highly compensated employees.

✓We apply conservative post-employment and change in control provisions. NEOs are subject to the same provisions as the rest of the employee population that participates in long-term incentives.
We do not permit pledging, hedging, or short-sale transactions. All executive officers, Board members, and associates are prohibited from using financial instruments designed to hedge or offset a decrease in market value of Company stock.

✓We subject all executive officers to pre-clearance requirements and restrictions relating to transactions in Company stock.	We do not include favorable impact from changes in tax law or stock buybacks when determining actual performance against financial measures in incentive plans, where applicable.
✓Management and the Board regularly evaluate share utilization levels by reviewing cost and the dilutive impact of stock compensation.	We do not gross up taxes for perquisites or benefits, except in the case of standard relocation benefits. We do not gross up for excise taxes upon a change-in-control.
✓We provide only limited perquisites to NEOs. During fiscal 2024, perquisites were limited to security arrangements for Mr. Schottenstein and relocation costs for Ms. O’Donnell.
The timing of grants of equity awards occurs independent of the release of any material nonpublic information, and the Human Capital and Compensation Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

✓Since fiscal 2021, all performance share grants are subject to a “double trigger” change in control provision.

Pay for Performance

We pay for performance. To incentivize our executive team to achieve our short-term and long-term goals, we allocate total direct compensation, consisting of salary, short-term and long-term incentives, to achieve (and pay for) performance. To this end, the total direct compensation of our NEOs for fiscal 2024 was allocated as follows (at target) among pay elements:
As an example of how variable pay serves to link pay and performance, because neither the short-term nor long-term performance goals set by the Company for fiscal 2024 were achieved, no short-term or long-term incentives were paid to the executive team for fiscal 2024. For more information, please see “CD&A.”

2025 Proxy Statement

This Proxy Statement is provided in connection with the solicitation on behalf of our Board for proxies to be voted at our 2025 Annual Meeting to be held at 1:00 p.m. Eastern Time on Wednesday, June 18, 2025, and any postponements, continuations, or adjournments thereof. The 2025 Annual Meeting will be a virtual only meeting. Shareholders may participate online by logging onto www.virtualshareholdermeeting.com/DBI2025. There will not be a physical meeting location, and you will not be able to attend the meeting in person. Please see “Virtual Meeting Information” for important information. This Proxy Statement, including the Notice of 2025 Annual Meeting of Shareholders, is being made available electronically (or is first being mailed to shareholders) on or about May 5, 2025.

Voting Information

Pursuant to rules adopted by the SEC, we have elected to provide access to our proxy materials via the internet. Accordingly, we are sending a Notice to our shareholders of record and beneficial owners. If your shares are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), then you are considered a registered shareholder with respect to those shares. If you hold your shares through an intermediary, such as a bank or broker, then you are considered the beneficial holder of those shares. All shareholders will have the ability to access the proxy materials on a website referred to in the Notice or to request to receive a printed set of the proxy materials, at no charge. Instructions on how to access the proxy materials via the internet or to request a printed copy may be found in the Notice. In addition, shareholders may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis by following the instructions on the website referred to in the Notice.

We have two classes of securities outstanding and entitled to vote at the 2025 Annual Meeting: our Class A Common Shares, no par value, and our Class B Common Shares, no par value (together, the “Common Shares”). Only shareholders of record at the close of business on April 24, 2025, our record date for the 2025 Annual Meeting, are entitled to notice of and to vote at the 2025 Annual Meeting or any adjournments, continuations, or postponements thereof. As of the record date, the total number of outstanding Class A Common Shares entitled to vote at the 2025 Annual Meeting was 40,889,174 and the total number of Class B Common Shares entitled to vote at the meeting was 7,732,733. Each outstanding Class A Common Share is entitled to one vote with respect to each matter to be voted on at the meeting and each outstanding Class B Common Share is entitled to eight votes with respect to each matter to be voted on at the meeting. Class A Common Shares and Class B Common Shares vote together as a single class with respect to all matters submitted to a vote of shareholders.

Without affecting any vote previously taken, a proxy may be revoked by a shareholder of record by giving a written notice of revocation to us in writing (Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219, Attention: Corporate Secretary). A holder of record may also revoke or change such holder’s vote by submitting a later-dated proxy by telephone or internet, by executing and returning to us a later-dated proxy or by virtually attending the 2025 Annual Meeting and voting online during the meeting. If your Common Shares are held in street name, you must follow the instructions of your broker, bank, or other nominee to revoke your voting instructions.

All properly executed and returned proxies will be voted as directed by the shareholder. All properly executed and returned proxies that do not specify how shares should be voted will be voted in accordance with the recommendations of the Board: “FOR” the election of each of the Class III director nominees listed below under “Proposal 1 – Election of Directors,” “FOR” “Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm,” “FOR” “Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers,” and in the discretion of the named proxies on any other business properly brought before the 2025 Annual Meeting.

The presence, by virtual participation or by proxy, of the holders of a majority of the outstanding Common Shares entitled to vote is necessary to constitute a quorum for the transaction of business at the 2025 Annual Meeting. Abstentions, votes to withhold, and broker non-votes are counted for purposes of determining the presence or absence of a quorum. Broker non-votes occur when brokers holding shares on behalf of beneficial owners do not receive voting instructions from the beneficial holders and are not permitted to vote on the matter without voting instructions. If a broker does not receive voting instructions, the broker may vote those shares only on matters deemed “routine” by the New York Stock Exchange (“NYSE”). We believe that Proposal 2 – Ratification of the Appointment of Independent Registered Public Accounting Firm is a “routine” matter. We believe that Proposal 1 – Election of Directors and Proposal 3 – Advisory Vote on the Compensation of Named Executive Officers are “non-routine” matters and, therefore, brokers cannot vote on such proposals unless they receive voting instructions from beneficial holders.

Solicitation of proxies may be made in person, in writing, by telephone, text message, email, or facsimile, or otherwise, including by our directors and employees, including executive officers. Directors and employees will not be paid any additional compensation for soliciting proxies. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of shares.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board currently consists of eleven members and is divided into three classes, designated as Class I, Class II, and Class III. The members of the three classes are elected to serve for staggered terms of three years. Pursuant to Article II, Section 2.02 of our Code of Regulations, the number of directors constituting each class will, as nearly as practicable, be equal.

At the 2025 Annual Meeting, four Class III director nominees are standing for election to the Board, each to serve a three-year term expiring at the 2028 Annual Meeting of Shareholders. Each of the Class III director nominees currently serves as a director on the Board of the Company.

We are committed to strong corporate governance, and our Board regularly reviews our governance structure, including our classified board structure. Our Board is divided into three classes, with each class elected to serve a three-year term. As a result, at each annual meeting of shareholders, approximately one-third of our directors are elected to serve for a three-year term. Our Board periodically considers the continued appropriateness of this classified board structure and believes that our classified board structure provides important benefits, including:

•Promoting Stability and Continuity. Our classified board structure enhances stability and continuity of leadership because our Board will always include directors with prior experience and knowledge of our operating and regulatory environment, business, strategic goals, competition, trends, and risks. We believe that these experienced directors help our Board maintain a long-term perspective, leading to decisions that are both in the long-term interests of our Company and our shareholders and responsive to short-term needs and objectives.
•Maximizing Shareholder Value. We believe that a classified board enhances our ability to achieve value for our shareholders in the event of an unsolicited takeover. Without a classified board, a potential acquirer could gain control of our Board at a single annual meeting by replacing a majority of our directors with its own nominees without paying a premium to our shareholders.
•Enhancing Director Independence. We believe that a classified board with three-year terms enhances non-employee directors’ independence from special interest groups or other parties whose goals may not be in the best interests of all of our shareholders.

The names and ages of the Class III director nominees and the Class I and Class II continuing directors, a brief biography, and certain other information regarding our directors are provided below.

Class III Director Nominees for a Term to Expire in 2028:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Elaine J. Eisenman Independent Director	76
Since August 2016, Dr. Eisenman has served as Managing Director of Saeje Advisors LLC, an advisory firm for high-growth companies. In this role, Dr. Eisenman provides strategic advisory services to companies from a wide variety of industries and global locations. From July 2005 through August 2016, Dr. Eisenman served as Dean of Executive and Enterprise Education at Babson College. Prior to that, in 2004 and 2005, Dr. Eisenman served as Senior Vice President of Human Resources and Administration of The Children’s Place Retail Stores, Inc. (Nasdaq: PLCE). Dr. Eisenman has also held senior executive positions at American Express Company, between 1995 and 1998, Enhance Financial Services Co., between 1999 and 2003, and private companies such as PDI International, a global consulting firm, between 1990 and 1995. From 2022 to 2024, Dr. Eisenman served as the Chairperson of the board of the Private Directors Association, a national firm focused on creating governance excellence for private company boards. Dr. Eisenman is also a founding member and Co-Chair of the Boston chapter of the Women Corporate Directors Foundation, the preeminent global organization for women who sit on public boards. Dr. Eisenman previously served on the board and as Chairperson of the compensation committee of Harvard Vanguard Medical Associates. With a background in human resources, a deep expertise in executive selection, compensation, and succession planning, and experience consulting with many companies and boards regarding driving strategic growth, cultural transformation, executive succession, and the selection and successful integration of key executives, Dr. Eisenman brings valuable experience to our Board and our Human Capital and Compensation Committee.
			2008	HCCC (Chair) AC
Joanna T. Lau Independent Director	66	Ms. Lau currently serves as a coach and consultant and has over three decades of experience in the technology, investment, and consulting industries. Ms. Lau is also the founder of the Women for Women Summit, a program dedicated to empowering and supporting women in business. Throughout Ms. Lau’s career, she has demonstrated a strong track record of success in managing and growing companies, as well as a deep understanding of the complex financial and operational issues that companies face. In addition to Ms. Lau’s work as a coach and consultant, she has held leadership positions with major corporations such as General Electric and Digital Equipment Company. Ms. Lau has extensive experience in the areas of initial public offerings, mergers and acquisitions, cybersecurity, and risk management, and has been instrumental in helping companies navigate these complex issues. Ms. Lau’s experience also extends to the biometric security and software industries. Ms. Lau’s company was the first to bring facial recognition technology to the driver’s license industry, and she has a deep understanding of the unique challenges and opportunities facing this dynamic and rapidly growing sector. Ms. Lau is also highly regarded for her expertise in corporate governance and risk management, as demonstrated by her prior services on the boards of RPT Realty, Info Soft, FSI International, ITT Education Services and TD Banknorth. Ms. Lau brings to our Board a wealth of knowledge and experience helping ensure that companies adhere to the highest standards of financial and operational transparency.
			2008	TC (Chair) NCGC HCCC

Joseph A. Schottenstein	45	Mr. Schottenstein is a director, Chief Operating Officer, and Executive Vice President of Acquisitions and Leasing at SPG and Schottenstein Realty LLC. Mr. Schottenstein has held various positions with the Schottenstein family of companies and currently holds a position on the board of directors and as an Executive Vice President of SSC. Mr. Schottenstein is also involved in the management of Raconteur Fine Wines LLC dba Company Fine Wine. In addition, Mr. Schottenstein holds a position on the board of directors of American Signature, Inc. Mr. Schottenstein assisted with special acquisitions for SPG from 2003 to 2006, served in the property management group of SPG from 2006 to 2008, and served as the Vice President of Leasing at SPG from 2008 through 2010. From June 2004 until 2006, Mr. Schottenstein served as the Co-Manager of Indigo Nation, LLC, a specialty denim retailer. Since its acquisition in 2013, Mr. Schottenstein has served on the board of directors and in an executive capacity of Mayacamas Vineyards, a Napa Valley winery. Mr. Schottenstein brings business expertise in real estate and business development to our Board.
			2012	-
John W. Atkinson Independent Director	60	Mr. Atkinson served as an Audit Partner of KPMG, a global firm offering tax, audit and advisory services, from 2002 until 2021, and he served as an independent consultant for KPMG from 2021 until 2024. He has over 35 years of experience as an audit professional serving a range of public and private businesses primarily in the consumer food and retail sectors. Mr. Atkinson joined KPMG in 2002 after 16 years at Arthur Andersen where he became a partner in 1998. Mr. Atkinson brings to our Board extensive financial expertise and experience relating to financial reporting.	2024	NCGC AC

Continuing Class I Directors for a Term to Expire in 2026:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Harvey L. Sonnenberg Independent Director	83

Mr. Sonnenberg was a partner in the certified public accounting firm Weiser, LLP from 1994 to 2009. Mr. Sonnenberg served in the United States Army and National Guard from 1964 to 1970. In addition, Mr. Sonnenberg has been active in a number of professional organizations, including the American Institute of Certified Public Accountants, where he served as a member of Council, and the New York State Society of Certified Public Accountants, where he served as Vice President and as Chairman of numerous committees, including the Retail Accounting Committee, and has long been involved in rendering audit, accounting, and consulting services to the retail, apparel, and consumer products industries. Mr. Sonnenberg was a director of Retail Ventures, Inc. from 2001 until 2011. Mr. Sonnenberg is a certified public accountant and was the partner-in-charge of his firm’s Sarbanes-Oxley and Corporate Governance practice. Mr. Sonnenberg’s strong accounting background and his deep knowledge of the changing retail environment and its impact on our Company provide significant accounting and related financial management experience to our Board.

			2005	AC (Chair) TC
Allan J. Tanenbaum Independent Director	78	Mr. Tanenbaum has been Of Counsel to Taylor English Duma, LLC, an Atlanta-based law firm, since 2014, and General Counsel and Managing Partner of Equicorp Partners, LLC, an Atlanta-based private investment and advisory firm, since 2006. From 2001 to 2005, Mr. Tanenbaum served as Senior Vice President, General Counsel and Corporate Secretary for AFC Enterprises, Inc., a franchisor and operator of quick-service restaurants. From 1996 to 2001, Mr. Tanenbaum was a shareholder in Cohen Pollock Merlin Axelrod & Tanenbaum, P.C., an Atlanta-based law firm, where he represented corporate clients in connection with mergers and acquisitions and other commercial transactions. Mr. Tanenbaum has been a member of the board of directors of Medallion Financial Corporation (Nasdaq: MFIN) since 2017, and currently serves as Chair of its compensation committee and as a member of both its nominating and corporate governance committee and investment oversight committee. Mr. Tanenbaum joined the board of directors of Newman’s Own, Inc. in 2025. With Mr. Tanenbaum’s legal background and service as general counsel of a public company, he brings valuable board governance experience to our Board.	2005	NCGC AC
Peter S. Cobb Independent Director	67	Mr. Cobb co-founded eBags in 1998, which grew to become the largest online retailer of luggage, handbags, backpacks, and travel products. Prior to its acquisition by Samsonite International S.A. (“Samsonite”) in 2017, Mr. Cobb served as Executive Vice President and a member of the board of directors of eBags. In 2003, Mr. Cobb co-founded 6pm.com, a full-scale footwear and accessories retail website that was subsequently acquired by Zappos.com. From 1990 to 1996, Mr. Cobb was Director of Marketing at Samsonite. Mr. Cobb previously served on the board of directors at the National Retail Federation and as the Chairman of Shop.org. Mr. Cobb served as a member of the board of directors of PetMed Express, Inc. (Nasdaq: PETS) from 2021 to 2023. Additionally, Mr. Cobb is a frequent speaker on trends in the retail industry. Mr. Cobb is an accomplished executive who brings over 35 years of experience in marketing, e-commerce, and merchandising to our Board.
			2017	NCGC (Chair) HCCC TC
Douglas M. Howe	64	Mr. Howe has served as our CEO since April 1, 2023, and served as Interim President of DSW Shoe Warehouse, Inc., our wholly-owned subsidiary, from April 2023 to July 2023. Prior to Mr. Howe’s appointment as CEO, he was the Executive Vice President of Designer Brands Inc. and President of DSW Shoe Warehouse, Inc. since 2022. Prior to joining Designer Brands, Mr. Howe served as the Chief Merchandising Officer at Kohl’s Corporation from 2018 to 2022. From 2015 to 2018, Mr. Howe served as Global Chief Merchandising Officer at Qurate Retail Group. Mr. Howe has also held various leadership positions in merchandising, design, product development, and planning at Old Navy, Walmart Inc., and May Department Stores Company. As our CEO, Mr. Howe has a keen understanding of the Company’s operations, and also brings an extensive understanding and knowledge of the retail market to our Board.	2023	-

Continuing Class II Directors for a Term to Expire in 2027:

Name	Age	Our Directors and Their Positions with Designer Brands Inc. / Principal Occupations / Business Experience	Director Since	Committees
Jay L. Schottenstein	70
		Mr. Schottenstein has served as the Executive Chairman of our Board since 2005. Mr. Schottenstein previously served as our CEO from 2005 to 2009. Mr. Schottenstein also currently serves as Chairman of the board of directors and Lead Manager of Schottenstein Realty LLC. Mr. Schottenstein has also served as CEO of American Eagle Outfitters, Inc. (NYSE: AEO) (“American Eagle”) since 2015, as Executive Chairman or Chairman of American Eagle since 1992, and as a director of American Eagle since 1992. Mr. Schottenstein has served as Chairman and CEO of Schottenstein Stores Corporation (“SSC”), our affiliate, since 1992. Mr. Schottenstein also served in various capacities, such as Chairman, CEO, Vice Chairman, director, and various executive roles, at SSC and Retail Ventures, Inc. since 1976. Mr. Schottenstein also serves as the manager of Schottenstein RVI, LLC, our affiliate. From 2006 to 2022, Mr. Schottenstein served as a member of the board of directors for Albertsons Companies, Inc. Mr. Schottenstein’s extensive experience as a chairman and CEO of numerous companies brings strong leadership skills to our Board. Additionally, Mr. Schottenstein’s tenure with the Company provides our Board with valuable institutional knowledge.	2005	-
Joanne Zaiac Independent Director	63	In 2021, Ms. Zaiac started a consulting project with Grace Blue Partnership, an executive search firm that focuses on the marketing, marketing services, advertising, and communications sectors. From 2017 to 2021, Ms. Zaiac served in several client leadership roles at Dentsu International (“Dentsu”), including Chief Client Officer from 2020 to 2021 and Client Development Officer in 2019. Between 2017 and 2019, Ms. Zaiac was Chief Client Officer and Executive Vice President of Merkle Inc., a global data driven, technology-enabled performance marketing agency and subsidiary of Dentsu. Prior to that, Ms. Zaiac was the Chief Operating Officer of Digitas North America, a leading global digital advertising agency, until 2017. Ms. Zaiac also served as President of Digitas New York region from 1999 to 2016. From 1985 to 1999, Ms. Zaiac was Executive Vice President and Senior Vice President at Wunderman Worldwide/Young & Rubicam. Ms. Zaiac brings a depth of brand-building, marketing expertise, digital media, consumer insights, and leadership and talent development to our Board.	2016	HCCC TC
Richard A. Paul Independent Director	44	Mr. Paul is the CEO and founder of KLUTCH Sports Group, an agency representing some of the biggest athletes across major professional sports. Mr. Paul also serves as United Talent Agency’s (“UTA”) Head of Sports and is an agency partner and was appointed to UTA’s board of directors in 2020. In 2021, Mr. Paul co-founded a company called ADOPT, a creative agency focused on sports, wellness, nutrition, technology, and other consumer-facing products. Mr. Paul joined the board of trustees of the Los Angeles County Museum of Art (“LACMA”) in 2022 and the board of directors of Live Nation Entertainment, Inc (NYSE: LYV) in 2023. Mr. Paul is also a minority partner of The SpringHill Company. Mr. Paul brings a vast knowledge of the sports and athletic industries to our Board, as well as extensive brand-building expertise and knowledge of the footwear industry.	2022	-

Unless otherwise directed, the persons named in the proxy will vote the proxies “FOR” the election of the above-named director nominees as Class III director nominees. While it is contemplated that all director nominees will stand for election, in the event any person nominated fails to stand for election, the proxies will be voted for such other director nominee(s) as may be designated by the Board. We have no reason to believe that any of the above-mentioned Class III director nominees will not stand for election or serve as a director. Proxies cannot be voted for a greater number of persons than the number of nominees named herein.

Vote Required

Under Ohio law and our Code of Regulations, directors are elected by a plurality of the votes cast. This means that the director nominees receiving the greatest number of votes voted “FOR” their election will be elected as directors. Withheld and broker non-votes will not be treated as votes cast for this purpose and, therefore, will not affect the outcome of the election.

Your Board unanimously recommends a vote “FOR” each of the Class III director nominees.

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

Our executive officers are appointed annually by our Board. In addition to Jay Schottenstein and Douglas Howe, whose information is provided above under “Proposal 1 – Election of Directors,” the following individuals are our executive officers.

Laura T. Davis, age 53, has served as our Executive Vice President and as President of DSW Shoe Warehouse, Inc. since July 2023. Before joining Designer Brands, Ms. Davis served as Chief Merchandising Officer and Executive Vice President of Michaels Stores, Inc. (“Michaels”), an arts and crafts retail store, from 2020 to 2023. Prior to that, Ms. Davis served as Michaels’ Senior Vice President in various merchandising roles from 2019 to 2020, and as the Vice President/General Merchandise Manager of Michaels from 2015 to 2019. Ms. Davis’s extensive retail and merchandising experience also includes leadership positions at Claire’s Stores Inc. and Macy’s Inc.

Deborah L. Ferrée, age 71, has served as Chief Product Officer of Designer Brands since February 2023 and as the Vice Chair of the Company since January 2006. Since joining us in November 1997, Ms. Ferrée has served in numerous leadership roles. Prior to being appointed to Chief Product Officer of the Company, Ms. Ferrée previously served as President of Camuto LLC from June 2021 to February 2023, President of Designer Brands from February 2019 until June 2021, Vice Chair and Chief Merchandising Officer of the Company from January 2006 until February 2019, President and Chief Merchandising Officer of the Company from November 2004 until January 2006, and Executive Vice President and Chief Merchandising Officer of the Company from March 2002 until November 2004. Prior to that, Ms. Ferrée served as Senior Vice President of Merchandising of the Company beginning in September 2000, and Vice President of Merchandising of the Company beginning in November 1997. Prior to joining us, Ms. Ferrée worked in the retail industry for more than 20 years in various positions, including serving as Divisional Merchandising Manager of Shoes, Accessories and Intimate Apparel for Harris Department Store, women’s buyer for Ross Stores, and Divisional Merchandise Manager of the May Company.

Andrea O’Donnell, age 56, has served as our Executive Vice President and as President of Camuto LLC, our brands business, since January 2024. Before joining Designer Brands, Ms. O’Donnell served as Chief Executive Officer of Everlane, Inc. (“Everlane”), a fashion retailer, from 2021 to 2024. Prior to Everlane, Ms. O’Donnell held the role of President at Deckers Outdoor Corporation (“Deckers”), which designs, markets, and distributes footwear, apparel, and accessories, from 2016 to 2021, where she oversaw the Ugg and Koolaburra brands. Prior to Deckers, Ms. O’Donnell served as President, Global Merchandising at DFS Group Ltd., a multi-billion-dollar retailer, from 2014 to 2016, and as the Executive Director of Lane Crawford from 2012 to 2014, where she was responsible for merchandising, merchandise planning, marketing, customer relationship management and store planning for the Asia Pacific region across a portfolio of 500 brands. In addition, Ms. O’Donnell has held various positions at retail brands, including John Lewis plc, Hackett Ltd, Jaeger, and Debenhams Brands Limited.

Jared A. Poff, age 52, has served as our Executive Vice President and Chief Financial Officer since October 2018 and as our Chief Administrative Officer since March 2023. From November 2016 to October 2018, Mr. Poff served as our Senior Vice President and Chief Financial Officer, and from June 2016 to November 2016, he served as our Senior Vice President, Finance, Treasurer, and Interim Chief Financial Officer. Mr. Poff joined us as Vice President of Finance, Business Development, and Treasurer in January 2015. Prior to joining the Company, Mr. Poff served as Vice President and Treasurer at Big Lots, Inc. from February 2004 to January 2015.

Mary Turner, age 66, has served as our Executive Vice President and as President of Designer Brands Canada Inc., our wholly-owned subsidiary, since March 2020. Ms. Turner leads the Shoe Co. banner, as well as DSW’s merchandising and operations in Canada. Previously, Ms. Turner served as Senior Vice President of Designer Brands and President of Designer Brands Canada Inc. from February 2019 to March 2020. Prior to our acquisition of Designer Brands Canada Inc. (fka Town Shoes Limited) in May 2018, Ms. Turner served as the Chief Merchant of Town Shoes Limited from January 2017 to July 2017 before she was promoted to Chief Operating Officer for Town Shoes Limited in July 2017. Ms. Turner led merchandising, planning, marketing, stores, and e-commerce functions of Town Shoes, Shoe Company, Shoe Warehouse and DSW Canada until February 2019. Prior to that, Ms. Turner was an executive with Hudson’s Bay Company for nearly 20 years and held a variety of merchandising roles with Holt Renfrew earlier in her career.

OTHER DIRECTOR INFORMATION, BOARD COMMITTEES, AND CORPORATE GOVERNANCE INFORMATION

Board Leadership Structure

Pursuant to our Corporate Governance Principles, the Company does not have a policy with respect to the separation of the offices of Executive Chairman and CEO. The Board believes that the determination of whether these roles should be separated should be part of the succession planning process and that the Board should have the flexibility to determine the best leadership structure for the Company and its shareholders when it elects a new CEO or at any other time.

Since 2009, the Company has had separate CEO and Executive Chairman roles. Our Board periodically assesses these roles and the Board leadership structure to ensure the interests of the Company and its shareholders are best served. The Board believes that the current leadership structure, with a separated Executive Chairman and CEO structure, allows the Executive Chairman to focus on Board responsibilities and the CEO to concentrate on the Company’s administrative and operating functions. Furthermore, this structure supports the efficient allocation of oversight responsibilities between the Board and management.

Mr. Jay Schottenstein has served as our Executive Chairman since 2005. As discussed below, Mr. Schottenstein is not an independent director. While the Board does not have a lead independent director, the independent members of the Board meet in regularly scheduled executive sessions without management or the Executive Chairman present. Additionally, the Board does not have a designated director who leads executive sessions; instead, the independent directors alternate as the chair of such executive sessions in alphabetical order by last name. The Board believes that the current structure ensures that the independent directors provide sufficient independent oversight of management.

The Executive Chairman and CEO set the agenda for Board meetings with an understanding of their responsibility to ensure that certain items pertinent to the advisory and monitoring functions of the Board be brought to it for review and/or decision. The Executive Chairman is responsible for presiding at regular sessions of the Board. Materials, information, and data that is important to the Board’s understanding of the Company’s businesses and meeting agenda items is distributed to the Board before meetings to ensure directors are adequately informed and prepared for discussion of the items at the meeting. It is the general policy of the Company that all major decisions be considered by the Board as a whole.

The chairs of our Board committees play an active role in leading our committees by working with management to ensure each committee discusses crucial risks and opportunities of the Company. Agenda items that fall within the scope of responsibilities of a Board committee are set by the chair of that committee. Any member of the Board may request that an item be included on the agenda and is free to raise subjects that are not on the agenda for a particular meeting at any Board or committee meeting. The Board and each committee have the power to hire independent legal, financial, or other advisors as they may deem necessary, without consulting or obtaining the advanced approval of any officer of the Company, and the Company shall be responsible for paying the fees and other costs associated with any such services rendered to the Board or any Board committee.

Corporate Governance Principles

The Board has adopted Corporate Governance Principles that address Board structure, membership, director nominee qualifications, performance, operations, and management oversight, among other things. A current copy of our Corporate Governance Principles can be found at our corporate and investor website at investors.designerbrands.com/governance-documents and is available in print, without charge, to any shareholder upon written request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary.

Director Independence

Our director independence standards are set forth in our Corporate Governance Principles. Pursuant to our Corporate Governance Principles, a majority of our directors must be independent. For a director to be considered an “independent director,” the Board must annually determine that such director satisfies the independence requirements under the NYSE listing standards and any other applicable laws, rules, and regulations. During the Board’s annual review of director independence, the Board considered whether there were any transactions or relationships between the Company and any director or any member of such director’s immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner, or significant equity holder) that would impact a director’s independence, including those described below under “Certain Relationships and Related Transactions.”

As a result of its annual review, the Board affirmatively determined that the following directors are independent under our independence standards:

•John W. Atkinson
•Peter S. Cobb
•Elaine J. Eisenman
•Joanna T. Lau
•Richard A. Paul
•Harvey L. Sonnenberg
•Allan J. Tanenbaum
•Joanne Zaiac

As Messrs. Howe and Jay Schottenstein are executives of the Company, the Board determined that they are not independent. Additionally, Mr. Joseph Schottenstein is not independent, as he is an immediate family member of an executive officer of the Company. Accordingly, the Board is currently approximately 73% independent. The Board also determined that Tami J. Fersko, who served on the Board during fiscal 2024, was independent under our independence standards.

Each of the Nominating and Corporate Governance Committee, the Human Capital and Compensation Committee, and the Audit Committee are composed entirely of independent directors, as defined under applicable SEC rules and the NYSE listing standards. Our Board also has a Technology Committee composed entirely of independent directors.

Compensation Committee Interlocks and Insider Participation

The Human Capital and Compensation Committee is currently, and was during fiscal 2024, comprised of the following independent directors: Elaine J. Eisenman, Peter S. Cobb, Joanna T. Lau, and Joanne Zaiac. No director who served as a member of the Human Capital and Compensation Committee during any portion of fiscal 2024 was an employee of the Company during their service on the Human Capital and Compensation Committee or a former officer of the Company. None of the Company’s executive officers serve on the compensation committee (or other committee serving an equivalent function) or the board of directors of any other company of which any member of the Human Capital and Compensation Committee or the Board is an executive officer.

Family Relationships

Other than Messrs. Jay and Joseph Schottenstein, who are father and son, there are no family relationships among our directors and executive officers.

Meetings

A total of four meetings of the Board were held during fiscal 2024. During fiscal 2024, with the exception of Mr. Richard A. Paul, each incumbent director attended 75% or more of the aggregate of (i) the total number of meetings of the Board held during the time in which such director was a member of the Board and (ii) the total number of committee meetings on which such director served. Overall average attendance during fiscal 2024 at such meetings by then-serving directors was over 95%.

Our Corporate Governance Principles provide that all incumbent directors and director nominees are encouraged to attend our Annual Meeting of Shareholders. All of the Company’s then-serving directors virtually attended our 2024 Annual Meeting of Shareholders.

Board Committees

We have four standing committees of the Board: (i) the Nominating and Corporate Governance Committee, (ii) the Human Capital and Compensation Committee, (iii) the Audit Committee, and (iv) the Technology Committee. Each standing committee is governed by a committee charter. A current copy of each committee’s charter can be found on our corporate and investor website at investors.designerbrands.com/governance-documents and is available in print, without charge, to any shareholder upon written request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary.

The following chart sets forth the responsibilities, duties and current members of each committee, as well as the number of meetings held by each committee in fiscal 2024.

Committee	Responsibilities	Members	Meetings in Fiscal 2024
Nominating and Corporate Governance Committee
The purpose of the Nominating and Corporate Governance Committee is to provide oversight on the broad range of issues surrounding the composition and operation of the Board, including:
•identifying individuals qualified to become Board members consistent with criteria approved by the Board;
•recommending to the Board director nominees for the next annual meeting of shareholders;
•developing and recommending to the Board a set of corporate governance principles applicable to the Company;
•making recommendations to the Board and the Executive Chairman of the Board in the areas of committee selection, including:
ocommittee chairs;
orotation practices;
oevaluation of the overall effectiveness of the Board and management; and
oreview and consideration of developments in corporate governance practices;
•developing and periodically reviewing a continuing education program for directors and an orientation program for new directors that meets applicable NYSE requirements;
•reviewing service by directors on any additional for-profit boards or public company audit committees;
•granting waivers, in its discretion, of the Company’s Global Code of Conduct;
•annually reviewing the Company’s charitable giving practices; and
•regularly reviewing the Company’s sustainability and corporate responsibility practices.
		Mr. Cobb (Chair) Mr. Atkinson* Ms. Lau Mr. Tanenbaum *Appointed in August 2024	Four

Committee	Responsibilities	Members	Meetings in Fiscal 2024
Human Capital and Compensation Committee
The Human Capital and Compensation Committee is responsible for:
•discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and non-employee directors;
•overseeing the Company’s overall compensation structure, programs, policies and plans, including incentive compensation plans and equity-based plans;
•producing a committee report on executive compensation as required by the SEC to be included in the Company’s Proxy Statement or Annual Report on Form 10-K;
•reviewing and monitoring the Company’s strategies and policies relating to human capital management;
•reviewing the Company’s succession planning policies, including succession planning for executive officers, including in the event of an emergency;
•reviewing and discussing with management the Company’s strategies and policies relating to human capital management;
•overseeing the Company’s risk management related to the Company’s executive compensation program and practices to ensure alignment with shareholders’ interests and to satisfy the Company’s overall performance objectives and risk management and risk mitigation policies;
•reviewing, assessing and overseeing the work performed by the Company’s consultants or other advisors who are engaged by the Committee;
•overseeing and approving changes to the Company’s policy regarding clawback and recoupment of officer compensation;
•reviewing and approving employment agreements for executive officers; and
•reviewing the stock ownership of the CEO, executive officers and Board members for compliance with applicable stock ownership guidelines.
Pursuant to its charter, and subject to applicable laws, rules, and regulations, the Human Capital and Compensation Committee may form and delegate authority to a subcommittee or subcommittees consisting of one or more committee members, as the Human Capital and Compensation Committee, in its sole discretion, deems appropriate. To the extent permitted by applicable laws, rules, and regulations, and as may be permitted by the Company’s incentive-compensation plans and equity-based compensation plans, the Human Capital and Compensation Committee may also delegate to management the administration of such incentive-compensation plans and equity-based compensation plans with respect to non-executive officers and other employees of the Company and its subsidiaries.
		Ms. Eisenman (Chair) Mr. Cobb Ms. Lau Ms. Zaiac	Five

Committee	Responsibilities	Members	Meetings in Fiscal 2024
Audit Committee
The purpose of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to:
•the integrity of the Company’s financial statements;
•the Company’s compliance with legal and regulatory requirements and with the Company’s Global Code of Conduct;
•the independent auditor’s qualifications and independence;
•the performance of the Company’s internal audit function and independent auditor;
•the review and approval of related party transactions, including the review of reports and disclosures of related party transactions; and
•the review and response to complaints regarding accounting, internal accounting controls, and auditing or other compliance matters.
The Audit Committee is also responsible for:
•the appointment, compensation, retention, termination, and oversight of the work of our independent auditor, including resolution of disagreements between management and the independent auditor regarding financial reporting;
•annually reviewing the Company’s operating and capital budgets;
•annually reviewing the Company’s investment policy; and
•granting waivers, in its discretion, of provisions of the Company’s Global Code of Conduct relating to accounting, internal accounting controls, or auditing matters.

Mr. Sonnenberg (Chair) †♦
Mr. Atkinson †♦*
Ms. Eisenman †
Mr. Tanenbaum †

† Financially literate under applicable NYSE rules
♦ Audit Committee Financial Expert under applicable SEC rules
*Appointed in August 2024
Five

Committee	Responsibilities	Members	Meetings in Fiscal 2024
Technology Committee
The purpose of the Technology Committee is to assist the Board in fulfilling its oversight responsibilities of effective technology governance, including management of cybersecurity, privacy, and information technology risks, and to ensure that the Company’s technology endeavors are effectively managed and that the performance of the Company’s technology meets the following objectives:
•aligns with the Company’s business strategy;
•enables the Company’s business to maximize the benefits that technology can provide;
•uses resources responsibly; and
•manages risks appropriately.
To meet the Technology Committee’s objective of managing risks appropriately, the Technology Committee regularly reviews with management (i) any significant cybersecurity, artificial intelligence, privacy, or information technology risks or exposures, (ii) the Company’s policies and processes with respect to risk assessment and risk management, and (iii) an assessment of the steps management has taken to monitor and control such risks.
		Ms. Lau (Chair) Mr. Cobb Mr. Sonnenberg Ms. Zaiac	Four

Board’s Role in the Risk Management Process

Our Board and its committees play an important role in overseeing the identification, assessment, and mitigation of material risks. In fulfilling this responsibility, the Board and its committees regularly consult with management to evaluate and, when appropriate, modify our risk management strategies.

Board
While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed about such risks through committee reports.
Audit Committee	Nominating and Corporate Governance Committee	Human Capital and Compensation Committee	Technology Committee
Our Audit Committee assists the Board in fulfilling its oversight responsibilities relating to:
•the performance of our system of internal controls;
•legal and regulatory compliance;
•our audit, accounting, and financial reporting processes; and
•the evaluation of enterprise risk issues, particularly those risk issues not overseen by other committees.
The Audit Committee also reviews periodically with the head of our Legal Department legal matters that may have a material adverse impact on our financial statements, compliance with laws, and any material reports received from regulatory agencies.

Our Nominating and Corporate Governance Committee oversees risks associated with:
•corporate governance;
•litigation and legal proceedings;
•business conduct and ethics; and
•compliance.
The Chief Compliance Officer provides periodic reports to the Nominating and Corporate Governance Committee describing updates to the Company’s Ethics and Compliance Program, including new policies, procedures, and trainings, maintenance of the Company’s anonymous reporting hotline, and oversight of the Global Code of Conduct. The report is shared with the Board as part of the Nominating and Corporate Governance Committee report to the Board.

Our Human Capital and Compensation Committee is responsible for overseeing the management of risks relating to our compensation programs, including:
•discharging the Board’s responsibilities relating to compensation of the Company’s executive officers and non-employee directors;
•overseeing the Company’s overall compensation structure, programs, policies and plans, including incentive compensation plans and equity-based plans; and
•reviewing and monitoring the Company’s policies relating to human capital management.

The Technology Committee assists the Board in fulfilling its oversight responsibilities with respect to technology and cybersecurity, including artificial intelligence. Each quarter, management provides a report to the Technology Committee describing cybersecurity risks and the Company’s mitigation activities. Such mitigation activities include:
•regularly upgrading our systems and software;
•conducting regular e-mail phishing tests;
•engaging in cybersecurity crisis tabletop exercises; and
•monitoring industry trends.
Additionally, Ms. Lau, as Chair of the Technology Committee, provides an annual cybersecurity report to the full Board, which addresses cybersecurity trends in the retail industry and the Company’s policies and practices in comparison with the retail industry trends.

The Company has an enterprise risk management program (“ERM Program”). Our CEO, who reports to our Board, is the sponsor of the ERM Program. As part of the ERM Program, management provides an annual report to the Board regarding our significant risks and actions being taken by management to mitigate such risks. Management also updates the Board on significant new risks that are identified on a quarterly basis and reports on actions the Company is taking to mitigate such risks. Additionally, the ERM Program’s annual report provides an update on calls received to our Ethics Hotline, an anonymous reporting hotline available to our United States (“U.S.”) and international subsidiaries. The Company believes that its leadership structure supports the risk oversight function of the Board.

Director Nominee Selection

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating potential candidates for nomination as a director. Candidates may come to the attention of the Nominating and Corporate Governance Committee from a variety of sources, including current Board members, shareholders, and management. Mr. Atkinson was recommended as a director candidate by members of our Board pursuant to a third party advisor. All candidates, including shareholder nominees, are reviewed in the same manner, regardless of the source of the recommendation. The Nominating and Corporate Governance Committee will consider the recommendations of shareholders regarding potential director candidates. For additional information regarding how to submit a director nominee for the Company’s 2026 Annual Meeting of Shareholders, see “Shareholder Director Nominees.”

Although there are no specific minimum qualifications that a director candidate must possess, potential candidates are identified and evaluated according to the qualification criteria set forth in the Nominating and Corporate Governance Committee charter, including:

•independence;
•judgment;
•skill;
•diversity;
•strength of character;
•age;
•experience with businesses and organizations of comparable size or scope;
•experience as an executive of, or advisor to, a publicly traded or private company;
•experience and skill relative to other Board members;
•specialized knowledge or experience;
•service on other boards; and
•desirability of the candidate’s membership on the Board or any committees of the Board.

The Nominating and Corporate Governance Committee believes that directors with different backgrounds and perspectives enhance the effectiveness of the Board. Accordingly, when evaluating director candidates and nominees, the Nominating and Corporate Governance Committee takes into account various attributes, including background, experience, geographic location, personal attributes, skill set, or viewpoint. Currently, approximately 27% of our Board self-identifies as female, approximately 27% of our Board self-identifies as racially/ethnically diverse, and approximately 45% of our Board is either 65 years old or under the age of 65.

Director Tenure and Service on Other Boards

As set forth in our Corporate Governance Principles, the Board does not believe that it should establish arbitrary director term or age limits. While we are committed to Board refreshment, we believe that term or age limits hold the disadvantage of losing the contribution of directors with institutional knowledge, who have been able to develop, over a period of time, increasing insight into the Company and its operations, and who have an understanding of the Company’s long-term strategy and direction. As part of its responsibilities, the Nominating and Corporate Governance Committee evaluates each incumbent director’s qualifications, performance, and ability to continue to contribute productively before recommending the nomination of that director for an additional term.

The Corporate Governance Principles also provide that any director who retires or changes employment or other position from those held when first elected to the Board is required to submit an offer letter of resignation for consideration by the Nominating and Corporate Governance Committee and the full Board. Additionally, directors who are also employees of the Company are expected to offer their resignation from the Board at the same time they leave active employment with the Company, which shall be subject to acceptance by the Board.

In addition, the Nominating and Corporate Governance Committee and the Board take into account the nature of, and time involved in, a director’s service on other boards in evaluating the suitability of individual directors when making its recommendations to the Company’s shareholders regarding director nominees. Each director is required to notify the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on the board of directors of any public company or for-profit private company or any committee thereof, and, if such director is the Chair of the Nominating and Corporate Governance Committee, such director is required to notify the other members of the Nominating and Corporate Governance Committee.

Annual Board and Committee Evaluations

The Board and its committees conduct annual self-evaluations to determine whether they are functioning effectively. As part of the Board’s annual self-evaluation, the Nominating and Corporate Governance Committee receives and reviews comments via questionnaire from each director and then reports to the Board with a summary of the Board’s performance. The annual assessment focuses on the Board’s effectiveness and contributions to the Company, with the primary goal of identifying any areas in which the Board could improve. To the extent improvements are warranted, the Nominating and Corporate Governance Committee establishes a plan to ensure that the improvements are made in a timely and meaningful manner. The annual assessment is also used as a means to identify, and foster robust discussion on, the need for specific director skill sets that would support the Company’s strategic and long-term plans and provide opportunities for growth. For example, in connection with the Board’s self-evaluations in prior years, the Board identified the need for director experience to support its athleisure strategy and for additional financial expertise. Accordingly, in fiscal 2022, the Board appointed Mr. Paul, the CEO and founder of KLUTCH Sports Group, to the Board, and in fiscal 2024, the Board appointed Mr. Atkinson, a former KPMG audit partner with over 35 years of financial audit experience, to the Board.

Global Code of Conduct and Corporate Governance Information

We have adopted a Global Code of Conduct that applies to all of our employees and executive officers, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and an additional Code of Ethics for Senior Financial Officers that applies to senior financial officers. Additionally, the Board adopted a Director Code of Conduct applicable to our Board members. Our Global Code of Conduct, Code of Ethics for Senior Financial Officers, and Director Code of Conduct are each available on our corporate and investor website at investors.designerbrands.com/governance-documents and are available in print, without charge, to any shareholder upon written request to 810 DSW Drive, Columbus, Ohio 43219, Attn: Corporate Secretary. We intend to disclose any amendment to, or waiver of, any provision of the Global Code of Conduct, Code of Ethics for Senior Financial Officers, or Director Code of Conduct applicable to executive officers and directors by posting such information on our corporate and investor website at investors.designerbrands.com.

Insider Trading Policies and Procedures

We have adopted insider trading policies and procedures applicable to our directors, executive officers (including our NEOs), associates, advisors, and consultants, and have implemented processes for the Company that we believe are reasonably designed to promote compliance with insider trading laws, rules, and regulations, and the NYSE listing standards. Our Insider Trading Policy, among other things, prohibits our associates and related persons and entities from engaging in transactions in

Designer Brands stock while in possession of material, nonpublic information. Our trading windows and black-out periods require that directors, executive officers, and other designated associates only transact in Designer Brands stock during an open trading window, subject to limited exceptions. In addition, directors, executive officers, and other designated associates are required to obtain pre-approval in advance of engaging in transactions in Designer Brands stock. The foregoing summary of our insider trading policies and procedures does not purport to be complete and is qualified by reference to our Insider Trading Policy, a copy of which can be found as an exhibit to our Annual Report.

While the Company has not adopted a formal policy governing transactions by the Company in its securities, the Company will not engage in transactions in its securities, or adopt any securities repurchase plans, while in possession of material nonpublic information relating to the Company or its securities other than in compliance with applicable law, subject to the policies and procedures adopted by the Company. The Company currently has a share repurchase program in place relating to its Common Shares. The Company may utilize various methods to repurchase shares, which could include open market repurchases, including repurchases through trading plans under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), privately-negotiated transactions or by other means.

Anti-Hedging Policy

Our Insider Trading Policy prohibits all directors, executive officers (including our NEOs), associates, advisors, and consultants of Designer Brands and its subsidiaries from engaging in transactions in financial instruments, including, for example, prepaid variable forward contracts, equity swaps, collars, or exchange funds, or otherwise engaging in transactions that are designed to hedge or offset any decrease in the market value of Designer Brands stock. Our Insider Trading Policy also prohibits covered persons from holding our stock in a margin account or pledging our stock as collateral for a loan; provided, however, that individuals who had pledged Designer Brands stock prior to the adoption of this provision are exempt from this requirement. As disclosed in the “Security Ownership of Certain Beneficial Owners and Management” section of this Proxy Statement, Mr. Tanenbaum pledged 27,746 shares of Designer Brands stock as security for a line of credit in fiscal 2016. Our Insider Trading Policy is posted on our internal website and can be found as an exhibit to our Annual Report.

2024 Shareholder Engagement

Engaging with our shareholders is critically important to our Board and management team. The goal of our outreach efforts is to solicit feedback and identify issues of importance to our shareholders. Additionally, we proactively communicate with the investment community and shareholders about our financial performance, operations, and strategic developments through:
1.Quarterly earnings releases, investor presentations, and conference calls;
2.In-person and telephonic meetings with investors and stakeholders; and
3.Our annual shareholders meeting that includes a Q&A session.

SUSTAINABILITY, SOCIAL IMPACT, AND HUMAN CAPITAL

“BEST FOOT FORWARD”

At Designer Brands, we are taking steps in the right direction. Putting our best foot forward towards a more sustainable and inclusive future for footwear – a future that starts with design and materials and finding better ways to create. Standing for a smaller footprint where we use fewer resources, extend the life of our products, and do more to reduce waste and our impacts on the planet.

We will continue to work hard to create an inclusive workplace – standing for prosperity for all. And we will go beyond our doors – taking action to help change the industry so that more people can put their best foot forward without barriers.

We want what we create to last and what we do to create a lasting legacy, where together, in step with our people, partners, suppliers, and along our supply chain we stand together to change the future of footwear. Because we believe sustainable choices should not come at the cost of stylish choices.

ESG Steering Committee

As part of our ongoing commitment to evolve and enhance our ESG practices, in fiscal 2021, we formed our ESG Steering Committee, which is charged with overseeing and advancing our ESG policies, practices, and initiatives. The ESG Steering Committee is comprised of leaders spanning across multiple teams.

Our ESG Steering Committee helped us accomplish the following in fiscal 2024:

*We continued our work with a Sourcing and Supply Chain consultant that has provided recommendations on ways that we can improve our sustainable practices, including recommendations on building a culture of sustainability, establishing sustainability targets, and creating a product integrity team to address product quality, carbon footprint, supply chain compliance, and engagement. We plan to continue to implement the consultant’s recommendations during the fiscal year ending January 31, 2026 (“fiscal 2025”), and beyond.
*We continued to implement a unified set of Company-wide values that guide how we aspire to operate as a collective organization: We love what we do; we own what we do; we do what’s right; and we belong.
*We strive to continuously improve our due diligence policies, procedures, and efforts to meet ever-changing local and global ESG risk and compliance issues. The ESG Steering Committee reports to the full Board on an as-needed basis to ensure that the Board is fully apprised of any significant ESG-related endeavors and risks.

We have organized our ESG efforts around three pillars: Sustainability, Social Impact, and Human Capital.

SUSTAINABILITY – We strive to make sustainable and responsible decisions every day — from energy use and waste to materials and suppliers.

We believe in the importance of helping to create a future where we use fewer resources and reduce our impact on the planet, making sustainable footwear more attainable. We are proud of our steps forward in this space, including the following achievements:
*Since 2018, we have diverted over eleven million shoes from landfills by collecting post-consumer shoes in connection with our partnership with Soles4Souls.
*In fiscal 2024, we continued the expansion of our sourced factory participation in the Higg Facility Environmental Module Assessment and the FDRA’s Zero Waste to Landfill Program.
*In fiscal 2024, we continued a key partnership that has resulted in 80% of our shoeboxes having certified recycled and Forest Stewardship Council (FSC) certified content.
*In fiscal 2024, we completed 78 lighting retrofits to LED lighting, the most we have ever completed in a year. As of February 1, 2025, 62.5% of our stores operate with LED lighting.

As a global leader in the footwear industry, we have an opportunity and the responsibility to create sustainable value for all our shareholders, making sustainable footwear more attainable. We are focused on making ethical business decisions, caring about the environment, and acting sustainably as an organization.

It is what we expect of ourselves and what we expect of our partners, suppliers, and entire supply chain.

Designer Brands believes in fashion with integrity, and we want our customers to feel good about shopping with us. As a result, we are focused on reducing our consumption of resources, sourcing products responsibly, and being transparent about our efforts.

Recent steps that we have taken and are taking to reduce waste and reuse resources and products include:

*Launch of shoe box recycled content goals in September 2022 relating to the use of environmentally-preferred materials in shoe box packaging developed by Designer Brands, which in fiscal 2024 resulted in 80% of our sourced shoe boxes containing certified recycled content.
*Participation in the FDRA’s Zero Waste to Landfill Program to divert materials in our supply chain from landfills.
*Maintaining an active fixture salvaging and redeployment strategy, with the majority of merchandise display fixture packages needed in fiscal 2025 expected to be composed predominately of salvaged fixtures.
*Reusing existing infrastructure, such as storefront glazing, where possible.
*Reusing vendor cartons where possible to ship merchandise and recycling all cartons not reused.
*Implementation of a shrink-wrap solution in September 2022 for our direct-to-consumer packaging to reduce corrugated packaging and dunnage use.
*Retrofitting stores with LED lighting for an average annual reduction in energy consumption of about 25% per store. As of February 1, 2025, 62.5% of our stores operate with LED lighting.

*Reducing energy consumption in our stores through our Energy Management System, which is an enterprise-class solution that combines on-site control hardware, software, and commissioning services, web-based data services, and a 24/7 call center.
*Using daylight harvesting and dimming panels in our locations, as required, and low-flow faucets and toilets.
*Using timers and occupancy sensors to control lighting, signage, and HVAC equipment at all store locations.

Recent steps we have taken and are taking to responsibly source materials include:

*Adopting a fur policy, pursuant to which the Company will not purchase products that contain animal fur.
*Continuing to work towards the goal of having all of our vendors sign our Vendor Code of Conduct, which is based on international labor standards, to help us ensure that our vendors adhere to responsible sourcing, enforce human rights, and prevent human trafficking.
*Joining the American Apparel & Footwear Association and the Fair Labor Association’s Commitment to Responsible Recruitment in 2021.
*Ongoing development and implementation of an enhanced strategy and process for identifying and monitoring our critical third-party vendors.
*Partnering with Elevate to monitor performance of suppliers against our Vendor Code of Conduct, including supplier audits that began in May 2022. In fiscal 2023, the variety of audit types was expanded to cover ad hoc concerns as an option to augment regular corporate social responsibility audits.
*Deploying forced labor screening tools in August 2022.

SOCIAL IMPACT – We aim to advance empowerment of individuals by removing barriers and helping them put their best foot forward in the communities in which we live, serve, and work.

With a long history of giving back to the communities where we live, serve and work, we continuously strive to serve our neighbors, strengthen our communities, and provide support for those in the footwear industry.

Not only do we strive to create positive impacts within our organization, but we also aim to better the communities in which we conduct business. In fiscal 2024, we continued to expand our corporate giving via our charitable Designer Brands Foundation (the “Foundation”). The Foundation’s mission is to advance empowerment of individuals, removing barriers and helping them put their best foot forward in the communities in which we live, serve, and work. The Foundation features three primary areas of focus:

1.Empowerment: We support organizations that prioritize empowerment and build self-confidence without discrimination.
2.Inclusion: We support organizations whose key constituents align with our Business Resource Groups (“BRGs”).
3.Local Community: As the places where our associates live and work are vitally important to us, we support organizations that put our local communities first and provide opportunities for our associates to give back through volunteering and donations.

Our Designer Brands Foundation Partners

With the Designer Brands Foundation in place, we have been able to significantly expand our Company’s giving and plan to continue down that path, as highlighted below.

Soles4Souls

Soles4Souls creates sustainable jobs and provides relief through the distribution of shoes and clothing around the world while giving shoes and garments a second life. In 2024, we continued to enhance our shoe donation experience and Soles4Souls store register donation efforts, with store register donations generating over $1.6 million in customer-funded donations.

Since the inception of our partnership with Soles4Souls in 2018, we are proud to have donated over eleven million pairs of shoes, including 1.8 million pairs of shoes in 2024.

A portion of the more than eleven million pairs of shoes donated were new, directly from Designer Brands. The remaining pairs of shoes were from customers donating their gently worn shoes via the donation boxes in each of our DSW and Shoe Co. stores. Customers are encouraged to donate by having the opportunity to earn rewards points for their donations.

Encouraging customers to donate their shoes also advances our efforts to meet our environmental and sustainability goals. By repurposing donated shoes, we are helping to keep them out of landfills for longer and to extend their lifespan. Since 2018, with our help, Soles4Souls has kept over 13 million pounds of textiles out of landfills.

Additionally, our associates have the opportunity to join Soles4Souls Global Experience trips to serve the communities in one of Soles4Souls’ partner countries. In fiscal 2024, 45 Designer Brands associates participated in Soles4Souls Global Experience trips in Honduras, Guatemala, and the Dominican Republic.

Soles4Souls:
Helps to create jobs and distribute shoes that enable children to thrive in school.
Supports female entrepreneurs with financial empowerment and access to business education.
Repurposes unwanted textiles to keep them out of landfills and extend their lifespan.

Associate Relief Funding

In 2024, we established our DBI Cares Associate Relief Fund to provide financial assistance to DBI associates experiencing unexpected hardships and emergencies. In addition, we partner with Two Ten Footwear Foundation (“Two Ten”) to provide scholarships, financial aid, free counseling, and community resources to people working in the footwear industry. Many of our own associates have been beneficiaries of Two Ten’s programs. We support Two Ten with corporate financial donations and subject matter expertise to continue to enrich their community programs.

Hometown Partnerships

We continue to expand our existing local nonprofit partnerships through volunteering and grants from our Designer Brands Foundation. Through our grants and associate-led affinity groups, we aim to support and better the communities in which we live, serve, and work. In 2024, we issued our first round of public Community Grants totaling $89,000 to nonprofits across the U.S. Our DBI Gives volunteerism-focused Community Interest Group (“CIG”) led multi-city volunteer opportunities for associates to come together and participate in community clean ups during Earth Month, as well as gift collection and wrapping during the holiday season.

Additionally, we support and encourage our associates to better their communities by providing volunteering opportunities. For associates who elect to volunteer outside of Designer Brands-sponsored opportunities, we may offer donations and gift cards to the charities of their choice.

HUMAN CAPITAL – We invest in and support our associates to differentiate our products and experiences in the competitive footwear market.

We believe the strength of our workforce is critical to our success. Our associates strive every day to create a welcoming and inclusive environment for themselves and our customers to advance our mission of being shoe obsessed. One of our core talent strategies is to invest in and support our associates who are key to differentiating our products and experiences in the competitive footwear market. We monitor and adapt as necessary to maintain our competitive position, including the following areas of focus:

Workforce

Our key human capital management objectives are to attract, develop, advance, and retain the highest quality talent. To support these objectives, our human resources programs aim to:

*Develop associates to prepare them for critical roles and leadership positions for the future.
*Reward and support associates through competitive pay, benefits, and perquisite programs.
*Cultivate an associate-centric culture where all our associates feel empowered, valued, inspired, and included.
*Acquire talent and facilitate internal talent mobility to create a high-performing workforce.
*Embrace hybrid and remote work arrangements where possible to utilize flexibility as a competitive advantage.
*Evolve and invest in technology, tools, and resources to support our associates at work.

We Belong

Designer Brands starts with a workplace where all associates belong and are empowered to be their authentic selves, bringing their unique backgrounds, perspectives, and experiences to the table.

We believe that empowering our differences powers up innovation and ignites positive change.

We stand for our associates and aspire to help them put their best foot forward. We are committed to being an exceptional place to work and continue to foster an inclusive workplace, where all associates can be their authentic selves.
We continued to make great strides in our inclusion and belonging journey in fiscal 2024:
*Received the Equality 100 Award earning the top score of 100 in the HRC’s 2024-2025 Corporate Equality Index for the fifth year, recognizing the Company for its LGBTQ+ inclusion efforts.
*We launched our We Belong associate training program, aligning with our value of “We belong” to create a more inclusive workplace.

We aim to continue to foster a culture of belonging, which empowers individual development and potential in our inclusion and belonging journey. We are passionate about our associates and continue our ongoing focus to help create a more equitable and inclusive workplace and industry.

We support inclusion and belonging and believe that:
*Inclusion is a behavior. It is the act of ensuring that our differences are welcomed, valued, respected, and heard. It is the environment we create.
*Belonging is an emotion and the outcome of inclusion. It is the feeling that one is welcomed, valued, respected, and heard. We strive to bridge the gap between the act of inclusion to the feeling and ultimate outcome of belonging.

We believe in taking strides and making progress towards unity and belonging, turning values into actions. Each step we take brings us closer to realizing our vision. We are committed to continuing to walk the talk and aspire to create conditions for everyone to put their best foot forward without barriers to reach their highest potential.

We are committed to pay equity. We believe that paying associates fairly enables us to deliver on our goal of creating an environment where we can all be ourselves, contribute ideas, and do our best work. To this end, we take several steps to ensure pay rates are fair, competitive, and based on job-related factors. For example, we regularly review external market data, internal pay grades, position of pay in the pay range, and individual factors such as performance, training, and prior experience related to the work. We also invest in pay processes that allow us to assess whether associates with similar roles and experience earn comparable pay for comparable work.

We are on a journey to promote greater levels of inclusion and belonging in everything we do and recognize that there is still a long way to go. We will continue to challenge our own biases, engage in difficult conversations in meaningful ways, foster a variety of perspectives to drive innovation, and intentionally evolve our operating strategies to advance this important work, including through our BRGs, CIGs, and Field Councils. All groups are inclusive and open to any associate who wants to join, and associates can join as many groups as they choose. Our BRGs, CIGs, and Field Councils provide a unique strategic perspective based on shared experiences, background, and allyship while promoting belonging in our workplace and community in alignment with our business goals.

Our value of “We belong” is also reflected in our associate training programs, which address our policies against harassment, bullying, and bias in the workplace. In 2024, we launched the We Belong microlearning development initiative which aims to create more welcoming workplaces through targeted, easily digestible training sessions.

Business Resource Groups

Our BRGs are associate-led groups organized around a common dimension to foster an inclusive work environment where everyone belongs. In 2024, we launched a new BRG, the MyAbilities BRG, whose vision is to provide associates with disabilities an exceptional place to work.

BRGs at Designer Brands

MySole: To build an awareness of the uniqueness of Black culture to educate and to attract and include diversity among associates, leaders, and customers.

MySelf: To inspire LGBTQ+ associates, partners, customers and allies to live and work with pride.

MyFamily: To educate, inform, and promote resources which better the work experience for parents, caregivers, and allies at the Company.

MyLife: To inspire empowerment among female associates and their allies.

MyFuture: To engage early career professionals by helping them navigate work, life, and their community.

MiVoz: To establish a forum that promotes awareness of Hispanic/Latinx culture and activates its voice towards impacting our communities and influencing our business to be inclusive of our heritage.

MyService: To retain and empower current and former service members through outreach, through representation of the interests of veterans to the Company, and by providing a structure through which veterans can network, support one another, and build a cohesive community for those who have served, continue to serve, and their allies.

Our-Journey: To build a community of Asian and Pacific Islander associates and their allies to share their stories, celebrate their culture, and promote awareness of the issues faced by this community.

MyAbilities: To create conditions for everyone to excel, without barriers, to reach their highest potential.

Community Interest Groups

Our CIGs are associate-led groups based on a common passion or interest to drive a sense of community and shared purpose.
CIGs at Designer Brands

DBI Gives: To inspire community involvement and enhance associate engagement through volunteering.

SOLE CONNECTION: To enhance the associate experience to foster an engaged, thriving workforce and to connect associates around the globe.

OUR PLANET: To educate and inspire the Company to make sustainable choices, both in and outside of the office.

Field Councils at Designer Brands

Field Councils are associate-led groups organized to create a sense of belonging for those who work in our stores and logistics centers. We proudly support two Field Councils, one in the U.S. and one in Canada.

Fiscal 2024 Inclusion & Belonging Highlights

*Integrated new inclusion and belonging questions into the 2024 associate engagement survey. Inclusion and belonging scores were highly favorable and among the top scores in the survey.
*Observed the DBI Day of Inclusion, an annual floating holiday that reinforces our commitment to inclusion and belonging.
*Continued the work of the Multicultural Experience Committee, with the purpose of increasing sales and market share with multicultural consumers. In 2024 we tested bilingual and other multicultural components in a sample set of stores with favorable results.
*Continued inclusion and belonging training opportunities across the entire organization.
*Continued to identify and align our efforts to support philanthropic organizations that support our inclusion and belonging strategy.

Total Rewards

To remain an employer of choice and maintain the strength of our workforce, we continually assess the current business environment and labor market to refine our compensation practices, benefits programs, and other associate resources. We have a history of investing in our workforce and offer comprehensive, relevant, and innovative benefits to eligible associates in the U.S.

Compensation

•We strive to provide market-competitive pay targeting the middle of the market in most cases.

•We establish a minimum starting pay rate for each U.S. store that exceeds applicable minimum wage requirements.
•We continually monitor local pay practices in relation to our logistics centers’ associates and make adjustments accordingly to remain competitive in those markets.
•We monitor pay equity and invest in pay processes that allow us to assess whether associates with similar roles and experience earn comparable pay for comparable work.
•We require completion of a Compensation Essentials training module that educates and equips managers to facilitate effective conversations about compensation.
•Our incentive plans provide additional cash compensation upon the achievement of results that meet or exceed defined goals for eligible store management, logistics centers, and corporate associates.
•We provide retirement benefits with a safe harbor 401(k) plan that includes an employer matching contribution of up to 4% of associate contributions.

Health & Wellbeing

We understand the importance of taking care of our associates and believe that every associate's journey is unique. We approach health and wellbeing design with a focus on building equitable benefits that support and provide valuable resources needed to care for our associates and their loved ones. We invest in comprehensive health and wellbeing benefits, some of which are highlighted below, that help attract and retain the talent necessary to achieve our goals.

Comprehensive health insurance coverage is available to full-time and Affordable Care Act eligible part-time associates through multiple medical plans. These plans include prescription and vision insurance, as well as:

•Concierge plan advisors who can assist with clinical support for health conditions, locate high-quality physicians, advocate to resolve insurance billing issues, connect members to available community resources, and answer benefits questions.
•Free unlimited access to U.S. board-certified physicians, via phone or video, for general medical, dermatology, and mental health services.
•Specialty prescription drug medications, with many at no cost.
•Concierge support and access to fertility centers across the U.S., as well as up to two cycles of in vitro fertilization or other fertility services in addition to necessary fertility medication and testing.
•Expert nurse care coordinator support provided through our maternity program.
•Medical access travel benefits for those who must travel greater than 100 miles from home to obtain access to covered medical care.

All full-time associates are eligible for:

•Company-subsidized dental insurance.
•Company-provided life and accidental death and dismemberment insurance.
•Pay for short-term disability, parental leave, and jury duty.
•Voluntary benefits, including long-term disability, accident, hospital indemnity, and critical illness and flexible spending accounts.
•Adoption assistance, with reimbursement of up to $10,000 of eligible expenses for each adoption.
•Up to $5,250 in tuition reimbursement annually, plus access to partner schools who offer capped annual tuition to receive a degree, at little to no cost when combined with our reimbursement.

All full-time and part-time associates are eligible for:

•Company paid time off, military, and bereavement pay.
•Generous product discounts at DSW, American Eagle Outfitters/Aerie, and American Signature/Value City Furniture.

•Free counseling and support for all associates, their dependents, and their family members, through access to licensed counselors, work/life balance support, and bereavement specialists.
•Free accredited general education college courses, as well as discounted tuition offerings, through multiple partner schools.
•Free and/or discounted legal support in areas such as civil/criminal needs, family disputes, immigration law, landlord/tenant issues, and basic document preparation.
•Free financial help, including debt counseling, lease/purchase guidance, taxes, financial planning, and college funding.

Talent Development

To help our associates succeed in their roles, we emphasize continuous learning and development opportunities. Training provided through our online learning platform includes 269 resources, including videos, self-paced on-demand learning, and virtual instructor-led sessions. A wide variety of resources are designed to address the needs of our entire workforce, from entry-level associates to our most senior executives. During 2024, approximately 7,100 associates completed over 84,000 learning experiences through our online learning platform. We invest resources in professional development and growth as a means of improving associate performance, engagement, and retention. We believe that our continued focus on frequent and constructive performance feedback, talent reviews, succession planning, and retention have contributed to a strong internal promotion rate.

Associate Engagement

Our culture is a towering strength of Designer Brands, and that culture is built upon and codified by a set of unified values that guide how we aspire to operate as a collective organization. The values are a creation of our associates and representative of our global organization, having resulted from a process wherein associates were invited to join conversations to identify and define our organizational values and subsequently discuss how to integrate them into our culture. As a result, they come to life internally for our associates as they are reflected in how: “We love what we do; We own what we do; We do what’s right; and We belong.”

We provide all associates with the opportunity to share their opinions and feedback in relation to their employment experience through engagement surveys performed on a regular basis across all business segments globally. Results of the surveys are measured and analyzed at the team, department and Company-wide levels with a goal of enhancing the associate experience, strengthening engagement and retention, and driving positive change.

In addition to Company-led surveys, leaders are encouraged to conduct “skip level” touch bases, host roundtable chats, and conduct follow-up activities throughout the year to better understand associate feedback. Upon exiting the Company, associates who voluntarily leave the business are provided with an exit survey to help us measure satisfaction and engagement, in addition to identifying the factors that may have contributed to pursuing another opportunity.

We continue to develop opportunities for associate connection and engagement in the evolving workplace environment by listening to our associates and taking action on what is most important and impactful to them. One of the things our associates tell us is important to them is recognition. Our “Inspire Greatness” recognition program provides various means to recognize and reward associate accomplishments and work anniversaries, both one-on-one with the associates and during large meeting celebrations.

For more information regarding our human capital management practices, see our Annual Report.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Review of Related Person Transactions

Our Board has adopted a written policy for approval of related person transactions by the Audit Committee (the “Policy”), which provides that our Audit Committee will review and approve potential related person transactions, arrangements, or relationships involving Designer Brands and a related person, as described below. A copy of the Policy can be found at our corporate and investor website at investors.designerbrands.com/governance-documents and is available in print, without charge, to any shareholder upon request. The Policy provides for the review, approval, ratification, or rejection of any “related person transaction.”

For purposes of the Policy, a “related person transaction” is any transaction, or a series of similar transactions, which is currently proposed or has been in effect at any time since the beginning of the last fiscal year, in which (i) the Company or any of its subsidiaries, was, or is proposed to be, a participant, (ii) the amount of the transaction(s) exceeds $120,000, and (iii) any of the following persons (each, a “related person”) has or will have a direct or indirect material interest:

(1)    any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director, director nominee, or executive officer of the Company;
(2)    any shareholder of the Company known to the Company to be a beneficial owner of more than 5% of any class of the Company’s voting securities;
(3)    any immediate family member of any person described in (1) or (2) above; or
(4)    an entity in which any person described in (1), (2), or (3) above has a greater than 10% equity interest.

In determining whether to approve a related person transaction, the Audit Committee considers any facts and circumstances that the Audit Committee may deem relevant. Based on an analysis of such facts and circumstances, the Audit Committee takes formal action to either approve, ratify, or reject the related person transaction.

Schottenstein Stores Corporation and Affiliates

General

As of March 31, 2025, Jay L. Schottenstein, the Executive Chairman of Designer Brands, beneficially owned approximately 14,839,451 Class A Common Shares in the aggregate. Included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owned as of that date are approximately 7,720,154 Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time. Mr. Schottenstein serves as chairman of Schottenstein Stores Corporation (“SSC”) and other affiliated entities of SSC. For fiscal 2024, we paid approximately $10.0 million in expenses to SSC and its affiliates as described in more detail below.

In the ordinary course of business, we have entered into a number of agreements with SSC and its affiliates relating to our business and our relationships with these companies, the material terms of which are described below. We believe that each of the agreements entered into with these entities is on terms at least as favorable to us as could be obtained in an arm’s-length transaction with an unaffiliated third party. In the event that we desire to enter into any agreements with SSC or any of our directors, officers, or other affiliates in the future, in accordance with Ohio law, any contract, action, or other transaction between or affecting us and one of our directors or officers or between or affecting us and any entity in which one or more of our directors or officers is a director, trustee, or officer or has a financial or personal interest, will either (i) be approved by the shareholders, a majority of the disinterested members of our Board, or a committee of our Board that authorizes such contracts, action, or other transactions or (ii) be fair to us as of the time our directors, a committee of our directors, or our shareholders approve the contract, action, or transaction. In addition, any transactions with directors, officers, or other affiliates will be subject to requirements of the Sarbanes-Oxley Act and other SEC rules and regulations, as well as to our written related person transactions policy described above.

Leases and Subleases

During 2024, we leased or subleased 13 DSW stores and two other locations for a fixture warehouse and a photo studio from affiliates of SSC. We incurred approximately $7.2 million of rent, real estate taxes, maintenance, insurance, and utilities related to these leases for fiscal 2024. Included in these charges for 11 of the DSW store leases, we pay percentage rent ranging from approximately 2% to 7% annually of gross sales that exceed specified breakpoints. The leases for those 11 DSW stores have terms expiring between October 2025 and January 2035 and generally have one or two renewal options of five years each.

Agreements for Services with SSC and Affiliates

We receive services through various agreements with SSC and certain affiliates, including 1) media services for our stores from Retail Entertainment Design, an affiliate of SSC, including digital music, video services, and other related services; 2) consulting and professional services from T&T Associates Inc., an affiliate of SSC (prior to June 2023, these services were provided by Charles Spicer, Inc., another affiliate of SSC), including services for strategic planning, financial matters, risk analysis and management, mergers, acquisitions, business development, and general corporate, operational, and organizational matters; and 3) services from SSC pursuant to a Corporate Services Agreement between us and SSC, relating to costs of shared services, including specified legal, travel expense, and administrative services. For fiscal 2024, the total amount paid for the services outlined above was approximately $2.8 million.

Provisions of Our Articles Governing Corporate Opportunities and Related Party Transactions

SSC is engaged in the same or similar activities or lines of business as we are and has interests in the same areas of corporate opportunities. Summarized below are provisions in our Articles of Incorporation, as amended (“Articles”), that govern conflicts, corporate opportunities, and related party transactions.

Conflicts & Competition. SSC and its affiliates have the right to engage in the same businesses as we do, to do business with our suppliers and customers, and to employ any of our officers or employees.

Corporate Opportunities. In the event that SSC or any director or officer of SSC who is also one of our directors or officers learns about a potential transaction or business opportunity which we are financially able to undertake, which is in our line of business, which is of practical advantage to us and in which we have an interest or a reasonable expectancy, but which may also be appropriate for SSC, our Articles provide that:

•If SSC learns about a corporate opportunity, it does not have to tell us about it and it is not a breach of any fiduciary duty for it to pursue such corporate opportunity for itself or to direct it elsewhere.
•If one of our directors or officers who is also a director or officer of SSC learns about a corporate opportunity, such director or officer shall not be liable to us or to our shareholders if SSC pursues the corporate opportunity for itself, directs it elsewhere, or does not communicate information about the opportunity to us, if such director or officer acts in a manner consistent with the following policy:
oIf the corporate opportunity is offered to one of our officers who is also a director but not an officer of SSC, the corporate opportunity belongs to us unless it was expressly offered to the officer in writing solely in such officer’s capacity as a director of SSC, in which case it belongs to SSC.
oIf the corporate opportunity is offered to one of our directors who is not an officer of Designer Brands, and who is also a director or officer of SSC, the corporate opportunity belongs to us only if it was expressly offered to the director in writing solely in such director’s capacity as our director.
oIf the corporate opportunity is offered to one of our officers, whether or not such person is also a director, who is also an officer of SSC, it belongs to us only if it is expressly offered to the officer in writing solely in such officer’s capacity as our officer or director.

Related Party Transactions. We may, from time to time, enter into contracts or otherwise transact business with SSC, our directors, directors of SSC, or organizations in which any of such directors has a financial interest. Such contracts and transactions are permitted if:

•the relationship or interest is disclosed or is known to the Board or the committee approving the contract or transaction, and the Board or committee, in good faith, reasonably justified by the facts, authorizes the contract or transaction by the affirmative vote of a majority of the directors who are not interested in the contract or transaction;
•the relationship or interest is disclosed or is known to the shareholders, and the shareholders approve the contract or transaction by the affirmative vote of the holders of a majority of the voting power of the Company held by persons not interested in the contract or transaction; or
•the contract or transaction is fair as to Designer Brands at the time it is authorized or approved by the Board, a committee of the Board, or the shareholders.

COMPENSATION OF DIRECTORS

Our Human Capital and Compensation Committee reviews and makes recommendations to our Board regarding non-employee director compensation. In making its recommendations, the Human Capital and Compensation Committee considers the overall size of the Board and the significant time committed by each of our directors to the performance of their duties, as well as peer data and input from the Human Capital and Compensation Committee’s independent compensation consultant. Messrs. Howe and Jay Schottenstein, who serve as the Company’s CEO and Executive Chairman, respectively, do not receive additional compensation for serving as directors.

During fiscal 2024, the Human Capital and Compensation Committee engaged Korn Ferry to conduct comprehensive reviews and competitive assessments of the Company’s non-employee director compensation program. Designer Brands last modified its director pay program in 2022. As a result of this assessment and due to increased demands on these roles, it was recommended and approved that the Board make an increase to the annual equity retainer (from $150,000 to $165,000) during fiscal 2024. The foregoing increase was effective June 20, 2024.

Our current director compensation policy provides that each non-employee director will receive:

Annual Cash Retainer	$ 90,000
Annual Equity Retainer	$165,000
Audit Committee Member Retainer(1)	$ 20,000
Human Capital and Compensation Committee Member Retainer(1)	$ 15,000
Nominating and Corporate Governance Committee Member Retainer(1)	$ 15,000
Technology Committee Member Retainer(1)	$ 15,000
Audit Committee Chair Retainer(2)	$ 40,000
Human Capital and Compensation Committee Chair Retainer(2)	$ 35,000
Nominating and Corporate Governance Committee Chair Retainer(2)	$ 30,000
Technology Committee Chair Retainer(2)	$ 30,000
_______________________________
(1)Payable in cash. Additional annual retainer for committee service for each committee on which such director serves. Committee chairs receive a Chair Retainer, but do not receive this additional retainer.
(2)Payable in cash. The chairs of the Audit Committee, Human Capital and Compensation Committee, Nominating and Corporate Governance Committee, and Technology Committee each receive an additional $40,000, $35,000, $30,000, and $30,000, respectively, in cash or stock (as they may elect) per year.

The annual retainers are paid as follows:

•The annual cash retainer and any additional cash retainer are payable in quarterly installments on the Monday following the last day of each fiscal quarter; and
•The annual equity retainer is granted on the date of each annual meeting of shareholders for the purpose of electing directors and is determined by dividing the amount of the retainer by the per-share closing price of our Class A Common Shares on the grant date.

In addition, we pay attorneys’ fees related to the preparation and filing of director stock ownership forms with the SEC. We also reimburse reasonable travel expenses to attend Board and Board committee meetings and director continuing education expenses.

Directors do not receive any additional compensation for attending Board meetings or Board committee meetings. All members of our Board are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board and its committees. Non-employee directors may elect to have any of the cash portion of their compensation paid in the form of stock units in lieu of cash. Employee directors do not receive any additional consideration for their service on the Board.

Nonqualified Deferred Compensation Plan

The Company sponsors a Nonqualified Deferred Compensation Plan (“Nonqualified Plan”), in which a select group of management and other highly-compensated associates, including NEOs and Board members, may participate. The Company does not provide a matching contribution in the Nonqualified Plan. In fiscal 2024, none of the NEOs or Board members participated in the Nonqualified Plan.

Under the Nonqualified Plan, Board members may defer up to 100% of the annual cash and additional retainers paid by Designer Brands. Deferral elections are made annually related to future compensation, in compliance with §409A of the Code. In order to maintain the Nonqualified Plan’s tax-deferred status, Nonqualified Plan assets are subject to the claims of the Company’s creditors. The Nonqualified Plan also allows for retirement distributions which are permitted as a lump sum or in three, five, or ten annual installments. Distribution elections are made when deferral elections are made in compliance with § 409A of the Code.

Equity Compensation

Stock units issued to a director are fully vested on the date of grant. Directors may elect to have the stock units settled (i) 30 days following the grant date, (ii) on a specified future date more than 30 days following the grant date, (iii) when the director leaves the Board (for any reason), or (iv) in annual installments following the end of service to the Board. Stock units are settled in Designer Brands Inc. Class A Common Shares.

Directors have no voting rights in respect to the stock units, but they will have the power to vote the Designer Brands Class A Common Shares received upon settlement of the award. In general, directors have equivalent rights to receive dividends paid on Designer Brands Class A Common Shares. Each director is “credited” with the same dividend that would be issued if the stock unit was a Designer Brands Class A Common Share. The amounts associated with the dividend equivalent rights will not be distributed until the director’s stock unit award is settled.

Director Stock Ownership Guidelines

The Board believes that the directors should acquire and hold shares of Company stock in an amount that is meaningful and appropriate. Accordingly, each director is encouraged to hold shares of the Company’s stock with a value of at least five times a director’s annual cash retainer, excluding any committee fees, to be achieved within five years of joining the Board. For purposes of determining the amount of shares owned by a director, the following shall count as share ownership: (i) shares owned outright by the director or a member of such director’s immediate family residing in the same household; (ii) shares held as deferred stock units; and (iii) shares held in trust for the economic benefit of the director, or of the spouse or dependent children of the director.

FISCAL 2024 DIRECTOR COMPENSATION

The following table sets forth certain information regarding the compensation earned by or paid to each non-employee director who served on the Board in fiscal 2024.

Name	Fees Earned or Paid In Cash(1)	Stock Awards(2)	Total
John W. Atkinson	$63,519	$146,014	$209,533
Peter S. Cobb	$150,000	$165,000	$315,000
Tami Fersko	$47,390	$—	$47,390
Elaine J. Eisenman	$145,000	$165,000	$310,000
Joanna T. Lau	$150,000	$165,000	$315,000
Richard A. Paul	$90,000	$165,000	$255,000
Joseph A. Schottenstein(3)	$90,000	$165,000	$255,000
Harvey L. Sonnenberg	$145,000	$165,000	$310,000
Allan J. Tanenbaum	$125,000	$165,000	$290,000
Joanne Zaiac	$120,000	$165,000	$285,000

_______________________________
(1)This amount reflects the board fees paid to the director for fiscal 2024.
(2)Each non-employee director was granted stock units on June 20, 2024. Mr. Atkinson was awarded a pro-rated stock grant on August 1, 2024, the day he joined the Board. The amounts reported in the “Stock Awards” column represent the full grant date fair value for financial statement reporting purposes, as provided by Financial Accounting Standards Board Accounting Standards Codifications Topic 718 (“ASC 718”) (determined by the closing price of Company Class A Common Stock on the date of grant). Messrs. Joseph Schottenstein, Sonnenberg, and Paul and Ms. Lau elected to have the shares distributed within 30 days of the grant date. The remaining directors have elected to settle the units upon leaving the Board. Ms. Fersko left the board effective June 20, 2024 and was not awarded any equity for fiscal 2024.
(3)Mr. Joseph Schottenstein has elected to receive payment of all fees in the form of stock awards. The value of the awards is reflected in the “Fees Earned or Paid in Cash” column. The total number of shares granted were 14,345. The quarterly number of shares granted was based on the closing stock price on the day of grant rounded to the nearest whole share.
As of February 1, 2025, the current directors held the following number of stock units:

Name	Number of Stock Units Outstanding as of February 1, 2025*
John W. Atkinson	18,776
Peter S. Cobb	109,691
Elaine J. Eisenman	185,984
Joanna T. Lau	150,029
Rich A. Paul	46,733
Joseph A. Schottenstein	190,412
Harvey L. Sonnenberg	66,378
Allan J. Tanenbaum	208,404
Joanne Zaiac	95,061
*Amounts listed include accumulated dividend equivalent units.

AUDIT AND OTHER SERVICE FEES

Our Audit Committee has adopted a policy under which audit and non-audit services to be rendered by our independent registered public accounting firm are pre-approved. The pre-approval policy, which is available on our corporate and investor website at investors.designerbrands.com/governance-documents, is designed to, among other things, assure that the provision of such services does not impair the independence of our independent registered public accounting firm, and is summarized below.

•Delegation: The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee or, if the Chair is not available, to any one of its independent members, provided that the committee member(s) to whom such authority is delegated promptly reports any pre-approval decisions to the full Audit Committee at the next scheduled meeting. The Audit Committee will not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.
•Audit Services: Annual audit, review, and attestation engagement terms and fees are subject to the specific pre-approval of the Audit Committee. Any changes in the terms, conditions, or fees resulting from changes in the audit scope, Company structure, or other matters require the Audit Committee’s approval.
•Audit-Related Services: Confirmation that the provision of any audit-related services, including assurance and services reasonably related to the performance of the audit or review of the Company’s financial statements, does not impair the independence of the independent registered public accounting firm.
•Other Services: Unless a type of service to be provided by the independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee.
•Tax Services: The Audit Committee believes that our independent registered public accounting firm can provide tax services to us such as tax compliance and certain tax advice without impairing its independence. In no event, however, will the independent registered public accounting firm be retained in connection with a transaction initially recommended by the independent registered public accounting firm, the purpose of which may be tax avoidance and the tax treatment of which may not be supported in the Internal Revenue Code of 1986, as amended (“Code”) and related regulations or similar regulations of other applicable jurisdictions.

No services were provided by the independent public accountants during fiscal 2024 or fiscal 2023 that were not approved by the Audit Committee.

The following table sets forth the aggregate fees for professional services rendered by Deloitte, our independent registered public accounting firm, for each of the last two fiscal years.

	2024	2023
Audit fees	$2,197,937	$2,345,173
Audit-related fees(1)	-	$20,000
Tax fees(2)	$17,129	$21,121
All other fees	-	-
Total	$2,215,066	$2,386,294
_________________________
(1)Audit-related fees relate to assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees.” This category includes fees related to audit and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments.
(2)Tax fees relate to professional services for tax compliance and general tax advice.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee appointed Deloitte as our independent registered public accounting firm for fiscal 2025. Although we are not required to seek shareholder ratification of the appointment of Deloitte as our independent registered public accounting firm, we are doing so as a matter of good corporate governance. In the event that shareholders do not ratify the appointment of Deloitte, the Audit Committee will reconsider its appointment, but shall have no obligation to retain a new or different independent registered public accounting firm. In addition, even if the shareholders ratify the appointment of Deloitte, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the fiscal year if the Audit Committee determines that a change is in the best interest of the Company and our shareholders.

Representatives of Deloitte are expected to be present by virtual participation at the 2025 Annual Meeting to respond to appropriate questions and to make a statement if such representatives so desire.

Vote Required

Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case abstentions and broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case abstentions and broker non-votes are disregarded and have no effect on the outcome of the vote.

Your Board unanimously recommends a vote “FOR” the ratification of the appointment of our independent registered public accounting firm.

AUDIT COMMITTEE REPORT

Our management is responsible for our internal controls and preparing our consolidated financial statements. Our independent registered public accounting firm, Deloitte, is responsible for performing an independent audit of the consolidated financial statements and issuing a report thereon. Their audit is performed in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for overseeing the conduct of these activities. In performing its oversight function, the Audit Committee relies, without independent verification, on the information provided to it and on representations made by our management and our independent registered public accounting firm.

The Audit Committee met with the internal auditors and independent registered public accounting firm, with and without management present, to discuss the results of their audits, the evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee reviewed and discussed with each of management and Deloitte the audited financial statements for the fiscal year ended February 1, 2025. The Audit Committee reviewed and discussed with the independent registered public accounting firm its judgments as to the quality, not just acceptability, of our accounting principles and such other matters as are required to be discussed under the applicable requirements of the PCAOB and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence and has discussed with the independent accountant the independent accountant’s independence.

Based on its review of the audited consolidated financial statements and discussions with management and Deloitte referred to above, the Audit Committee recommended to the Board the inclusion of the audited financial statements for the fiscal year ended February 1, 2025, in our Annual Report for filing with the SEC.

Respectfully submitted,

Audit Committee
Harvey L. Sonnenberg, Chair
John W. Atkinson
Elaine J. Eisenman
Allan J. Tanenbaum

The foregoing Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

COMPENSATION DISCUSSION AND ANALYSIS

This CD&A describes the goals and objectives of our executive compensation program, including our compensation philosophy, objectives, policies, and practices with respect to our NEOs.

Our NEOs for fiscal 2024 were:

Jay L. Schottenstein	Douglas M. Howe	Jared A. Poff	Deborah L. Ferrée	Andrea O’Donnell
Executive Chairman	Chief Executive Officer	Executive Vice President, Chief Financial Officer and Chief Administrative Officer	Vice Chair and Chief Product Officer	Executive Vice President and President, Brands

Fiscal 2024 Highlights

We ended fiscal 2024 with a strong performance in the fourth quarter. Specifically, we were pleased with our return to positive comparable sales, for the first time in nine quarters, as results improved throughout the year with our business transformation taking greater hold. In the fourth quarter, given the inclusion of the 53rd week in fiscal 2023, we saw a 5% year-over-year decline in total sales. For the year, total Company sales were down roughly 2% to last year and comparable sales were down 1.7%, in line with our revised guidance.

Some fiscal 2024 highlights included:

•Net sales decreased 2.1% to $3.0 billion.
•Total comparable sales decreased by 1.7%.
•Gross profit decreased to $1.29 billion versus $1.32 billion last year, and gross margin was 42.7% compared to 43.1% last year.
•Reported net loss attributable to Designer Brands Inc. was $10.5 million, or loss per diluted share of $0.20.

As we enter fiscal 2025, we are in a period of macro uncertainty largely driven by the volatile implementation of tariff policy, directly impacting the costs of imported goods while also having a dampening effect on consumer sentiment and discretionary spending. We are monitoring these impacts on our business and will continue to make adjustments to our business in response to these macro conditions to navigate a course to more consistent top and bottom-line growth over the long-term.

Compensation Philosophy and Changes to Compensation Program for Fiscal 2024

Our compensation philosophy for the executive team, including our NEOs, is to attract and retain highly qualified leaders, drive performance by incentivizing our NEOs to attain short-term and long-term goals, align the interests of our NEOs with those of our shareholders, and create long-term shareholder value. We continually review leading practices in corporate governance and executive compensation. As appropriate, we consider changes to our program in order to reflect and embrace best practices and remain competitive in our industry.

Our fiscal 2024 executive compensation program continued to focus on attracting and retaining the best executives for our business. A summary of our executive compensation program, as well as fiscal 2024 actions and changes approved by the

Human Capital and Compensation Committee of the Board (for purposes of this CD&A, the “Committee”), is summarized in the chart below:

Compensation Element	Summary of Fiscal 2024 Actions and Changes
Base Salary	•None of the NEOs received an increase to base salary in fiscal 2024.
Short-Term Incentive Compensation
•For fiscal 2024, the Committee determined that the annual incentive plan for NEOs would be based on the Company’s overall operating profit performance. No payout was achieved for any of the NEOs under the fiscal 2024 short-term incentive compensation plan.

Long-Term Incentive Compensation
•As in prior years, a meaningful portion of NEOs’ compensation consisted of long-term incentive compensation.
•During fiscal 2024, all NEOs received long-term incentive awards consisting of two components: performance-based restricted stock units and time-based restricted stock units (“RSUs”). Each type of RSU represented 50% of the total long-term incentive opportunity.
•The fiscal 2024 performance-based RSUs are earned based on the extent to which the Company achieves three separate one-year performance goals during a three-year performance period, with any earned shares vesting on the third anniversary of the date of grant.
•The Company earned less than the threshold goal of Adjusted Operating Income during the one-year performance cycle that ended February 1, 2025, meaning that one-third of the performance-based RSUs awarded to the NEOs in 2024 were forfeited. This result is consistent with the at-risk nature of incentive compensation and the linkage between pay and performance.
•The time-based RSUs granted to NEOs as part of their annual award cliff vest three years from the date of grant.

Shift to Three-Year Performance-Based RSU Awards for Fiscal 2024

In fiscal 2024, the performance-based long-term incentive program was changed to focus on a three-year performance period, consisting of three one-year performance cycles. One-third of the target number of performance-based RSUs awarded to each NEO is allocated to each annual performance cycle. The NEO has the opportunity to earn all, a portion, or a multiple of the performance-based RSUs allocated to each annual performance cycle based on the extent to which the Company achieves the performance goal established by the Committee for that performance cycle. The performance-based RSUs continue to comprise 50% of the total annual long-term incentive awards to each NEO. The first of the three one-year performance periods ended on February 1, 2025, leveraging operating profit for the performance goal.

Given that Designer Brands is undergoing a turnaround, the Committee sees this as an appropriate design for the performance-based long-term incentive program. This differs from the historical practice of a single one-year performance period for performance-based RSUs that then, assuming the performance goal was achieved, cliff vested following an additional time-based vesting period. In making this change, the Committee considered the Company’s business strategy, best practices in performance-based long-term incentive design, and expectations of shareholders.

Determination of Executive Compensation for Fiscal 2024

The below sections describe our executive compensation program for fiscal 2024.

Executive Corporate Governance Reinforces Our Compensation Program

The following table highlights the Company’s best practices relating to our executive compensation program, and the practices in which the Company does not engage.

Effective Program Design
✓We emphasize “at-risk” pay by heavily weighting variable over fixed pay, with a significant portion of NEOs’ collective fiscal 2024 target compensation considered to be “at-risk.”	We do not guarantee annual salary increases or guarantee bonuses.
✓We require the CEO to retain meaningful stock ownership, which serves to align the CEO’s interests with those of shareholders.	We do not set performance metrics that the Committee believes would create undue risk.
✓We mitigate undue risk by using caps on potential bonus payments, having a clawback policy applicable to compensation granted under our long-term incentive plan, and maintaining active oversight and risk management systems.
We do not grant stock options with an exercise price below 100% fair market value or reprice underwater stock options.
✓The Committee retains an independent compensation consultant on all matters related to executive and non-employee director pay and governance.
We do not provide supplemental executive retirement plans or other retirement benefits to NEOs, other than a tax-qualified 401(k) plan available to all employees and a deferred compensation plan available to highly compensated employees.

✓We apply conservative post-employment and change in control provisions. NEOs are subject to the same provisions as the rest of the employee population that participates in long-term incentives.
We do not permit pledging, hedging, or short-sale transactions. All executive officers, Board members, and associates are prohibited from using financial instruments designed to hedge or offset a decrease in market value of Company stock.

✓We subject all executive officers to pre-clearance requirements and restrictions relating to transactions in Company stock.	We do not include favorable impact from changes in tax law or stock buybacks when determining actual performance against financial measures in incentive plans, where applicable.
✓Management and the Board regularly evaluate share utilization levels by reviewing cost and the dilutive impact of stock compensation.	We do not gross up taxes for perquisites or benefits, except in the case of standard relocation benefits. We do not gross up for excise taxes upon a change-in-control.
✓We provide only limited perquisites to NEOs. During fiscal 2024, perquisites were limited to security arrangements for Mr. Schottenstein and relocation costs for Ms. O’Donnell.
The timing of grants of equity awards occurs independent of the release of any material nonpublic information, and the Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation.

✓Since fiscal 2021, all performance share grants are subject to a “double trigger” change in control provision.

Roles in Determining Compensation are Well Defined

Role of the Board and the Committee: The Committee makes all compensation decisions for our executive officers, including our CEO, the Executive Chairman of the Board, and the other NEOs. In fiscal 2024, the Committee did not delegate any of its authority with respect to decisions regarding the compensation of any NEO.

Advisory Vote on the Compensation Paid to NEOs: At the 2024 Annual Meeting of Shareholders, approximately 95% of the votes cast on the advisory vote on executive compensation were voted in favor of the proposal. The Committee viewed the vote as a strong expression of our shareholders’ general satisfaction with the Company’s current executive compensation programs. As a result, the Committee determined that it was not necessary to implement material changes to our executive compensation programs in fiscal 2024.

Role of Executive Officers in Compensation Decisions: The Committee makes all compensation decisions for our NEOs based upon input provided by the Executive Chairman of the Board, the CEO, the Committee’s independent compensation consultant, and certain members of Company management in Human Resources, except with respect to their own compensation. The Committee exercises its discretion and modifies any recommendations that may be provided by Company management and the independent compensation consultant.

Independent Compensation Consultant: The Committee retained Korn Ferry, a global human resources consulting firm, as its independent compensation consultant for fiscal 2024. Korn Ferry provides research, market data, survey data, proxy information, and design expertise in developing executive and director compensation programs. As requested by the Committee, Korn Ferry provided the Committee with market data from proprietary databases and publicly available information to consider when making compensation decisions for the NEOs. Korn Ferry also provided similar input to support compensation recommendations and decisions made for the Company’s executive officers who are not NEOs. Korn Ferry attended all Committee meetings in fiscal 2024 and advised the Committee on principal aspects of executive compensation, including the competitiveness of program design and award values and specific analyses for the NEOs and other executive officers. Korn Ferry reports directly to the Committee, and the Committee reserves the right to replace the independent compensation consultant or hire additional consultants or advisers at any time. Management also engaged Korn Ferry for additional compensation services to the Company in fiscal 2024. The amount of these services was not material. In connection with the engagement of Korn Ferry, the Committee reviewed the services provided by Korn Ferry to management and determined that Korn Ferry was independent.

Setting Executive Compensation: The Committee takes into account market pay levels, Company performance, individual performance, pay equity, and other factors to establish competitive pay for its executives. The majority of executive compensation is tied to well-defined, short-term and long-term business and performance goals.

Executive Compensation Objectives

The Committee has developed the following key executive compensation objectives in order to support our business strategy and compensation philosophy:

1.Attract and retain highly qualified, experienced executives who can make significant contributions to our long-term business success. The Committee annually reviews the performance and succession of executive officers and typically provides input on the need for and addition of new executive officer talent.
2.Reward executives for achieving business goals and delivering strong performance. The Committee regularly reviews executive compensation to ensure a proper balance between fixed and variable compensation, heavily weighting at-risk compensation that is designed to incentivize and reward executives for achieving short-term and long-term performance goals.
3.Align executive incentives with shareholder value creation. In light of the highly competitive nature of our business, the Committee believes that providing competitive long-term equity award levels is appropriate for attracting and retaining our NEOs. Such grants strongly align the NEOs’ interests with the interests of our shareholders, as each is focused on the same result, which is to create long-term shareholder value. As a result, the Committee annually awards equity, generally in the form of performance-based RSUs and time-based RSUs, to the NEOs.

Proxy Peer Group

The Committee annually reviews Korn Ferry’s thorough research and analysis to evaluate whether the past years’ peer group companies continue to meet the criteria below in order to remain in the proxy peer group (the “Proxy Peer Group”), as well as recommendations for potential removal or the addition of new companies to the fiscal 2024 Proxy Peer Group.

•Companies with annual revenue between approximately one-half and two times that of the Company;
•Companies we compete against for business and talent;
•Companies with a fashion orientation and/or that operate as specialty retail;
•Retailers that operate larger square footage stores;
•Companies with similar business complexity (i.e., multiple brands, mix of retail and wholesale, design and manufacture of own brand, private label, global operations, etc.); and
•Companies that have a track record of growth in sales and profit.

The Committee evaluated the actual pay of the NEOs with pay data drawn from proxy-disclosed pay information for the following publicly traded companies, which comprised the Proxy Peer Group:

Fiscal 2024 Proxy Peer Group
Abercrombie & Fitch Co. (ANF)	Columbia Sportswear Company (COLM)	Steve Madden, Ltd. (SHOO)
American Eagle Outfitters, Inc. (AEO)	Crocs, Inc. (CROX)	Tapestry, Inc. (TPR)
Big Lots, Inc. (BIG)	Deckers Outdoor Corporation (DECK)	The Children’s Place, Inc. (PLCE)
Caleres, Inc. (CAL)	Express, Inc. (EXPR)	Urban Outfitters, Inc. (URBN)
Carter’s, Inc. (CRI)	Genesco, Inc. (GCO)	Wolverine World Wide, Inc. (WWW)

For fiscal 2024, Skechers U.S.A, Inc. was removed from the Proxy Peer Group because its revenue was greater than the desired range, and Chico’s FAS, Inc. was removed since it is no longer a public company. Columbia Sportswear Company was added to the Proxy Peer Group for fiscal 2024 because it met the aforementioned criteria used by the Committee. Other than these changes, the Proxy Peer Group remained unchanged from the 2023 proxy peer group.

For fiscal 2024, the compensation paid to the NEOs was reviewed relative to compensation paid by the Proxy Peer Group to executive officers of similar title and responsibility. By reviewing this publicly available information, as summarized for the Committee by Korn Ferry, the Committee was able to analyze and assess the market competitive pay for each NEO position. The Committee reviews each individual NEO’s compensation relative to the other NEOs’ compensation, taking into account each NEO’s scope of responsibility, performance, and impact on our business results.

In addition to the Proxy Peer Group, the Committee reviewed data from the Korn Ferry 2024 Retail Industry Total Remuneration Report, which provides data on the compensation practices of key competitors, including fashion and specialty retailers. This survey provides information on all key executive positions at major retailers and is used to supplement the Proxy Peer Group data. This survey also provides the Committee with an understanding of the broader retail market and pay practices for jobs of similar scope and complexity, with the goal of allowing the Company to remain competitive in both attracting talented senior executives and retaining high performing executives.

Elements of Executive Compensation

For fiscal 2024, the total compensation of our NEOs generally consisted of the following principal components:

Compensation Element	Form of Compensation	Purpose
Salary	Guaranteed Cash
•Recognize position responsibilities and individual performance.
•Attract and retain individuals with superior talent.
•Provide a baseline compensation level to serve as a stable, fixed component of compensation.

Annual Cash Incentive Compensation	At-Risk Cash
•Provide “at-risk” compensation that is based on the attainment of short-term financial measures.
•Incentivize NEOs with the opportunity to earn a significant portion of their cash compensation in the form of annual cash bonuses.
•Reward contributions to annual operating performance and long-term business strategy.

Long-Term Equity Incentive Compensation	Performance-based RSUs and time-based RSUs
•Align the interests of NEOs with those of our shareholders.
•Incentivize NEOs to contribute to the continued growth of our business.
•Promote the maximization of shareholder value.
•Encourage NEO retention through time-based vesting of awards.

Fiscal 2024 Executive Compensation Mix

In fiscal 2024, aggregate compensation for Mr. Howe was approximately 14% fixed compensation (base salary) and 86% variable compensation (based on Mr. Howe’s target annual cash incentive compensation and the grant date value of his long-term equity incentive compensation). The other NEOs’ compensation consisted of, on average, approximately 25% fixed compensation (base salary) and approximately 75% variable compensation (based on their target annual cash incentive compensation and the grant date value of their long-term equity incentive compensation). The chart below reflects details of the compensation for Mr. Howe and the other NEOs (on average) in fiscal 2024. The Committee believes that the balance was appropriate given the current focus and goals of the Company.
About Our Compensation Elements

I.    Base Salary

Base salaries are determined based on position, responsibilities, and individual contributions with reference to the market data provided by Korn Ferry. As we use base salary as a means to attract and retain our NEOs, our executive compensation program aims to pay base salaries that are competitive with those of the Proxy Peer Group, supplemented with survey data from key competitors from the Korn Ferry 2024 Retail Industry Total Remuneration Report.

In the first quarter of each year, the Committee reviews and determines each NEO’s base salary. During its review, the Committee primarily considers:

•Overall financial performance of the Company during the prior year;
•The individual performance of the NEO during the prior year;
•Base salary data drawn from the market data; and
•The target total cash compensation level of the appropriate benchmark position(s) from the market data.

Base Salary Changes for Fiscal 2024

The following table sets forth the changes to the NEOs’ base salaries during fiscal 2024:

Base Salary Changes for Fiscal 2024
Name	Fiscal 2023 salary on last day of fiscal year	Fiscal 2024 salary on last day of fiscal year	% Increase
Mr. Schottenstein	$1,000,000	$1,000,000	0%
Mr. Howe	$1,200,000	$1,200,000	0%
Mr. Poff	$700,000	$700,000	0%
Ms. Ferrée	$1,030,000	$1,030,000	0%
Ms. O’Donnell(1)	$825,000	$825,000	0%
(1)    Ms. O’Donnell was hired on January 29, 2024, and was employed for the entirety of fiscal 2024.

II.    Performance-Based Short-Term Cash Incentive Plan

The Designer Brands Inc. 2005 Cash Incentive Compensation Plan (as amended and restated, the “ICP”) is designed to promote the achievement of annual performance goals and to focus the NEOs on the short-term objectives that the Committee believes will ultimately drive the attainment of long-term business objectives and increases in shareholder value. The NEOs are generally treated the same as all other eligible associates that participate in the ICP. Under the ICP, NEOs are eligible for annual cash incentive awards, the achievement of which is based upon well-defined, pre-established business objectives.

Fiscal 2024 Incentive Levels

Early in fiscal 2024, the Committee established each NEO’s incentive bonus opportunity as a percentage of earnings during the annual performance period. In determining the target incentive levels for each NEO, the Committee considered the individual’s position, their contributions to business performance, and specific circumstances facing the Company, as well as market data and recommendations from Korn Ferry. The Committee did not make any changes with respect to the target incentive levels of the NEOs as they were already within the competitive range of the market data. Accordingly, the target levels ranged from 75% to 150% for the NEOs, as shown in the table below.

2024 NEO Target Cash Incentive Compensation
Name	Target Payout (as % of Salary)
Mr. Schottenstein	150%
Mr. Howe	150%
Mr. Poff	75%
Ms. Ferrée	125%
Ms. O’Donnell	75%

Fiscal 2024 ICP – Performance Goals and Actual Performance

In early 2024, the Committee approved using Adjusted Operating Income, a non-GAAP financial measure, as the performance metric for the fiscal 2024 ICP. The Committee selected this performance metric as it believes that Adjusted Operating Income provides a meaningful representation of our core financial operating performance and is a key financial metric used by management and stakeholders and is prevalent in our industry. In setting the threshold, target, and maximum Company financial performance goals, the Committee considered specific circumstances facing the Company, historical performance, and investor expectations, as well as input from Korn Ferry. The table below sets forth the performance ranges, corresponding payout goals, and actual performance achievement for the fiscal 2024 ICP. The fiscal 2024 target goal was set 16% above the adjusted operating income reported for fiscal 2023. We do not make payouts below the threshold level.

Fiscal 2024 ICP Performance Goals and Actual Performance
	Threshold Payout	Target Payout	Maximum Payout	Actual Performance
Performance Range (Adjusted Operating Income*)	$82.0 million (78.5% of target)	$104.5 million	$115.0 million (110% of target)	$67.6 million
Payout Level	25%	100%	200%	0% payout achieved

*Adjusted Operating Income is a non-GAAP financial measure that means GAAP Operating Income as reported, adjusted to exclude any integration and restructuring costs, impairment charges, acquisition costs, and any other adjustments as separately identified in the Company’s quarterly earnings releases. Adjusted Operating Income also excludes the effect of changes in foreign currency exchange rates from the budgeted exchange rate.

Fiscal 2024 NEO Payouts

As noted in the table above, the Company earned $67.6 million in Adjusted Operating Income for fiscal 2024, which was below the threshold goal, resulting in no payout for any of the NEOs under the ICP. This result is consistent with the at-risk nature of incentive compensation and the linkage between pay and performance.

Fiscal 2024 NEO Cash Incentive Plan Payouts
Name	Payout Level Achieved	Actual Payout
Mr. Schottenstein	0%	$0
Mr. Howe	0%	$0
Mr. Poff	0%	$0
Ms. Ferrée	0%	$0
Ms. O’Donnell	0%	$0

III.    Long-Term Equity Incentive Compensation

We believe that our executive officers are in a position to make substantial contributions to the long-term success of the Company and should have a significant portion of compensation tied to such success. Long-term compensation creates a pay-for-performance culture that provides an incentive to contribute to the continued growth and development of our business and aligns the interests of executive officers with those of our shareholders. Ultimately, long-term compensation promotes the retention of our executive officers and creates the potential to maximize shareholder value. Our long-term incentive compensation utilized the following types of awards to achieve these goals, with each award weighted equally (i.e., 50%):

•Performance-based RSUs; and
•Time-based RSUs.

Fiscal 2024 Long-Term Equity Incentive Awards

In determining the value of annual long-term equity incentive awards, the Committee’s overall objective is consistent with our executive compensation philosophy to provide competitive long-term incentive compensation. Accordingly, in determining the award level for the fiscal 2024 long-term equity incentives, the Committee considered market data from Proxy Peer Group companies provided by Korn Ferry, as well as performance for each NEO. The Committee believes that the fiscal 2024 long-term equity incentive awards provide an appropriate incentive to the leadership team to focus on long-term shareholder value creation and, at the same time, sufficiently promote retention, which the Company believes is necessary in a competitive labor market.

The fiscal 2024 performance-based RSUs and time-based RSUs were awarded to our NEOs in March 2024 as part of the annual performance review process. These awards were made under the Designer Brands Inc. 2014 Long-Term Incentive Plan (as amended and restated, the “LTI Plan”), which was first approved by shareholders in 2014 and amended and restated first in

2020 and again in 2024. The following table reflects the number of performance-based RSUs and time-based RSUs that were awarded to our NEOs in March 2024.

Fiscal 2024 Annual Equity Grants (1)(2)
Name	# of Performance-Based RSUs (at Target)(3)	# of Time-Based RSUs Granted	Total Shares Granted (at Target)
Mr. Schottenstein	182,983	182,983	365,966
Mr. Howe	251,600	251,600	503,200
Mr. Poff	50,320	50,320	100,640
Ms. Ferrée	128,088	128,088	256,176
Ms. O’Donnell	45,745	45,745	91,490
(1)The annual long-term equity incentives were awarded on March 28, 2024, based on a stock price of $10.93.
(2)The performance-based RSUs and time-based RSUs reported in the table above do not include dividend equivalent units (DEUs) earned in fiscal 2024. Earned DEUs will be credited at the conclusion of the vesting period, if applicable.
(3)Reflects the total number of performance-based RSUs awarded in fiscal 2024. However, as noted below, the performance-based RSUs have a three year performance period, with one-third of the shares allocated to each of three one-year performance cycles. The Committee establishes the performance goal for each one-year performance cycle on an annual basis. For accounting purposes, the “grant date” for the performance-based RSUs follows the guidelines described in the Equity Grant Practices section, whereby the annual equity grant date is the seventh calendar day following the Company’s fiscal year-end earnings release. As a result, only one-third of the performance-based RSUs listed in the table had a “grant date” for accounting purposes in fiscal 2024.

Performance-Based RSUs

Performance-based RSUs awarded under the long-term incentive program reward NEOs in proportion to the Company’s financial performance based on the predetermined performance measure(s) selected by the Committee. In fiscal 2024, the performance-based RSU program was changed to focus on a three-year performance period, consisting of three one-year performance cycles. One-third of the target number of performance-based RSUs was allocated to each annual performance cycle. The NEO has the opportunity to earn all, a portion, or a multiple of the target number of performance-based RSUs allocated to each annual performance cycle based on the extent to which the Company achieves operating profit within the threshold to maximum range established by the Committee for that year’s performance cycle. The performance-based RSUs continue to comprise 50% of the total annual long-term incentive opportunity awarded to each NEO. The first of the three one-year performance periods ended on February 1, 2025, leveraging operating profit for the performance goal.

The Committee selected Adjusted Operating Income as the performance goal for the first one-year performance cycle consisting of the 2024 fiscal year, as it believes this metric provides a meaningful representation of our core financial operating performance and is a key financial metric used by management and other stakeholders. If threshold performance is not achieved during the first one-year performance cycle, then one-third of the performance-based RSUs are forfeited in their entirety. The performance-based RSUs earned, if any, for each annual performance cycle vest on the third anniversary of the award date.

The following table shows the minimum, target, and maximum levels, corresponding payout opportunities, and actual performance results for the fiscal 2024 performance cycle, which accounts for the first year of the three annual performance cycles. In setting the threshold, target, and maximum Company financial performance goals for fiscal 2024, the Committee considered specific circumstances facing the Company, historical performance, and investor expectations, as well as input from Korn Ferry.

Fiscal 2024 Performance-Based RSU Plan
	Minimum	Target	Maximum	Actual Results
One-Year Adjusted Operating Income*	$73.2 million	$104.5 million	$115.0 million	$67.6 million
Payout Range (as % of Target)	50%	100%	150%	0% payout achieved

*Adjusted Operating Income is a non-GAAP financial measure that means GAAP Operating Income as reported, adjusted to exclude any integration and restructuring costs, impairment charges, acquisition costs, and any other adjustments as separately identified in the Company’s quarterly earnings releases. Adjusted Operating Income also excludes the effect of changes in foreign currency exchange rates from the budgeted exchange rate.

As noted in the table above, the Company earned $67.6 million in Adjusted Operating Income during the one-year performance cycle that ended February 1, 2025, which was below the threshold goal, meaning that one-third of the performance-based RSUs granted to the NEOs in 2024 were forfeited. This result is consistent with the at-risk nature of incentive compensation and the linkage between pay and performance.

Fiscal 2024 Performance-Based RSUs Earned
Name	# of Performance-Based RSUs Earned
Mr. Schottenstein	0
Mr. Howe	0
Mr. Poff	0
Ms. Ferrée	0
Ms. O’Donnell	0

Time-Based RSUs

Time-based RSUs awarded under the long-term incentive program provide retention value because they generally vest 100% at the end of three years from the grant date. Since the stock unit value is tied directly to the market value of the Company’s common stock, the value delivered to the executive will increase and decrease with changes in stock price and still provides some retentive value even when the stock price is stable or declining.

Vesting of Fiscal 2021 Awards

As disclosed in the Company’s definitive proxy statement for the 2022 Annual Meeting of Shareholders, in fiscal 2021, the Committee granted long-term equity incentive awards to Messrs. Schottenstein and Poff, and Ms. Ferrée, that consisted of 50% time-based RSUs that cliff vested three years from the date of grant, and 50% performance-based RSUs. The Company exceeded the maximum adjusted operating goal set at the beginning of fiscal 2021, resulting in the maximum performance-based RSUs permissible under the plan at 150% of the target being granted to these three NEOs. Pursuant to the terms of these grants, the applicable time-based vesting requirements lapsed in March 2024. See the Fiscal 2024 Option Exercises and Stock Vested table for more information about the vesting of the time-based RSUs during fiscal 2024.

Benefits and Other Compensation Elements

401(k) Plan

The Company sponsors a tax-qualified 401(k) plan (the “401(k) Plan”), in which all eligible associates, including the NEOs, can elect to participate. Under the 401(k) Plan, participants are able to contribute up to 50% of their total eligible cash compensation (including base salary and annual cash incentive compensation) on a pre-tax or after-tax basis up to the limits imposed by the Code. The maximum allowable per participant deferral in calendar 2024 under the Code was $23,000 ($30,500 if at least age 50). The Company provides a 100% match on the first 3% contributed by a participant and an additional 50% match on the next 2% contributed by a participant. All matching contributions are 100% vested. Matching contributions are not made by the Company until participants have completed at least six months of service with the Company. In light of the matching contribution for participants, and under § 401(a)(17) of the Code, the maximum allowable annual company matching contribution per participant in calendar 2024 was $13,800. Participants can choose to invest their account balances in an array of investment alternatives (some of which are target date funds) as selected by plan fiduciaries. The Company’s stock fund is not among the investment alternatives available to plan participants. The 401(k) Plan allows multiple distribution options of all vested balances after termination of service. However, loans and in-service distributions under certain circumstances, such as a hardship, attainment of age 59-1/2, or a disability, are permitted for participants who are still active with the Company.

Nonqualified Deferred Compensation Plan

The Company sponsors a Nonqualified Deferred Compensation Plan (“Nonqualified Plan”), in which a select group of management and other highly-compensated associates, including NEOs, may participate. The Company does not provide a matching contribution in the Nonqualified Plan. In fiscal 2024, none of the NEOs participated in the Nonqualified Plan.

Under the Nonqualified Plan, eligible associates may contribute up to 70% of their base salary and 80% of their monthly and/or annual bonus on a pre-tax basis. Deferral elections are made annually related to future compensation, in compliance with §409A of the Code. Participating associates who also participate in the 401(k) Plan may earn a 401(k) make-up contribution if their contributions to the Nonqualified Plan reduce the matching contributions they receive in the 401(k) Plan. In order to maintain the Nonqualified Plan’s tax-deferred status, Nonqualified Plan assets are subject to the claims of the Company’s creditors. Participants choose to invest their account in an array of investment alternatives that generally mirror the investment alternatives under the 401(k) Plan. The Nonqualified Plan allows for in-service distributions in a lump sum. The Nonqualified Plan also allows for retirement distributions which are permitted as a lump sum or in three, five, or ten annual installments. Distribution elections are made when deferral elections are made in compliance with § 409A of the Code.

Termination and Change in Control Arrangements

The NEOs, other than Mr. Schottenstein, have standard executive agreements that entitle them to receive certain benefits and payments if their employment terminates in specified separation scenarios. All of the currently employed NEOs, and all participants in the LTI Plan, are entitled to certain payments or benefits upon a qualifying termination in connection with a change in control (“double trigger”), including potential acceleration of the vesting of outstanding equity awards pursuant to the LTI Plan. These arrangements are described under the Potential Payments upon Termination and Change in Control section. The executive severance agreements do not include specific amounts of salary, bonus opportunities, or equity-based compensation for future years.

Other Benefits and Perquisites

Our NEOs receive limited perquisites and other benefits as part of a competitive compensation package. For example, we provide our Executive Chairman with certain security services through the Company. Additionally, from time to time, we have paid for relocation costs. In fiscal 2024, Ms. O’Donnell relocated to join Designer Brands and the Company provided certain relocation benefits in accordance with our relocation policy. The amount of Ms. O’Donnell’s relocation benefit can be found in a footnote of the Summary Compensation Table. In the aggregate, these other benefits constitute only a small percentage of each NEO’s total compensation.

Executive Compensation Governance

Equity Grant Practices

The LTI Plan authorizes the issuance of equity awards, including options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, stock awards, performance awards, and other awards that are convertible into or otherwise based on stock. Under the LTI Plan, the Committee approves all equity awards and has not delegated to management the authority to approve equity awards. The Chair of the Committee has authority to approve equity awards in situations where it is not practical to bring the Committee together for such a purpose.

The Committee has a longstanding methodology to determine the grant date on which annual equity awards would be granted to eligible associates. The Committee determined that the annual equity grant date would be the seventh calendar day following the Company’s fiscal year-end earnings release. The Committee also reviews and considers approval of off-cycle equity awards recommended by management. These off-cycle equity awards reflect commitments made by the Company, subject to approval by the Committee, and are for current associates (generally in the case of promotion or retention), new hires who have already become employees of the Company, or prospective hires who have agreed to a start date with the Company. The grant date for current associates, and for new hires who have already become employees of the Company, is the date set by the Committee. The grant date is typically the first or the fifteenth of the month, whichever is closest following the start date, promotion date, or other event date. Additionally, the Committee does not coordinate equity grants so that they are made before announcement of favorable information or after announcement of unfavorable information. As a result, in all cases, the timing of grants of equity awards occurs independent of the release of any material nonpublic information, and the Committee does not time the disclosure of material nonpublic information for the purpose of affecting the value of equity-based compensation. During fiscal 2024, none of our associates were awarded stock options.

Compensation Risk Assessment

Annually, the Committee reviews the design and operation of our compensation policies and practices, including incentive compensation arrangements for our NEOs to determine whether the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

Based on the fiscal 2024 assessment, the Committee has determined that the risks arising from the Company’s compensation plans and policies are not reasonably likely to have a material adverse effect on the Company. Several factors contributed to this assessment, including the following:

•The Committee reviews the quality of our earnings prior to approving incentive payments;
•We provide a significant percentage of compensation based on performance, which is in turn based on short-term and long-term incentives that require sustained value creation over several years to earn target incentives;
•For cash incentive payments made under our ICP, the Committee provides a maximum payout (typically, 200% of target);
•The same financial metric (historically, Adjusted Operating Income) is used to determine short-term incentive payouts for all bonus eligible associates; and
•Certain payments to our NEOs are subject to recovery if we restate a financial statement due to material noncompliance with any financial reporting requirement under the securities laws and such noncompliance is a result of misconduct.

We will continue to monitor our compensation policies and practices to determine whether our risk management objectives are being met with respect to incentivizing the Company’s employees.

Stock Ownership Guidelines

The Company has implemented a stock ownership guideline for the CEO. Prior to March 14, 2024, the Company’s guideline provided that the CEO was encouraged to hold shares of the Company’s stock with a value at least equal to one times the CEO’s annual base salary, to be achieved within three years of becoming CEO. The guideline was revised by the Board on March 14, 2024, and from March 14, 2024 to March 13, 2025, the CEO was encouraged to hold shares of the Company’s stock with a value at least equal to two times the CEO’s annual base salary, to be achieved within five years of becoming CEO. The Board further revised the CEO stock ownership guideline on March 13, 2025, and the CEO is currently encouraged to hold shares of the Company’s stock with a value at least equal to three times the CEO’s annual base salary, and has five years from the date of the revised guideline to satisfy the stock ownership guideline. Mr. Howe currently owns shares in excess of the new ownership guideline.

Dodd-Frank Recoupment Policy

In September 2023, the Committee adopted the Dodd-Frank Compensation Recoupment Policy (the “Dodd-Frank Clawback Policy”) to comply with final rules required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) by the SEC and the NYSE. The Dodd-Frank Clawback Policy, effective as of December 1, 2023 and applicable to incentive-based compensation received on or after October 2, 2023, provides for the mandatory recoupment of erroneously awarded incentive-based compensation in the event of an accounting restatement.

LTI Plan Recoupment Policy

The LTI Plan also includes a compensation recoupment provision that allows the Company to recover payment relating to awards granted under the LTI Plan in certain circumstances, including if a participant engages in fraudulent conduct or activities relating to the Company or a participant knew or should have known of such conduct or activities. Additionally, the LTI Plan gives the Committee the authority to recoup certain compensation in the event that the Company restates its financial statements and, as a result of such restatement, the amount of compensation that would have been paid or payable pursuant to an award granted under the LTI Plan would have been lower had the financial results been properly reported. This policy is in addition to any requirements that might be imposed pursuant to applicable law, including the Dodd-Frank Clawback Policy.

Tax Considerations

Section 162(m) of the Code generally disallows deductibility of compensation that a publicly traded company pays to certain “covered employees,” over $1 million per year. Covered employees for this purpose include the Company’s CEO, CFO, the next three most highly compensated executive officers, and any such “covered employee” for a year after 2016. While the Committee considers tax consequences to the Company as a factor when it makes compensation determinations, the Committee reserves discretion to award compensation that is not fully deductible under Code § 162(m) if the Committee believes that such compensation will best attract, retain, and reward executives and contribute to our business objectives.

REPORT OF THE HUMAN CAPITAL AND COMPENSATION COMMITTEE

The Human Capital and Compensation Committee has reviewed and discussed the foregoing CD&A with management. Based on the Human Capital and Compensation Committee’s review and discussion with management, the Human Capital and Compensation Committee has recommended to the Board, and the Board has approved, that the CD&A be included in this Proxy Statement and incorporated by reference into our Annual Report.

Respectfully submitted,

Human Capital and Compensation Committee
Elaine J. Eisenman, Chair
Peter S. Cobb
Joanna T. Lau
Joanne Zaiac

The foregoing Human Capital and Compensation Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates the Report by reference therein.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table summarizes compensation earned by each of the NEOs during fiscal 2024, fiscal 2023, and fiscal 2022.

Name and Principal Position	Fiscal Year	Salary (1)	Bonus	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Jay L. Schottenstein Executive Chairman	2024	$1,000,000	–	$2,666,668	–	$273,514	$3,940,182
	2023	$1,019,231	–	$3,000,028	–	$269,736	$4,288,995
	2022	$989,231	–	$2,499,975	$949,662	$207,822	$4,646,690
Douglas M. Howe Chief Executive Officer	2024	$1,200,000	–	$3,666,654	–	$16,099	$4,882,753
	2023	$1,205,769	–	$4,500,008	–	$13,835	$5,719,612
	2022	$740,385	$250,000	$8,549,964	$1,497,375	$192,867	$11,230,591
Jared A. Poff Executive Vice President, Chief Financial Officer, and Chief Administrative Officer	2024	$700,000	–	$733,327	–	$15,267	$1,448,594
	2023	$698,077	–	$999,992	–	$13,898	$1,711,967
	2022	$592,308	–	$1,360,015	$227,446	$12,684	$2,192,453
Deborah L. Ferrée Vice Chair and Chief Product Officer	2024	$1,030,000	–	$1,866,669	–	$15,775	$2,912,444
	2023	$1,049,808	–	$2,800,013	–	$13,590	$3,863,411
	2022	$1,030,000	–	$2,799,972	$1,218,619	$12,530	$5,061,121
Andrea O'Donnell Executive Vice President President, Brands	2024	$825,000	$1,147,500	$666,654	–	$1,080,590	$3,719,744
	2023	N/A	N/A	N/A	N/A	N/A	N/A
	2022	N/A	N/A	N/A	N/A	N/A	N/A
_____________________________
(1)This amount reflects the base salary paid to each NEO for the applicable fiscal year.
(2)This column represents the aggregate grant date fair value of performance-based RSUs and time-based RSUs granted in each fiscal year in accordance with ASC 718. The awards do not necessarily correspond to the actual economic value that may be received by the NEOs. As noted above, the performance-based RSUs awarded in fiscal year 2024 had a three-year performance period, with one-third of the shares allocated to each of three one-year performance cycles. The Committee establishes the performance goal for each one-year performance cycle on an annual basis. Because the “grant date” for accounting purposes for the performance-based RSUs occurs when performance goals are approved each year, the amount listed in the Stock Awards column for the fiscal 2024 performance-based RSUs reflects the grant date fair value for only the first performance cycle, consisting of one-third of the total shares subject to the award. Assuming that the highest level of performance conditions would have been achieved for the first performance cycle, the grant date fair value of each NEO’s fiscal 2024 performance-based RSU would have been: $999,997 for Mr. Schottenstein, $1,374,999 for Mr. Howe, $274,993 for Mr. Poff, $700,001 for Ms. Ferrée, and $249,991 for Ms. O’Donnell. For additional information on the valuation assumptions, refer to Note 6 - Stock-Based Compensation to the Company’s financial statements included in the Annual Report. See the Grants of Plan-Based Awards Table for additional information on equity awards made in fiscal 2024.
(3)This column represents the dollar amount awarded to each NEO pursuant to our ICP for fiscal 2024, 2023, and 2022. The incentive amount earned for fiscal 2024 reflects a 0% payout under the fiscal 2024 ICP for each NEO based on a one-year performance period. See the CD&A section and the Grants of Plan-Based Awards Table for additional information on the fiscal 2024 ICP.

(4)The following table sets forth details about the amounts reported for fiscal 2024 in the “All Other Compensation” column of the Summary Compensation Table above:

Name	Security(a) ($)	Relocation(b) ($)	Relocation Tax Gross Up(b) ($)	401(k) Matching Contributions(c) ($)	Life Insurance Premium ($)	Total ($)
Jay L. Schottenstein	$273,124	—	$—	—	$390	$273,514
Douglas M. Howe	—	—	$—	$15,709	$390	$16,099
Jared A. Poff	—	—	$—	$14,877	$390	$15,267
Deborah L. Ferrée	—	—	$—	$15,385	$390	$15,775
Andrea O'Donnell	—	$917,456	$146,244	$16,500	$390	$1,080,590
_______________________________
(a)    For Mr. Schottenstein, the amount represents the aggregate incremental cost to the Company of security arrangements in addition to those provided during working days and for business travel. We provide a comprehensive security benefit to the Executive Chairman, a portion of which, based upon the disclosure rules, is deemed to be personal, although we believe there is a legitimate business reason for providing such a benefit. The incremental cost calculation for personal use security benefit includes driver overtime, fuel, tolls, driver public transportation and rental car use, maintenance, and other incidental costs incurred in connection with such personal use.
(b)    Amounts represents Company-paid relocation expenses and associated tax gross ups for Ms. O’Donnell. In fiscal 2024, Ms. O’Donnell relocated as a result of joining Designer Brands, and the Company provided certain relocation benefits in accordance with our relocation policy.
(c)     Amounts represent the 401(k) company match contributions made during fiscal 2024. The maximum 401(k) match for calendar year 2024 was $13,800. For all NEOs except Mr. Schottenstein, who is not a participant in the 401(k), the amounts shown exceed this limit as the time frame reported is based on our fiscal year whereas the maximum allowable matching contributions are based on the calendar year. Contributions made comply with limits set forth in the Code.

FISCAL 2024 GRANTS OF PLAN-BASED AWARDS

The following table provides information on awards granted to each of our NEOs.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Unit(3) (#)	Grant Date Fair Value of Stock and Option Awards(4)
	Approval Date	Grant Date	Threshold	Target	Maximum	Threshold (#)	Target (#)	Maximum (#)
Jay L. Schottenstein	N/A	N/A	$375,000	$1,500,000	$3,000,000	–	–	–	–	–
	3/28/2024	3/28/2024	–	–	–	30,497	60,994	91,492	–	$666,664
	3/28/2024	3/28/2024	–	–	–	–	–	–	182,983	$2,000,004
Douglas M. Howe	N/A	N/A	$450,000	$1,800,000	$3,600,000	–	–	–	–	–
	3/28/2024	3/28/2024	–	–	–	41,933	83,867	125,800	–	$916,666
	3/28/2024	3/28/2024	–	–	–	–	–	–	251,600	$2,749,988
Jared A. Poff	N/A	N/A	$131,250	$525,000	$1,050,000	–	–	–	–	–
	3/28/2024	3/28/2024	–	–	–	8,387	16,773	25,160	–	$183,329
	3/28/2024	3/28/2024	–	–	–	–	–	–	50,320	$549,998
Deborah L. Ferrée	N/A	N/A	$321,875	$1,287,500	$2,575,000	–	–	–	–	–
	3/28/2024	3/28/2024	–	–	–	21,348	42,696	64,044	–	$466,667
	3/28/2024	3/28/2024	–	–	–	–	–	–	128,088	$1,400,002
Andrea O'Donnell	N/A	N/A	$154,688	$618,750	$1,237,500	–	–	–
	3/28/2024	3/28/2024	–	–	–	7,624	15,248	22,873	–	$166,661
	3/28/2024	3/28/2024	–	–	–	–	–	–	$45,745	$499,993
_______________________________
(1)These columns represent possible payouts for fiscal 2024 under the fiscal 2024 ICP. See the CD&A for a discussion of the performance-based criteria applicable for these awards and the Summary Compensation Table for the actual amounts paid for fiscal 2024.
(2)Detailed in these columns are the number of shares underlying the first performance cycle of the fiscal 2024 performance-based RSUs, excluding dividend equivalent units. Generally, units will be credited with the same dividend that would be issued if the unit was a Class A Common Share. The amounts associated with the dividend equivalent units will not be distributed unless and until the award is settled. As noted above, the performance-based RSUs awarded in fiscal year 2024 had a three-year performance period, with one-third of the shares allocated to each of the three one-year performance cycles. The Committee establishes the performance goal for each one-year performance cycle on an annual basis and the shares earned, if any, cliff vest three years from the award date. These columns reflect the range of shares that potentially may be earned based on the extent to which the Company achieved the performance goal established for the fiscal 2024 performance cycle, which ended on February 1, 2025. The threshold represents the minimum number of shares that could be earned if the performance goal for the fiscal 2024 performance cycle were achieved at the threshold level (50%). The target represents the number of shares that could be earned upon 100% achievement of the performance goal for the fiscal 2024 performance cycle, and the maximum represents the maximum number of shares that could be earned if the performance goal for the fiscal 2024 performance cycle were achieved at the maximum level (150%). The Company did not achieve the threshold performance level for the fiscal 2024 performance cycle, and therefore one-third of the performance-based RSUs awarded in fiscal 2024 were forfeited.
(3)Detailed in this column is the number of shares underlying the time-based RSUs granted under the LTI Plan on the dates indicated in the “Grant Date” column, excluding dividend equivalent units. Generally, units will be credited with the same dividend that would be issued if the unit was a Class A Common Share. The amounts associated with the dividend equivalent units will not be distributed unless and until the stock unit award is settled. RSUs granted in fiscal 2024 will vest 100% on the third anniversary of the grant date.
(4)Amounts reported in the “Grant Date Fair Value of Stock Options and Awards” column represent the grant date fair value of equity awards granted during fiscal 2024 computed in accordance with ASC 718. For additional information on the valuation assumptions, refer to Note 6 to the financial statements in the Annual Report.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2024

The following table provides information regarding outstanding equity awards held as of February 1, 2025 by each of the NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number Of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Unit of Stock That Have Not Vested(1) (#)	Market Value of Shares or Units of Stock That Have Not Vested(2) ($)	Number of Unearned Shares, Units or Other Rights That Have Not Vested	Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Jay L. Schottenstein	95,690	—	—	$37.50	3/24/2025	553,278(3)	$2,782,988	125,754(3)	$632,543
	63,105	—	—	$23.21	12/15/2025
	106,340	—	—	$27.00	3/22/2026
	179,970	—	—	$19.02	3/21/2027
Douglas Howe	—	—	—	$—	—	821,501(4)	$4,132,150	172,908(4)	$869,727
Jared A. Poff	8,545	—	—	$37.50	3/24/2025	168,156(5)	$845,825	34,582(5)	$173,947
	10,845	—	—	$23.21	12/15/2025
	9,875	—	—	$27.00	3/22/2026
	38,565	—	—	$19.02	3/21/2027
Deborah L. Ferrée	191,385	—	—	$37.50	3/24/2025	505,890(6)	$2,544,627	88,027(6)	$442,776
	212,680	—	—	$27.00	3/22/2026
	359,935	—	—	$19.02	3/21/2027
Andrea O'Donnell	—	—	—	$—	—	122,513(7)	$616,240	31,438(7)	$158,133
_______________________________
(1)Amounts shown are inclusive of accrued dividend equivalent units (DEUs). Performance-based RSUs awarded in fiscal 2024 reflect 0% attainment for the first performance cycle of the three-year performance period and target attainment for the second and third performance cycles. The one-year performance period for the performance-based RSUs granted in fiscal 2022 has lapsed, and these RSUs are now only subject to time-based vesting.
(2)Represents the closing share price of the Company’s Class A Common Shares on the last day of the fiscal year ($5.03) multiplied by the number of shares not yet vested or earned.
(3)Performance-based RSU awards vest on March 24, 2025 (80,935) and March 28, 2027 (125,754). Time-based RSU awards vest on March 24, 2025 (98,579), March 23, 2026 (185,134), and March 28, 2027 (188,630).
(4)Performance-based RSU awards vest on May 30, 2025 (63,324) and March 28, 2027 (172,908). Time-based RSU awards vest on May 30, 2025 (221,112), March 23, 2026 (277,702), and March 28, 2027 (259,363).
(5)Performance-based RSU awards vest on March 24, 2025 (24,606) and March 28, 2027 (34,582). Time-based RSU awards vest on March 24, 2025 (29,968), March 23, 2026 (61,710), and March 28, 2027 (51,872).
(6)Performance-based RSU awards vest on March 24, 2025 (90,647) and March 28, 2027 (88,027). Time-based RSU awards vest on March 24, 2025 (110,410), March 23, 2026 (172,792), and March 28, 2027 (132,041).
(7)Performance-based RSU awards vest on March 28, 2027 (31,438). Time-based RSU awards vest on February 1, 2026 (37,677), February 1, 2027 (37,680), and March 28, 2027 (47,156).

FISCAL 2024 OPTION EXERCISES AND STOCK VESTED

The following table provides information regarding the vesting of time-based RSUs during fiscal 2024 for the NEOs. No stock options were exercised during fiscal 2024 by the NEOs.

	Stock Awards
Name	Number of Shares Acquired on Vesting(1) (#)	Value Realized On Vesting(2) ($)
Jay L. Schottenstein	168,507	$1,890,649
Douglas M. Howe	140,507	$1,310,930
Jared A. Poff	50,549	$567,160
Deborah L. Ferrée	235,908	$2,646,888
Andrea O'Donnell	37,675	189,505
_______________________________
(1)Reflects vesting of time-based RSU awards upon completion of the required vesting periods. Amounts represent the number of shares for stock awards that vested on applicable vesting dates, prior to the withholding of shares to satisfy taxes, and inclusive of dividend equivalent units that accrued during the performance period. After shares were withheld to satisfy taxes, the NEOs received the following number of shares: Mr. Schottenstein received 114,019; Mr. Howe received 91,786; Mr. Poff received 33,797; Ms. Ferrée received 142,277; and Ms. O’Donnell received 21,769.
(2)The amounts shown in the “Value Realized On Vesting” column are calculated based on the closing market price of the Company’s Class A Common Shares on the applicable trading day before the dates that each award vested.

FISCAL 2024 NONQUALIFIED DEFERRED COMPENSATION

Name	Plan	Executive Contributions in Last FY ($)(1)	Designer Brands Inc. Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions in Last FY ($)	Aggregate Balance at Last FYE ($)(3)
Jay L. Schottenstein	Designer Brands Inc. Nonqualified Deferred Compensation Plan	—	—	—	—	—
Douglas M. Howe	Designer Brands Inc. Nonqualified Deferred Compensation Plan	—	—	—	—	—
Jared A. Poff	Designer Brands Inc. Nonqualified Deferred Compensation Plan	—	—	$18,881	—	$323,071
Deborah L. Ferrée	Designer Brands Inc. Nonqualified Deferred Compensation Plan	—	—	—	—	—
Andrea O'Donnell	Designer Brands Inc. Nonqualified Deferred Compensation Plan	—	—	—	—	—
_______________________________
(1)None of the NEO’s contributed to the Nonqualified Deferred Compensation Plan in fiscal 2024.
(2)Aggregate earnings in the last fiscal year are not reflected in the fiscal 2024 Summary Compensation Table because the earnings were neither preferential nor above-market. See the “Nonqualified Deferred Compensation Plan” subsection of the CD&A for a further description of the applicable plan.
(3)Mr. Poff was an active participant in the Nonqualified Deferred Compensation Plan in fiscal 2017, 2018, and 2019, all of which was previously reported as compensation in the Summary Compensation Tables for each of fiscal 2017, 2018, and 2019.

Potential Payments Upon Termination and Change in Control

Standard Executive Agreements with NEOs

Messrs. Howe and Poff and Mses. Ferrée and O’Donnell have standard executive agreements with the Company that provide for payments and benefits following termination of their employment without “cause.” The agreement with Ms. Ferrée also includes payments and benefits if she terminates employment for “good reason.”

Generally, pursuant to the NEOs’ standard executive agreements, other than Mr. Schottenstein, who does not have an employment agreement, if the Company involuntarily terminates the NEO’s employment without “cause,” and in the case of Ms. Ferrée, if she terminates her employment for “good reason,” each NEO, other than Mr. Schottenstein, is entitled to receive the following:

(i)    salary continuation for a 12-month period (and 18 months in the case of Mr. Howe) based on the executive’s salary as of the date of termination;
(ii)    a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year in which the termination occurs;
(iii)    one year (18 months in the case of Mr. Howe) of accelerated vesting with respect to outstanding stock options, performance-based and time-based RSUs; and
(iv)    reimbursement for the cost of maintaining continuing health coverage under Consolidated Omnibus Budget Reconciliation Act (“COBRA”) for a period of no more than 12 months following the date of termination (18 months in the case of Ms. Ferrée and Mr. Howe), less the amount the executive is expected to pay as a regular employee premium for such coverage.

“Cause” is defined in the standard executive agreements, generally, as the executive’s (i) breach of Section 1.00 of the agreement; (ii) willful, illegal, or grossly negligent conduct that is materially injurious to the Company; (iii) violation of laws or regulations governing the Company; (iv) breach of fiduciary duty, expressly including the duties of good faith, ordinary care, and to act in a manner that is not opposed to the best interests of the Company; (v) material misrepresentation or dishonesty in violation of the Company’s policies and procedures; (vi) involvement in any act of moral turpitude that has or could reasonably have an injurious effect on the Company or its reputation; (vii) breach of the terms of non-solicitation or confidentiality clauses; or (viii) conviction of any crime that constitutes a felony or misdemeanor involving moral turpitude.

“Good reason” is defined in Ms. Ferrée’s agreement, generally, as (i) a material reduction in the executive's duties, responsibilities, or status; (ii) changes in title; (iii) the permanent assignment of job duties materially inconsistent with those originally contemplated; (iv) failure to maintain the executive's relative level of coverage under employee benefit or retirement plans, policies, practices, or arrangements as in effect on the effective date of the agreement; or (v) any material breach of the agreement.

Each NEO is also eligible for the Company’s Survivor Benefit. In the event of the death of a full-time U.S.-based Designer Brands Associate, the Company will pay their beneficiary or estate a survivor benefit equivalent to 80 hours of pay at their regular hourly wage.

Also, pursuant to the ICP, if employment terminates as a result of death or disability, the NEO is entitled to receive a pro-rata share of any annual cash incentive bonus paid for performance in the fiscal year in which the termination occurs, but only if the performance criteria applicable to that performance period are met at the end of that performance period.

Each NEO’s standard executive agreement also contains confidentiality and non-disparagement provisions effective through the term of their agreement, a non-competition provision effective through the longer of one year following termination of employment or the period of any salary continuation, and a non-solicitation provision effective through the longer of two years following termination of employment or the period of any salary continuation. Under these standard executive agreements, an NEO’s receipt of benefits is conditioned on their compliance with the above provisions. In addition, as a part of their standard executive agreements, NEOs are required to execute a release of any claims against the Company that the NEO may have related to their employment.

Equity Plans

The Company has the Designer Brands Inc. 2014 Long-Term Incentive Plan, as amended and restated (the "LTI Plan"), in place, which was approved by shareholders at the 2024 Annual Meeting of Shareholders and provides for the issuance of stock-based compensation awards to eligible recipients.

The LTI Plan provides for accelerated vesting of equity awards granted thereunder upon certain qualifying employment terminations following a change in control. In the event of a change in control (as defined in the LTI Plan) and to the extent that outstanding awards are not assumed by a successor entity or replaced with a replacement award: (i) all options and stock appreciation rights will immediately vest and become exercisable; (ii) the restrictions on all RSUs will lapse and all time-based RSUs will vest immediately; and (iii) all performance-based RSUs will immediately vest and be considered earned and paid in full “at target” as if the applicable performance goal had been achieved. Additionally, the Human Capital and Compensation Committee may provide in the applicable award agreement that if within two years of a change in control a plan participant is involuntarily terminated by the Company for reasons other than cause or good reason, then (i), (ii), and (iii) above shall occur. The Human Capital and Compensation Committee, as constituted before a change in control, may also provide for the cancellation of an award for an amount of cash equal to the difference between the exercise price and the then fair market value of the shares of Class A common stock had such award been currently exercisable, make any adjustment deemed appropriate to reflect the change in control, or cause an outstanding award to be assumed by the successor entity after the change in control.

Quantitative Information Upon a Change in Control

The table below reflects the amount of compensation payable to each of our NEOs upon a hypothetical termination of employment or change of control. The estimated value of the benefits described above, which are presented in the following table, are calculated as if (i) the respective termination or change in control event occurred on February 1, 2025 (the last day of fiscal 2024) and (ii) our stock price was $5.03, the closing market price of our Class A Common Shares on January 31, 2025, the last trading day of fiscal 2024 (in case of termination or change in control under our LTI Plan). The salary continuation amounts below are based on each NEO’s salary as of the end of fiscal 2024. The actual amounts to be paid will only be determinable at the time of actual payment.

FISCAL 2024 POTENTIAL TERMINATION AND CHANGE IN CONTROL PAYMENTS

	Value of Accelerated Equity Awards ($)
Named Executive Officer	Involuntary Termination Without Cause or Voluntary Termination for Good Reason(1)	Involuntary Termination Because of Death or Disability(2)	Voluntary Termination Because of Retirement(3)	Involuntary Termination due to Change in Control(4)
Jay L. Schottenstein
Salary Continuation	–	$38,462	–	–
Cash Incentive(6)	–	$1,500,000	–	$1,500,000
Benefit Continuation	–	–	–	–
Accelerate Vesting of Equity	–	$3,415,531	–	$3,415,531
Total	–	$4,953,993	–	$4,915,531
Douglas M. Howe
Salary Continuation(5)	$1,800,000	$46,154	–	–
Cash Incentive(6)	$1,800,000	$1,800,000	–	$1,800,000
Benefit Continuation(7)	$27,529	–	–	–
Accelerate Vesting of Equity	$2,827,554	$5,001,877	–	$5,001,877
Total	$6,455,083	$6,848,031	–	$6,801,877
Jared A. Poff
Salary Continuation(5)	$700,000	$26,923	–	–
Cash Incentive(6)	$525,000	$525,000	–	$525,000
Benefit Continuation(7)	$16,180	–	–	–
Accelerate Vesting of Equity	$274,507	$1,019,772	–	$1,019,772
Total	$1,515,687	$1,571,695	–	$1,544,772
Deborah L. Ferrée
Salary Continuation(5)	$1,030,000	$39,615	–	–
Cash Incentive(6)	$1,287,500	$1,287,500	–	$1,287,500
Benefit Continuation(7)	$9,293	–	–	–
Accelerate Vesting of Equity	$1,011,317	$2,987,403	–	$2,987,403
Total	$3,338,110	$4,314,518	–	$4,274,903
Andrea O'Donnell
Salary Continuation(5)	$825,000	$31,731	–	–
Cash Incentive(6)	$618,750	$618,750	–	$618,750
Benefit Continuation(7)	$16,971	–	–	–
Accelerate Vesting of Equity	$189,505	$774,374	–	$774,374
Total	$1,650,226	$1,424,855	–	$1,393,124
_______________________________
(1)The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of performance-based and time-based RSUs that otherwise would have vested during the one year following the NEO’s date of termination (18 months in the case of Mr. Howe).
(2)The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of performance-based and time-based RSUs that would vest immediately upon the NEO’s date of death or disability.
(3)The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all performance-based and time-based RSUs that would vest immediately upon the NEO’s date of voluntary retirement under the terms of the applicable award agreement.
(4)The amount reported for “Accelerated Vesting of Equity” reflects the intrinsic value of all performance-based and time-based RSUs that would vest immediately upon involuntary termination due to Change in Control based on the value of the unvested awards using the closing stock price on the last day of the fiscal year.

(5)The amount reported reflects the continued payment of base salary for a period of 12 months at the rate in effect on the NEO’s date of termination (or, in the case of Mr. Howe 18 months).
(6)The amount reported for “Involuntary Termination Without Cause” reflects each NEO’s cash incentive bonus at target. The amount reported for “Involuntary Termination Due to Death or Disability” and “Involuntary Termination Due to Change in Control” reflects each NEO’s annual cash incentive bonus at target, and assumes the applicable performance criteria has been achieved as of the end of the performance period. The amounts shown represent target awards under the fiscal 2024 ICP. For additional information regarding the fiscal 2024 ICP, see the “Performance-Based Short-Term Cash Incentive Plan” subsection of the CD&A.
(7)The amount reported reflects the cost of maintaining health care coverage for a period of 12 months (or, in the case of Mr. Howe and Ms. Ferrée, 18 months) at the coverage level in effect as of the NEO’s date of termination. The cost of maintaining health care coverage is calculated as the difference between (i) the Company’s cost of providing the benefits and (ii) the amount the NEO paid for such benefits as of the NEO’s date of termination.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following disclosure related to our CEO’s compensation as compared to the compensation of all of our other employees. In making this pay ratio disclosure, other companies may use assumptions, estimates, and methodologies different than ours; as a result, the following information may not be directly comparable to the information provided by other companies in our peer group or otherwise. The pay ratio included in this information is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K.

For the fiscal 2024, the median employee identified is the same individual as in the prior fiscal year, 2023. This consistency is due to no significant changes in our employee population or compensation arrangements that would impact the median employee determination.

The median employee was determined using a consistently applied compensation measure. The method used to identify the median employee was to first rank-order all employees (including full-time, part-time, seasonal, and temporary, but excluding the CEO) employed as of the end of the fiscal year, based on total earnings, and then to select the middle employee. Total earnings included all wages reported to the IRS and Canadian Revenue Agency as taxable wages. For the purposes of the disclosure, we converted the compensation elements paid to our employees in Canada from Canadian dollars to U.S. dollars using the Bank of Canada’s fiscal 2024 average exchange rate of 0.75.

Our median employee continues to be a part-time store associate in one of our DSW stores, who worked, on average, approximately 24 hours per week.

In identifying the median employee using the method described above, we excluded approximately 165 associates and consultants from six countries identified below, which together represent less than 5% of our workforce, as permitted under the de minimis exemption to the SEC rules.

Country	Associates
Brazil	6
Cambodia	2
China	130
India	12
South Korea	2
Vietnam	13
Mr. Howe had a 2024 annual total compensation of $4,882,753, as reflected in the Summary Compensation Table included in this Proxy Statement. Our median employee’s annual total compensation for fiscal 2024 determined on the same basis was $18,544. As a result, the ratio of the annual total compensation of the CEO to the annual total compensation of the median employee of the Company was approximately 263:1.

Pay Versus Performance Disclosure

As required by Item 402(v) of Regulation S-K, we are providing the following information regarding the relationship between executive compensation actually paid (“CAP”), as calculated under applicable SEC rules, and our financial performance for each of the last five completed fiscal years. As required by SEC rules, the table presented below discloses CAP for (i) the Company’s principal executive officer (“PEO”), (ii) the Company’s former principal executive officer (“Former PEO”), and (iii) the Company’s NEOs other than the PEO (the “non-PEO NEOs”), on an average basis.

The methodology for calculating amounts presented in the columns “CAP to PEO,” “CAP to Former PEO,” and “Average CAP to Non-PEO NEOs,” including details regarding the amounts that were deducted from, and added to, the Summary Compensation Table (“SCT”) totals to arrive at the values presented for CAP, are provided in the footnotes to the table. A narrative discussion of the relationship between CAP and the Company performance measures (i) listed in the table below and (ii) that the Company has deemed most important in linking CAP during fiscal 2024 to Company performance is also presented below. The Human Capital & Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

We have identified Adjusted Operating Income as our Company-Selected Measure that represents, in our view, the most important financial performance measure used to link CAP to our performance.

Pay Versus Performance Table

							Value of Initial Fixed $100 Investment Based On:
Year	SCT Total for PEO(1)	CAP to PEO(2)	SCT Total for Former PEO(1)	CAP to Former PEO(2)	Average SCT Total for Non-PEO NEOs(1)	Average CAP to Non-PEO NEOs(2)	Company TSR	Peer Group TSR(3)	Net Income (Loss)(4)	Adjusted Operating Income (Loss)(5)
Fiscal 2024	$4,882,753	$(988,658)	—	—	$3,005,241	$857,413	$38.14	$235.55	$(10,549,000)	$67,616,000
Fiscal 2023	$5,719,612	$4,974,958	$1,044,875	$(6,606,073)	$2,647,301	$1,531,139	$68.02	$178.76	$29,062,000	$89,936,000
Fiscal 2022	$8,530,705	$4,674,582	—	—	$5,786,341	$3,966,731	$76.07	$163.57	$162,676,000	$205,300,000
Fiscal 2021	$9,735,430	$11,931,817	—	—	$4,373,388	$5,214,144	$91.28	$176.79	$154,481,000	$214,156,000
Fiscal 2020	$12,081,703	$19,358,683	—	—	$4,723,649	$6,863,250	$87.43	$174.54	$(488,719,000)	$(424,200,000)

(1)The PEO for fiscal 2022, 2021 and 2020 was Roger Rawlins. The PEO for fiscal 2023 and 2024 was Douglas Howe. The Former PEO for fiscal 2023 was Roger Rawlins. The non-PEO NEOs in fiscal 2024 were Jay Schottenstein, Jared Poff, Deborah Ferrée, and Andrea O’Donnell. The non-PEO NEOs in fiscal 2023 were Jay Schottenstein, Jared Poff, Deborah Ferrée, Laura Davis (formerly Denk) and William Jordan. The non-PEO NEOs in fiscal 2022 were Jay Schottenstein, Jared Poff, Douglas Howe, and Deborah Ferrée. The non-PEO NEOs in fiscal 2021 and 2020 were Jay Schottenstein, Jared Poff, Deborah Ferrée and William Jordan.
(2)CAP reflects the exclusions and inclusions of certain amounts for the PEO, Former PEO and the Non-PEO NEOs as set forth in the table below. Equity values are calculated in accordance with FASB ASC Topic 718.
(3)We used the S&P MidCap 400 Retail Index as our peer group for purposes of Item 201(e) of Regulation S-K to calculate peer group total shareholder return. Total shareholder return (“TSR”) for both the Company and the peer group is based on an initial $100 investment, measured on a cumulative basis from the market close on January 28, 2020, through and including the end of the fiscal year for which TSR is being presented in the table. TSR calculations reflect reinvestment of dividends.
(4)Amounts shown are net income (loss) attributable to Designer Brands Inc., as reflected in our Annual Report on Form 10-K for each of fiscal 2024, 2023, 2022, 2021, and 2020.

(5)Adjusted Operating Income (Loss) is a non-GAAP financial measure used as the only metric for the Designer Brands Inc. ICP and performance-based LTIP approved by the Human Capital and Compensation Committee for the reported years. Items adjusted from reported Operating Income (Loss) may vary from year to year and may differ from the items identified in the Company’s quarterly earnings releases. For fiscal 2024, Adjusted Operating Income means GAAP Operating Income as reported, adjusted to exclude any integration and restructuring expenses, impairment charges, acquisition costs, and any other adjustments as separately identified in the Company’s quarterly earnings releases. Adjusted Operating Income also excludes the effect of changes in foreign currency exchange rates from the budgeted exchange rate.

SCT Total for PEO to CAP to PEO Reconciliation and Average SCT Total for Non-PEO NEOs to CAP to Average CAP to Non-PEO NEOs Reconciliation:

Year	Executive	Reported SCT Total	Exclusion of Stock Awards and Option Awards(a)	Inclusion of Equity Values(b)	CAP
Fiscal 2024	PEO	$4,882,753	$(3,666,654)	$(2,204,757)	$(988,658)
	Non-PEO NEO Average	$3,005,241	$(1,483,329)	$(664,499)	$857,413
Fiscal 2023	PEO	$5,719,612	$(4,500,008)	$3,755,354	$4,974,958
	Non-PEO NEO Average	$2,647,301	$(1,780,007)	$663,845	$1,531,139
Fiscal 2023	Former PEO	$1,044,875	–	$(7,650,947)	$(6,606,073)
	Non-PEO NEO Average	$2,647,301	$(1,780,007)	$663,845	$1,531,139
Fiscal 2022	PEO	$8,530,705	$(6,000,021)	$2,143,898	$4,674,582
	Non-PEO NEO Average	$5,786,341	$(3,802,481)	$1,982,871	$3,966,731
Fiscal 2021	PEO	$9,735,430	$(5,000,038)	$7,196,425	$11,931,817
	Non-PEO NEO Average	$4,373,388	$(1,612,501)	$2,453,257	$5,214,144
Fiscal 2020	PEO	$12,081,703	$(9,695,004)	$16,971,984	$19,358,683
	Non-PEO NEO Average	$4,723,649	$(3,061,750)	$5,201,351	$6,863,250

(a) Amounts in the “Exclusion of Stock Awards and Option Awards” column are based on the amounts set forth in the “Stock Awards” and “Option Awards” columns set forth in the SCT for the applicable fiscal year, if any.
(b) The amounts in the “Inclusion of Equity Values” column of the table above are derived from the amounts set forth in the following table. The equity award adjustments set forth below for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.

Year	Executive	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year	Plus, Change in Fair Value of Prior Year to Last Day of Year of Unvested Equity Awards	Plus, Vesting Date Fair Value of Equity Awards Granted During Year that Vested During Year	Plus, Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year	Minus, Fair Value at Last Day of Prior Year of Equity Awards that Failed to Meet the Vesting Conditions in the Year	Plus, Value of Dividends or Other Earnings Paid on Outstanding Stock or Option Awards Not Otherwise Reflected in Fair Value or Other Compensation	Total Equity Award Adjustments
Fiscal 2024	PEO	$2,609,192	$(2,349,737)	–	$16,861	$2,481,073	–	$(2,204,757)
	Non-PEO NEO Average	$1,055,543	$(971,994)	–	$189,249	$937,297	–	$(664,499)
Fiscal 2023	PEO	$4,962,145	$(536,107)	–	$(532,829)	$137,855	–	$3,755,354
	Non-PEO NEO Average	$1,689,248	$(226,288)	–	$(260,708)	$538,406	–	$663,845
Fiscal 2023	Former PEO	–	–	–	$(2,901,797)	$4,749,150	–	$(7,650,947)
	Non-PEO NEO Average	$1,689,248	$(226,288)	–	$(260,708)	$538,406	–	$663,845
Fiscal 2022	PEO	$4,724,958	$(3,558,165)	–	$977,106	–	–	$2,143,898
	Non-PEO NEO Average	$2,820,728	$(934,551)	–	$96,694	–	–	$1,982,871
Fiscal 2021	PEO	$5,197,536	$825,780	–	$1,173,109	–	–	$7,196,425
	Non-PEO NEO Average	$1,676,193	$257,512	–	$519,552	–	–	$2,453,257
Fiscal 2020	PEO	$18,345,465	$(497,587)	–	$28,417	$904,311	–	$16,971,984
	Non-PEO NEO Average	$5,794,128	$41,029	–	$(387,005)	$246,801	–	$5,201,351

All outstanding stock options were fully vested prior to fiscal 2023. For prior years, stock option fair values, as of each measurement date, were determined using valuation assumptions and methodologies (including expected term, volatility, dividend yield, and risk-free interest rates) that are generally consistent with those used to estimate fair value at grant. The below valuation assumptions used to calculate option fair values differed materially from those at the time of grant:

•Risk-free rates range from 0.12% to 1.36% for the pay versus performance valuations versus a range of 1.39% to 2.04% for grant date valuations.
•The expected term estimate ranges from 0.56 years to 7 years for the pay versus performance valuations versus a range of 5.14 years to 5.56 years for the grant date valuations.

Valuation assumptions for full value shares includes the following:

Market Price at Current FYE	$5.03
Market Price at Prior FYE	$9.21
Range of Vest Date Market Prices	$5.03 - $11.22
All other valuation assumptions are not substantially different than the grant date assumptions and there were no changes in calculation methodology.

Narrative Discussion of Relationship between CAP and Financial Performance Measures

One objective of the “Pay Versus Performance Table” is to illustrate how performance-based features in our executive compensation program operate to index pay to performance.

In addition to reviewing this discussion and the Pay Versus Performance Table above, we encourage you to read the CD&A section of this Proxy Statement, which explains our executive compensation philosophy and programs and compensation decisions relating to fiscal 2024 compensation for our NEOs.

The following graphs provide additional details regarding the relationship between various performance measures, as further discussed below, and CAP for the PEO and the average CAP to Non-PEO NEOs in fiscal 2020, 2021, 2022, 2023, and 2024 and includes CAP for the Former PEO in 2023. The graphs reflecting CAP for the PEO include the CAP for Roger L. Rawlins as CEO in fiscal 2020, 2021, and 2022 and the CAP for Douglas M. Howe as CEO in fiscal 2023 and 2024. The graphs reflecting CAP for the Former PEO include the CAP for Mr. Rawlins as the former CEO in fiscal 2023.

As reflected below, the CAP for the Former PEO in fiscal 2023 was significantly impacted by the change in stock price used to determine long-term equity values and the value of equity that was forfeited due to the Former PEO’s end of employment in fiscal 2023. Additionally, as reflected below, CAP values in fiscal 2020 were artificially inflated by the change in stock price from the beginning and end of fiscal 2020. Since long-term equity constitutes a substantial proportion of our NEOs’ compensation mix, the CAP calculation is heavily influenced by the change in stock price used to determine long-term equity values.

Relationship between CAP and TSR

The graph below reflects the relationship between the CAP to PEO, Former PEO (for 2023 only) and Average CAP to Non-PEO NEO and the Company’s cumulative indexed TSR and peer group TSR (assuming an initial fixed investment of $100) for fiscal 2020, 2021, 2022, 2023 and 2024.

Relationship between CAP and Net Income (Loss)

As the tables below illustrate, net income (loss) in fiscal 2020 was materially negatively impacted by the COVID-19 pandemic.

The graph below reflects the relationship between the CAP to PEO, Former PEO (for 2023 only) and Average CAP to Non-PEO NEO and the Company’s net income (loss) for fiscal 2020, 2021, 2022,2023, and 2024.

Relationship between CAP and Adjusted Operating Income (Loss)

As the tables below illustrate, the Company’s Adjusted Operating Income (loss) in fiscal 2020 was materially negatively impacted by the COVID-19 pandemic.

The graph below reflects the relationship between the CAP to PEO, Former PEO (for 2023 only) and Average CAP to Non-PEO NEO and the Company’s Adjusted Operating Income (loss) for fiscal 2020, 2021, 2022, 2023 and 2024.

The following table sets forth the most important financial performance measure used by the Company to link CAP (for all NEOs) to Company performance for fiscal 2024, as further described in the CD&A within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation.”

Most Important Financial Measures
Company Adjusted Operating Income (Loss)*

* Adjusted Operating Income (Loss) is a non-GAAP financial measure used as the only metric for the Designer Brands Inc. ICP and performance-based LTIP approved by the Human Capital and Compensation Committee for the reported years. Items adjusted from reported Operating Income (Loss) may vary from year to year and may differ from the items identified in the Company’s quarterly earnings releases. For fiscal 2024, Adjusted Operating Income means GAAP Operating Income as reported, adjusted to exclude any integration and restructuring costs, impairment charges, acquisition costs, and any other adjustments as separately identified in the Company’s quarterly earnings releases. Adjusted Operating Income also excludes the effect of changes in foreign currency exchange rates from the budgeted exchange rate.

PROPOSAL 3 — ADVISORY VOTE ON THE COMPENSATION OF NAMED EXECUTIVE OFFICERS

This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s shareholders the opportunity to express their views on the compensation of its NEOs in accordance with Section 14A of the Exchange Act. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the Company’s compensation philosophy, policies, and practices described in this Proxy Statement.

At the 2024 Annual Meeting of Shareholders, approximately 95% of the votes cast on the advisory say-on-pay vote on executive compensation were voted in favor of the proposal. The Human Capital and Compensation Committee viewed the vote as a strong expression of our shareholders’ general satisfaction with the Company’s current executive compensation program. As a result, the Human Capital and Compensation Committee decided that it was not necessary to implement material changes to our executive compensation programs specifically in response to the 2024 say-on-pay vote.

In accordance with Section 14A of the Exchange Act, the Company asks that you indicate your approval of the compensation paid to our NEOs as described in this Proxy Statement in the CD&A, compensation tables, and narratives included elsewhere in this Proxy Statement.

Because your vote is advisory, it will not be binding on the Board. However, the Board and the Human Capital and Compensation Committee will review the voting results and take them into consideration when making future decisions regarding executive compensation.

For the reasons discussed in this Proxy Statement, the Board recommends that shareholders vote to approve the following resolution:

“RESOLVED, that the 2024 compensation of the Named Executive Officers of the Company, as disclosed pursuant to Item 402 of Regulation S-K, including the CD&A, compensation tables and narrative discussion in this Proxy Statement, is approved.”

The Board has adopted a policy providing for annual say-on-pay advisory votes. The next say-on-pay advisory vote will be held at our 2026 Annual Meeting of Shareholders. We anticipate that shareholders will next have the opportunity to vote on the frequency of future say-on-pay advisory votes at the 2029 Annual Meeting of Shareholders.

Vote Required

Under our Code of Regulations, approval of this proposal requires the affirmative vote of the holders of the greater of (i) a majority of the shares required to constitute a quorum for such meeting, in which case abstentions and broker non-votes have the effect of votes “Against” the proposal, and (ii) a majority of the shares voted on such proposal, in which case abstentions and broker non-votes are disregarded and have no effect on the outcome of the vote.

Your Board unanimously recommends a vote “FOR” the approval of the resolution relating to the compensation of our Named Executive Officers.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Security Ownership of Certain Beneficial Owners

The following table sets forth information with respect to the only persons known to us to own beneficially more than 5% of our outstanding Class A or Class B Common Shares as of March 31, 2025, unless as otherwise specified:

	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned		Percentage of Combined Voting Power of All Classes of Common Shares
Name and Address of Beneficial Owner	Class A	Class B(1)	Class A	Class B
Jay L. Schottenstein	14,839,451(2)	7,720,154(2)	30.7%	99.8%	67.4%
4300 East Fifth Avenue
Columbus, OH 43219
Schottenstein RVI, LLC	7,928,117(2)	7,298,593(2)	16.5%	94.4%	57.8%
4300 East Fifth Avenue
Columbus, OH 43219
Stone House Capital Management, LLC	5,000,000(3)	–	12.4%	–	4.9%
1019 Kane Concourse, Suite 202
Bay Harbor Islands, FL 33154
BlackRock, Inc.	3,517,829(4)	–	8.7%	–	3.4%
55 East 52nd Street
New York, NY 10055
Dimensional Fund Advisors LP	2,754,126(5)	–	6.8%	–	2.7%
6300 Bee Cave Rd., Bldg. One
Austin, TX 78746
The Vanguard Group	2,589,491(6)	–	6.4%	–	2.5%
100 Vanguard Boulevard
Malvern, PA 19355
Fund 1 Investments, LLC	2,057,453(7)	–	5.1%	–	2.0%
100 Carr 115, Unit 1900
Rincon, Puerto Rico 006677
______________________________
(1)Each Class B Common Share of Designer Brands Inc. is exchangeable into one Class A Common Share.
(2)Mr. Schottenstein beneficially owns 14,839,451 Class A Common Shares of Designer Brands Inc. in the aggregate. This includes (i) 26,100 Class A Common Shares held by the Jerome Schottenstein Fund A Revocable Trust, of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose of such shares; (ii) 1,418,030 shares held by the Jay Schottenstein Revocable Trust 2009, of which Mr. Schottenstein acts as co-trustee and has shared power to vote and dispose of such shares; (iii) 63,754 shares held by the Lori Schottenstein 1984 Subchapter S Trust, of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares; (iv) 40,000 shares held by the Geraldine Schottenstein Trust UAD 07/01/1998 Amended & Restated 08/14/2008, of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares; (v) 236,528 Class A Common Shares held by Schottenstein SEI, LLC (“SSEI”) (Mr. Schottenstein is manager of SSEI); (vi) 1,273,099 shares held by Schottenstein Realty LLC, of which Mr. Schottenstein is a member by virtue of various family trusts, a director, Chairman and Chief Executive Officer and has shared power to vote and dispose of such shares; (vii) 349,415 Class A Common Shares that Mr. Schottenstein has a right to purchase within 60 days of March 31, 2025; (viii) 629,524 Class A Common Shares held by Schottenstein RVI, LLC (“Schottenstein RVI”) (Mr. Schottenstein is manager of Schottenstein RVI); (ix) 1,161,436 Class A Common Shares held by Susan S. Diamond, her spouse, and certain of her lineal descendants and affiliates (the Diamond Affiliates), of which Mr. Schottenstein has sole voting power with respect to such shares, pursuant to a voting agreement; (x) 1,864,597 Class A Common Shares held by Jubilee Limited Partnership of which Mr. Schottenstein acts as trustee of trusts that hold the shares of the general partner of Jubilee Limited Partners and has sole power to vote and dispose of such shares; and (xi) 56,814 shares held by the Saul Schottenstein Subchapter S Trust #4, of which Mr. Schottenstein is trustee and has sole power to vote and dispose of such shares.
Also included in the aggregate number of Class A Common Shares that Mr. Schottenstein beneficially owns are the following Class B Common Shares that may be converted into Class A Common Shares on a one-for-one basis at any time: (i) 71,905 Class B Common Shares held by the Jay Schottenstein Revocable Trust 2009; (ii) 349,656 Class B Common Shares held by SSEI; and (iii) 7,298,593 Class B Common Shares held by Schottenstein RVI.
(3)Based solely upon information contained in Amendment No. 2 to Schedule 13G filed with the SEC on December 12, 2024, as of December 10, 2024, Stone House Capital Management, LLC has sole voting power over 0 shares, shared voting power over 5,000,000 shares, sole dispositive power over 0 shares, and shared dispositive power over 5,000,000 shares.
(4)Based solely upon information contained in Amendment No. 3 to Schedule 13G filed with the SEC on October 7, 2024, as of September 30, 2024, BlackRock, Inc. has sole voting power over 3,432,965 shares, shared voting power over 0 shares, sole dispositive power over 3,517,829 shares, and shared dispositive power over 0 shares.
(5)Based solely upon information contained in Schedule 13G filed with the SEC on October 31, 2024, as of September 30, 2024, Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting power over 2,691,899 shares, shared voting power over 0 shares, sole dispositive power over 2,754,126 shares, and shared dispositive power over 0 shares.

(6)Based solely upon information contained in Amendment No. 18 to Schedule 13G filed with the SEC on January 30, 2025, as of December 31, 2024, The Vanguard Group, an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, has sole voting power over 0 shares, shared voting power over 17,723 shares, sole dispositive power over 2,554,975 shares, and shared dispositive power over 34,516 shares.

(7)Based solely upon information contained in Schedule 13G filed with the SEC on February 14, 2025, as of December 31, 2024, Fund 1 Investments, LLC has sole voting power over 0 shares, shared voting power over 2,057,453 shares, sole dispositive power over 0 shares, and shared dispositive power over 2,057,453 shares.

The information with respect to beneficial ownership is based upon information furnished by the shareholder or information contained in filings made with the SEC.

Security Ownership of Management and Directors

The following table sets forth, as of March 31, 2025, information with respect to our Class A and Class B Common Shares owned beneficially by each director and NEO individually, and by all directors and executive officers as a group:

	Number of Shares Beneficially Owned(1)(2)		Percentage of Shares Beneficially Owned(3)		Percentage of Combined Voting Power of All Classes of Common Shares
Name	Class A	Class B	Class A	Class B
John W. Atkinson	18,776	–	*	–	*
Peter S. Cobb	109,691	–	*	–	*
Elaine J. Eisenman	185,984	–	*	–	*
Deborah L. Ferrée	1,021,582	–	2.5%	–	1.1%
Douglas M. Howe	249,848	–	*	–	*
Joanna T. Lau	150,029	–	*	–	*
Andrea O’Donnell	21,769	–	*	–	*
Richard A. Paul	46,733	–	*	–	*
Jared A. Poff	344,023	–	*	–	*
Jay L. Schottenstein(4)	14,839451	7,720,154	30.7%	99.8%	67.4%
Joseph A. Schottenstein(5)	1,494,561	–	3.7%	–	1.5%
Harvey L. Sonnenberg	66,378	–	*	–	*
Allan J. Tanenbaum(6)	247,328	–	*	–	*
Joanne Zaiac	95,061	–	*	–	*
All directors and executive officers as a group (16 persons)**	17,658,497	7,720,154	35.6%	99.8%	69.1%
_________________________________________
*    Represents less than 1% of outstanding Common Shares.
**    Includes shares held by Laura T. Davis and Mary Turner, who are not named in the table.
(1)Each Class B Common Share of Designer Brands is exchangeable into one Class A Common Share.
(2)Except as otherwise noted, the persons named in this table have sole power to vote and dispose of the shares listed. This table includes Class A Common Shares identified in the following table as to which the named person has the right to acquire beneficial ownership upon the exercise of options exercisable and restricted stock units vesting within

60 days of March 31, 2025, and upon the payment of vested deferred share units on a one-for-one basis upon retirement from the Board within 60 days of March 31, 2025:

Beneficial Owner	Stock Options Exercisable within 60 days of March 31, 2025	Share Units Vesting within 60 days of March 31, 2025
John W. Atkinson	–	18,776
Peter S. Cobb	–	109,691
Elaine J. Eisenman	–	170,415
Deborah L. Ferrée	572,615	–
Douglas M. Howe	–	63,324
Joanna T. Lau	–	52,170
Andrea O’Donnell	–	–
Richard A. Paul	–	–
Jared A. Poff	59,285	–
Jay L. Schottenstein	349,415	–
Joseph A. Schottenstein	–	–
Harvey L. Sonnenberg	–	63,198
Allan J. Tanenbaum	–	197,363
Joanne Zaiac	–	46,501
All directors and executive officers as a group (16 persons)	981,315	721,438

(3)The percentage is based upon 40,211,479 Class A Common Shares and 7,732,733 Class B Common Shares outstanding on March 31, 2025, plus the number of shares a person has the right to acquire within 60 days of March 31, 2025.
(4)Please see footnote (2) to the table above under “Security Ownership of Certain Beneficial Owners” for additional information about Mr. Schottenstein’s beneficial ownership.
(5)Includes 1,273,099 shares held by Schottenstein Realty LLC, of which Mr. Schottenstein is an Executive Vice President and has shared power to vote and dispose of such shares, and 31,050 shares held by various family trusts of which Mr. Schottenstein is co-trustee and has shared power to vote and dispose of such shares.
(6)Mr. Tanenbaum pledged 27,746 shares as security for a line of credit in fiscal 2016.

The foregoing information with respect to beneficial ownership is based upon information furnished by each director or executive officer, or information contained in filings made with the SEC.

Equity Compensation Plan Information

The following table sets forth additional information, as of February 1, 2025, about our Class A Common Shares that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements, divided between plans approved by our shareholders and plans or arrangements not submitted to our shareholders for approval. The information includes the number of shares covered by, and the weighted average exercise price of, outstanding options, warrants and other rights and the number of shares remaining available for future grants, excluding the shares to be issued upon exercise of outstanding options, warrants and other rights.

	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)(2)(3)	(b) Weighted-average exercise price of outstanding options, warrants and rights(2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))(3)
Equity compensation plans approved by security holders	7,846,353	$25.54	29,609,731
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	7,846,353	$25.54	29,609,731
_________________________________________
N/A - Not applicable
(1)DSW Inc. 2005 Equity Incentive Plan, as amended and restated in 2021.
(2)Includes 1,423,926 shares issuable pursuant to the exercise of outstanding stock options, 4,743,468 shares issuable pursuant to restricted stock units, 1,012,882 shares issuable pursuant to performance-based restricted stock units and 666,077 shares issuable pursuant to director stock units. Since the restricted stock units, performance-based restricted stock units and director stock units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).
(3)LTI Plan.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our executive officers, directors, and “beneficial owners” of more than 10% of our Class A Common Shares to file stock ownership reports and reports of changes in ownership with the SEC. Based on a review of those reports and written representations from the reporting persons, we believe that during fiscal 2024, all transactions were reported on a timely basis except for one Form 4 reporting one late transaction for Ms. Mary Turner due to administrative error.

VIRTUAL MEETING INFORMATION

Attending the Virtual 2025 Annual Meeting
The 2025 Annual Meeting will be a virtual-only meeting conducted exclusively by live audio cast. There will not be a physical location for our 2025 Annual Meeting, and you will not be able to attend in person. We believe that the virtual platform provides greater shareholder participation, as shareholders can virtually attend the 2025 Annual Meeting regardless of their physical location.
To participate in the virtual meeting, please visit www.virtualshareholdermeeting.com/DBI2025 and enter the 16-digit control number included in your Notice, on your proxy card, or on the instructions that accompanied your proxy materials. If you hold your shares through an intermediary, such as a bank or broker, and did not receive a 16-digit control number, please contact your broker, bank or other similar organization to obtain a legal proxy to be able to participate in or vote at the 2025 Annual Meeting. Accordingly, only authenticated shareholders who owned our Common Shares as of the close of business on April 24, 2025, will be able to participate in the 2025 Annual Meeting. You may begin to log into the meeting platform beginning at 12:45 p.m. Eastern Time on Wednesday, June 18, 2025. The meeting audio cast will begin promptly at 1:00 p.m. Eastern Time on June 18, 2025.
The virtual meeting platform is fully supported across browsers running the most updated version of applicable software and plug-ins. Please ensure that you have a strong Wi-Fi connection wherever you intend to participate in the meeting. Please also give yourself sufficient time to log-in, allow ample time for the check-in procedures, and ensure you can hear the streaming audio before the meeting starts. Help and technical support for accessing and participating in the virtual meeting will be available by following the instructions on the virtual meeting website (see “Other Important Information” for additional details).
Shareholders will be able to submit questions online during the 2025 Annual Meeting, and our CEO or General Counsel will answer shareholder questions during the live Q&A session. To ensure the meeting is conducted in a manner that is fair to all shareholders, the chair of the meeting may exercise broad discretion in recognizing shareholders who wish to participate, the order in which questions are asked, and the amount of time devoted to any one question. We will answer questions relevant to meeting matters that comply with the meeting rules of conduct during the 2025 Annual Meeting, subject to time constraints. However, we reserve the right to exclude questions that are not pertinent to meeting matters or to edit profanity or other inappropriate language. Questions regarding personal matters or matters not relevant to meeting matters will not be answered. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition. Questions relevant to meeting matters that we do not have time to answer during the meeting will be posted to our website following the meeting. By virtually attending the 2025 Annual Meeting, shareholders agree to abide by the agenda and procedures for the 2025 Annual Meeting.
In the event of technical difficulties with the 2025 Annual Meeting, we expect that an announcement will be made on www.virtualshareholdermeeting.com/DBI2025. If necessary, the announcement will provide updated information regarding the date, time, and location of the 2025 Annual Meeting. Any updated information regarding the Annual Meeting will also be posted on our Investor Relations website at investors.designerbrands.com.
Voting at the Virtual 2025 Annual Meeting
You may vote online during the virtual 2025 Annual Meeting by following the instructions provided at www.virtualshareholdermeeting.com/DBI2025. Please have your 16-digit control number provided on your Notice, proxy card, or VIF available when you access the virtual meeting website.
We encourage shareholders to vote before the 2025 Annual Meeting. Most shareholders have a choice of voting before the 2025 Annual Meeting by proxy over the internet, by telephone, or by using a traditional proxy card or VIF. Refer to the Notice or your proxy card or VIF to see which options are available to you and how to use them. The internet and telephone voting procedures are designed to authenticate shareholders’ identities and to confirm that their instructions have been properly recorded.
Other Important Information
Although the live audio cast is available only to Designer Brands’ shareholders as of the record date, a replay of the meeting will be made available on our website after the meeting and will remain available for approximately 30 days following the meeting. If you encounter any technical difficulties with the virtual meeting website on the meeting day, please call the technical support number that will be posted on the virtual meeting log-in page. Technical support will be available starting at 12:45 p.m. Eastern Time and until the meeting has finished.

OTHER MATTERS

Shareholder Director Nominees
Shareholders who intend to nominate a person for election as a director at the 2026 Annual Meeting of Shareholders (the “2026 Annual Meeting”) must provide advance written notice to us in accordance with our Code of Regulations. Our Code of Regulations sets forth the procedures that must be followed and the information that must be provided in order for a shareholder to nominate a person for election as director at the 2026 Annual Meeting. Among other requirements, such nominations with respect to the 2026 Annual Meeting must be submitted in writing between March 20, 2026, and April 19, 2026, to Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219, Attention: Corporate Secretary. If the date of the 2026 Annual Meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the 2025 Annual Meeting, or in the case of a special meeting of shareholders, director nominations must be received by our Corporate Secretary within seven days after we mail or otherwise provide public notice of the meeting.
Each such submission must include the requisite information as set forth in, and in accordance with, our Code of Regulations. In addition to satisfying these and the above requirements, to comply with the universal proxy rules, shareholders who intend to solicit proxies in support of director nominees other than the Company’s director nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than April 20, 2026, to the Corporate Secretary, Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219.
Shareholder Proposals
In order to be considered for inclusion in the Company’s proxy materials distributed to shareholders prior to the 2026 Annual Meeting, a shareholder proposal made pursuant to Rule 14a-8 under the Exchange Act must be received by Designer Brands no later than the close of business on January 2, 2026. Written requests for inclusion should be addressed to: Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219. It is suggested that you mail your proposal by certified mail, return receipt requested.
Shareholders of record who do not submit a proposal for inclusion in the Company’s proxy materials under SEC Rule 14a-8, but who intend to introduce an item of business at the 2026 Annual Meeting of Shareholders must provide advance written notice to us in accordance with our Code of Regulations. Our Code of Regulations sets forth the procedures that must be followed and the information that must be provided in order for a shareholder to introduce an item of business at the 2026 Annual Meeting. We must receive notice of your intention to introduce a nomination or other item of business at the 2026 Annual Meeting no earlier than March 20, 2026, and no later than April 19, 2026. Such notice should be addressed to Corporate Secretary, Designer Brands Inc., 810 DSW Drive, Columbus, Ohio 43219, and must include the information set forth in our Code of Regulations. You may obtain a copy of our Code of Regulations upon request by writing to the Secretary at our principal executive offices. The proxy solicited by our Board for the 2026 Annual Meeting will confer discretionary authority with respect to any such proposal.
Shareholder Communications to the Board
Shareholders and interested parties may communicate with the Board or individual directors (including the non-employee or independent directors as a group) directly by writing to the directors in care of our Corporate Secretary, 810 DSW Drive, Columbus, Ohio 43219, in an envelope clearly marked “shareholder communication.” Such communications will be provided promptly and, if requested, confidentially to the respective directors.
General Information
A copy of our Annual Report, as filed with the SEC, will be sent to any shareholder without charge upon written request, addressed to the Investor Relations Department, 810 DSW Drive, Columbus, Ohio 43219.
Management is not aware of any other business being properly brought before the 2025 Annual Meeting. However, if any other matters shall properly come before such meeting, it is the intention of the persons named in the form of proxy to vote such proxy in accordance with their best judgment on such matters.
It is important that proxies be returned promptly. Therefore, whether or not you expect to virtually attend the 2025 Annual Meeting, you are urged to complete and submit your proxy.
Householding
Shareholders who share the same last name and address will receive one package containing a separate Notice for each individual shareholder at that address. Shareholders who have elected to receive paper copies and who share the same last name and address will receive only one set of our Annual Report and Proxy Statement, unless such shareholders have notified us that they wish to continue receiving multiple copies. This method of delivery, known as “householding,” will help ensure that shareholder households do not receive multiple copies of the same document, helping to reduce our printing and postage costs, as well as saving natural resources.
If you hold our stock certificates or have book-entry shares at Computershare, you can opt out of the householding practice and receive prompt delivery of a separate copy of the materials by contacting Broadridge Financial Solutions, Inc. via telephone at 1-866-540-7095 or in writing addressed to 51 Mercedes Way, Edgewood, New York 11717, Attention: Householding Department. If you would like to opt out of this practice and you are a beneficial holder, please contact your bank or broker.
If you are receiving multiple copies of proxy materials at your household and would prefer to receive a single copy of these materials, please contact Broadridge at the above telephone number or address. If you are a beneficial holder, please contact your bank or broker.

DESIGNER BRANDS

DSW
DESIGNER SHOE WAREHOUSE®
RUBINO
the shoe co.
CROWN VINTAGE
Hush Puppies
Jessica Simpson
Keds
KELLY & KATIE
LUCKY BRAND
MIX NO. 6
topo
athletic
VINCE CAMUTO

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLYTHIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V73600-P27025 ! ! ! For All Withhold All For All Except For Against Abstain ! !! ! !! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. DESIGNER BRANDS INC. 01) Elaine J. Eisenman 02) Joanna T. Lau 03) Joseph A. Schottenstein 04) John W. Atkinson 2. Ratification of the appointment of Deloitte & Touche LLP as our independent registered accounting firm for the fiscal year ending January 31, 2026. 3. Advisory vote on the compensation paid to our named executive officers in the fiscal year ended February 1, 2025. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney-in-fact, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer(s) and specify the title(s) of such officer(s). The Board of Directors recommends you vote FOR each of the following director nominees: The Board of Directors recommends you vote FOR proposals 2 and 3. NOTE: The proxy holders are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting and any postponements, continuations, or adjournments thereof. 1. Election of Directors: SCAN TO VIEW MATERIALS & VOTEw DESIGNER BRANDS INC. 810 DSW DRIVE COLUMBUS, OH 43219 ATTN: CORPORATE SECRETARY VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/DBI2025 You may attend the meeting via the Internet and vote online during the virtual meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 17, 2025. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V73601-P27025 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2024 Annual Report on Form 10-K are available at www.proxyvote.com. DESIGNER BRANDS INC. 810 DSW DRIVE, COLUMBUS, OHIO 43219 ANNUAL MEETING OF SHAREHOLDERS - JUNE 18, 2025 THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Designer Brands Inc. (the "Company") hereby appoints Lisa M. Yerrace and Jared A. Poff, or either of them individually, as attorneys and proxies with full power of substitution to vote all common shares of the Company which the undersigned is entitled to vote at the Annual Meeting of Shareholders (the "2025 Annual Meeting") of the Company to be held via live audio cast at www.virtualshareholdermeeting.com/DBI2025 on Wednesday, June 18, 2025 at 1:00 p.m., Eastern Time, and at any postponements, continuations, or adjournments thereof, with all of the powers such undersigned shareholder would have if personally virtually present at the 2025 Annual Meeting, for the purposes listed on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE WITH RESPECT TO A MATTER, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NOMINEES TO THE BOARD OF DIRECTORS (PROPOSAL 1), "FOR" THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JANUARY 31, 2026 (PROPOSAL 2), "FOR" THE ADVISORY VOTE ON THE COMPENSATION PAID TO OUR NAMED EXECUTIVE OFFICERS IN THE FISCAL YEAR ENDED FEBRUARY 1, 2025 (PROPOSAL 3), AND IN THE DISCRETION OF THE PROXY HOLDER(S) ON ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE 2025 ANNUAL MEETING AND ANY POSTPONEMENTS, CONTINUATIONS, OR ADJOURNMENTS THEREOF. Continued and to be signed on reverse side